 Filed Pursuant to Rule 424(b)(3)
 Registration No. 333-267174
PROSPECTUS
Prologis, L.P.
Offers to Exchange
All Outstanding Notes of the Series Specified Below
and Solicitations of Consents to Amend the Related Indentures
Early Expiration Date: 5:00 p.m., New York City Time, September 14, 2022 unless extended
Final Expiration Date: 5:00 p.m., New York City Time, October 4, 2022 unless extended
Prologis, L.P., a limited partnership organized under the laws of Delaware (“Prologis OP”), is conducting the exchange offers and the solicitation of consents set forth in this prospectus and related letter of transmittal and consent (“letter of transmittal”) in connection with, and subject to the consummation of, the planned merger (as defined below) of Duke Realty Corporation (“Duke Realty”) and Prologis, Inc. (“Prologis”) pursuant to the agreement and plan of merger referred to below. Prologis OP is offering to exchange all validly tendered and accepted notes that were issued by Duke Realty Limited Partnership (“Duke Realty OP,” Duke Realty’s operating partnership) with notes to be issued by Prologis OP, each as described in the table below.
Aggregate Principal Amount	Series of Notes Issued by Duke Realty OP to be Exchanged (Collectively, the “Duke Realty Notes”)	CUSIP No. of the Duke Realty Notes	Series of Notes to be Issued by Prologis OP (Collectively, the “Prologis Notes”)	Exchange Consideration(1)		Early Participation Premium	Total Consideration(1)(2)
				Prologis Notes (principal amount)	Cash	Prologis Notes (principal amount)	Prologis Notes (principal amount)	Cash
$375,000,000	3.250% Senior Notes due June 30, 2026	26441YAZ0	3.250% Senior Notes due June 30, 2026	$970	$1	$30	$1,000	$1
$475,000,000	3.375% Senior Notes due December 15, 2027	26441YBA4	3.375% Senior Notes due December 15, 2027	$970	$1	$30	$1,000	$1
$50,000,000	7.250% Senior Notes due June 15, 2028	26441QAC8	7.250% Senior Notes due June 15, 2028	$970	$1	$30	$1,000	$1
$450,000,000	4.000% Senior Notes due September 15, 2028	26441YBB2	4.000% Senior Notes due September 15, 2028	$970	$1	$30	$1,000	$1
$400,000,000	2.875% Senior Notes due November 15, 2029	26441YBC0	2.875% Senior Notes due November 15, 2029	$970	$1	$30	$1,000	$1
$350,000,000	1.750% Senior Notes due July 1, 2030	26441YBE6	1.750% Senior Notes due July 1, 2030	$970	$1	$30	$1,000	$1
$450,000,000	1.750% Senior Notes due February 1, 2031	26441YBF3	1.750% Senior Notes due February 1, 2031	$970	$1	$30	$1,000	$1
$500,000,000	2.250% Senior Notes due January 15, 2032	264414AX1	2.250% Senior Notes due January 15, 2032	$970	$1	$30	$1,000	$1
$325,000,000	3.050% Senior Notes due March 1, 2050	26441YBD8	3.050% Senior Notes due March 1, 2050	$970	$1	$30	$1,000	$1

(1)
Consideration per $1,000 principal amount of Duke Realty Notes validly tendered and accepted for exchange, subject to any rounding as described herein.

(2)
Includes the Early Participation Premium (as defined below) for Duke Realty Notes validly tendered prior to the Early Expiration Date described below and not validly withdrawn.

In exchange for each Duke Realty Note that is validly tendered and accepted, holders will receive a new Prologis Note in a principal amount equal to the applicable exchange consideration of such tendered Duke Realty Note. The principal amount of each new Prologis Note will be rounded down, if necessary, to the nearest whole multiple of $1,000, and Prologis LP will pay cash for the remaining portion, if any, of the exchange consideration of such Duke Realty Note plus accrued and unpaid interest with respect to that portion.
Specifically, (a) in exchange for each $1,000 principal amount of Duke Realty Notes that is validly tendered prior to 5:00 p.m., New York City time, on September 14, 2022 unless extended (the “Early Expiration Date”), and not validly withdrawn, holders will receive total consideration consisting of (i) the exchange consideration of $970 principal amount of Prologis Notes plus $1 in cash and (ii) an “Early Participation Premium” of $30 principal amount of Prologis Notes, and (b) in exchange for each $1,000 principal amount of Duke Realty Notes that is validly tendered after the Early Expiration Date but prior to the Final Expiration Date (as defined below), and not validly withdrawn, holders will receive only the exchange consideration consisting of $970 principal amount of Prologis Notes plus $1 in cash.
If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date, but you will not receive the applicable Early Participation Premium unless you validly re-tender prior to the Early Expiration Date. If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Final Expiration Date, but you may not withdraw the related consent and you will not receive the applicable Early Participation Premium. If you validly tender Duke Realty Notes after the Early Expiration Date and before the Final Expiration Date, you will not receive the applicable Early Participation Premium and you may withdraw your tender and the related consent at any time prior to the Final Expiration Date.
Tender instructions for each series of Duke Realty Notes will be accepted in authorized denominations of $2,000 and integral multiples of $1,000 in excess thereof, except for the 7.250% Senior Notes due June 15, 2028, which will be accepted in authorized denominations of $1,000 and integral multiples thereof. The applicable exchange consideration and Early Participation Premium will be calculated only on current principal amounts outstanding as of the Settlement Date (as defined below). For illustrations on how the exchange consideration and Early Participation Premium will be calculated, see “The Exchange Offers and Consent Solicitations.”
Each new Prologis Note issued in exchange for a Duke Realty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Duke Realty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Duke Realty Note. The new Prologis Notes will be subject to certain covenants that may be different from the covenants applicable to the corresponding Duke Realty Notes, without giving effect to the Proposed Amendments (as defined below), as described further under “Description of the Differences Between the Prologis Notes and the Duke Realty Notes.”
The exchange offers will expire at 5:00 p.m., New York City time, on October 4, 2022 unless extended (the “Final Expiration Date”). You may withdraw tendered Duke Realty Notes at any time prior to the Final Expiration Date. As of the date of this prospectus, there was $3,375,000,000 principal amount of outstanding Duke Realty Notes.
Concurrently with the exchange offers, Prologis OP is also soliciting consents from each holder of the Duke Realty Notes upon the terms and conditions set forth in this prospectus and the related letter of transmittal to certain proposed amendments described below (the “Proposed Amendments”) to (i) the Indenture, dated September 19, 1995, between Duke Realty OP and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association (successor in interest to The First National Bank of Chicago)), as trustee (the “1995 Indenture Trustee”), as amended and supplemented (the “1995 Indenture”) and (ii) the Indenture, dated July 28, 2006, between Duke Realty OP and The Bank of New York Mellon Trust Company, N.A. (as successor to J.P. Morgan Trust Company, National Association), as trustee (the “2006 Indenture Trustee” and, together with the 1995 Indenture Trustee, the “Trustees”), as amended and supplemented (the “2006 Indenture” and, together with the 1995 Indenture, the “Duke Realty Indentures”).
A holder validly tendering Duke Realty Notes for exchange will, by tendering those notes, be deemed to have validly delivered its consent to the Proposed Amendments to the applicable Duke Realty Indenture, as further described under “The Proposed Amendments.” If the Requisite Consents (as defined below) of the holders of a majority in aggregate principal amount of the Duke Realty Notes issued under the applicable Duke Realty Indenture voting as a single class, as described more fully herein, are received, then it is anticipated that Duke Realty OP and the applicable Trustee will enter into a supplemental indenture with respect to the affected notes that will, subject to the successful completion of the applicable exchange offer, have the effect of eliminating certain covenants contained in the applicable Duke Realty Indenture that afford protection to holders of Duke Realty Notes, including substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of Duke Realty OP to merge, consolidate or sell all or substantially all of its properties or assets.
Prologis OP’s obligations to complete the exchange offers and consent solicitations are conditioned upon, among other things, consummation of the merger and receipt of valid consents sufficient to effect the Proposed Amendments to the Duke Realty Indentures. The merger and related transactions are not conditioned upon the commencement or completion of the exchange offers or consent solicitations.
Prologis and Duke Realty have agreed to a merger under the terms of an Agreement and Plan of Merger, dated as of June 11, 2022 (the “merger agreement”), by and among Prologis, Prologis OP, Compton Merger Sub LLC (“Prologis Merger Sub”), Compton Merger Sub OP LLC (“Prologis OP Merger Sub”), Duke Realty and Duke Realty OP. The merger agreement provides that, subject to the terms and conditions set forth in the merger agreement, (a) Duke Realty will merge with and into Prologis Merger Sub (the “company merger”), with Prologis Merger Sub surviving the merger and remaining a wholly owned subsidiary of Prologis, (b) thereafter, Prologis and Prologis Merger Sub will cause all of the outstanding equity interests of Prologis Merger Sub to be contributed to Prologis OP in exchange for the issuance by Prologis OP of partnership interests in Prologis OP to Prologis and/or its subsidiaries as directed by Prologis (the “contribution and issuance”), and (c) thereafter, Prologis OP Merger Sub will merge with and into Duke Realty OP, with Duke Realty OP continuing as the surviving entity and a wholly owned subsidiary of Prologis OP (the “partnership merger” and, together with the company merger, the “merger”). The parties expect the merger to be completed in the fourth quarter of 2022.
We plan to issue the Prologis Notes promptly on or about the second business day following the Final Expiration Date (the “Settlement Date”).
This investment involves risks. Prior to participating in any of the exchange offers and consenting to the Proposed Amendments to the applicable Duke Realty Indenture, please see the section entitled “Risk Factors” beginning on page 25 of this prospectus and in the reports filed with the Securities and Exchange Commission by Prologis OP and Duke Realty OP from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and Form 10-Q, for a discussion of the risks that you should consider in connection with your investment in the Prologis Notes.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
None of Prologis, Prologis OP, Duke Realty, Duke Realty OP, any of their respective subsidiaries, the exchange agent, the information agent, the Trustees or the dealer managers makes any recommendation as to whether holders of Duke Realty Notes should exchange their notes in the applicable exchange offers or deliver consents to the Proposed Amendments to the applicable Duke Realty Indenture.

The dealer managers for the exchange offers and solicitation agents for the consent solicitations are:
TD Securities           Wells Fargo Securities

The date of this prospectus is September 14, 2022

ABOUT THIS PROSPECTUS
The information contained in this prospectus is not complete and may be changed. You should rely only on the information provided in or incorporated by reference in this prospectus, any prospectus supplement or documents to which Prologis OP otherwise refers you. Prologis OP has not authorized anyone else to provide you with different information. Prologis OP is not making an offer of any securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
This prospectus is part of a registration statement that Prologis OP has filed with the Securities and Exchange Commission (the “SEC”). You should read this prospectus and any prospectus supplement together with the registration statement, the exhibits thereto and the additional information described under the heading “Where You Can Find More Information.”

i

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
The statements in this document that are not historical facts may contain “forward-looking statements.” These forward-looking statements are based on current expectations, estimates and projections about the industry and markets in which Prologis and Duke Realty operate as well as beliefs and assumptions of management of Prologis and management of Duke Realty. Such statements involve uncertainties that could significantly impact financial results of Prologis or Duke Realty. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “could,” and “will” including variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. All statements that address operating performance, events or developments that Prologis or Duke Realty expect or anticipate will occur in the future — including statements relating to the potential benefits of the proposed merger, the expected timing to complete the proposed merger, rent and occupancy growth, acquisition and development activity, contribution and disposition activity, general conditions in the geographic areas where Prologis and Duke Realty operate, Prologis’ and Duke Realty’s respective debt, capital structure and financial position, Prologis’ and Duke Realty’s respective ability to earn revenues from co-investment ventures, form new co-investment ventures and the availability of capital in existing or new co-investment ventures — are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Prologis and Duke Realty believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, neither Prologis nor Duke Realty can give assurance that these expectations will be attained, and therefore actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to:
(i)
Prologis’ and Duke Realty’s ability to complete the proposed merger on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary stockholder approvals and satisfaction of other closing conditions to consummate the proposed merger;

(ii)
the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement relating to the proposed merger;

(iii)
risks related to diverting the attention of Prologis and Duke Realty management from ongoing business operations;

(iv)
failure to realize the expected benefits of the proposed merger;

(v)
significant transaction costs and/or unknown or inestimable liabilities;

(vi)
the risk of stockholder litigation in connection with the proposed merger, including resulting expense or delay;

(vii)
the risk that Duke Realty’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected;

(viii)
risks related to future opportunities and plans for Prologis, including the uncertainty of expected future financial performance and results of Prologis following completion of the proposed merger;

(ix)
the effect of the announcement of the proposed merger on the ability of Prologis and Duke Realty to operate their respective businesses and retain and hire key personnel and to maintain favorable business relationships;

(x)
risks related to the market value of the Prologis common stock to be issued in the proposed transaction;

(xi)
ongoing challenges and uncertainties posed by the COVID-19 pandemic for businesses and governments around the world;

(xii)
national, international, regional and local economic and political climates;

(xiii)
changes in global financial markets, interest rates and foreign currency exchange rates;

(xiv)
increased or unanticipated competition for each of Prologis’ and Duke Realty’s properties;

(xv)
risks associated with acquisitions, dispositions and development of properties, including increased development costs due to additional regulatory requirements related to climate change;

(xvi)
maintenance of REIT status, tax structuring and changes in income tax laws and rates;

(xvii)
availability of financing and capital, the levels of debt that each of Prologis and Duke Realty maintain and their respective credit ratings;

(xviii)
risks related to each of Prologis’ and Duke Realty’s investments in their respective co-investment ventures, including their respective abilities to establish new co-investment ventures;

(xix)
risks of doing business internationally, including currency risks;

(xx)
environmental uncertainties, including risks of natural disasters;

(xxi)
those additional risks and factors discussed in the reports filed with the SEC by Prologis OP and Duke Realty OP from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Form 10-K and Form 10-Q; and

(xxii)
other risks and uncertainties set forth in this prospectus in the section entitled “Risk Factors”.

Neither Prologis OP nor Duke Realty OP undertakes any duty to update any forward-looking statements appearing in this document except as may be required by law.

WHERE YOU CAN FIND MORE INFORMATION
Prologis, Prologis OP, Duke Realty and Duke Realty OP each file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an Internet website that contains reports, proxy and information statements, and other information regarding issuers, including Prologis, Prologis OP, Duke Realty and Duke Realty OP, who file electronically with the SEC. The address of that site is www.sec.gov.
Investors may also consult each of Prologis’ and Duke Realty’s websites for more information about Prologis (and Prologis OP) or Duke Realty (and Duke Realty OP), respectively. Prologis’ website is www.prologis.com. Duke Realty’s website is www.dukerealty.com. Information included on these websites is not incorporated by reference into this prospectus.
Prologis OP has filed with the SEC a registration statement of which this prospectus forms a part. The registration statement registers the Prologis Notes. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about the Prologis Notes. The rules and regulations of the SEC allow Prologis OP to omit certain information included in the registration statement from this prospectus.
In addition, the SEC allows Prologis OP to disclose important information to you by referring you to other documents filed separately with the SEC. This information is considered to be a part of this prospectus, except for any information that is superseded by information included directly in this prospectus or later filed. This prospectus contains summaries of certain provisions contained in some of the Prologis or Duke Realty documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents.
This prospectus incorporates by reference the documents listed below that Prologis OP (File No. 001-14245) has previously filed with the SEC; provided, however, that Prologis OP is not incorporating by reference any documents, portions of documents or information deemed to have been furnished and not filed in accordance with SEC rules. These documents may contain important information about Prologis and Prologis OP, their financial condition or other matters:
•
Combined Annual Report of Prologis and Prologis OP on Form 10-K for the fiscal year ended December 31, 2021, filed on February 9, 2022.

•
Combined Quarterly Report of Prologis and Prologis OP on Form 10-Q for the fiscal quarter ended March 31, 2022, filed on April 26, 2022.

•
Combined Quarterly Reports of Prologis and Prologis OP on Form 10-Q for the fiscal quarter ended June 30, 2022, filed on August 8, 2022.

•
Combined Current Reports of Prologis and Prologis OP on Form 8-K, filed on February 8, 2022, February 15, 2022 (as amended by a Form 8-K/A filed on April 5, 2022), May 9, 2022, May 10, 2022, June 13, 2022 (Items 1.01 and 9.01), July 6, 2022 (Items 1.01, 1.02, 2.03 and 9.01) and August 10, 2022.

In addition, Prologis OP incorporates by reference herein any future filings Prologis OP makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of the registration statement of which this prospectus forms a part and prior to the effective date of that registration statement and all documents subsequently filed after the effective date and prior to the Final Expiration Date. Such documents are considered to be a part of this prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.

You can obtain any of the documents listed above from the SEC, through the website of the SEC at the address described above or from Prologis or Prologis OP by requesting them in writing or by telephone at the following address:
Prologis, Inc.
Prologis, L.P.
Pier 1, Bay 1
San Francisco, California 94111
Attention: Investor Relations
Telephone: (415) 394-9000
These documents are available from Prologis and Prologis OP without charge, excluding any exhibits to them unless the exhibit is specifically listed as an exhibit to the registration statement of which this prospectus forms a part.
This prospectus also incorporates by reference the documents listed below that Duke Realty OP (File No. 000-20625) has previously filed with the SEC; provided, however, that Prologis OP is not incorporating by reference any documents, portion of documents or information deemed to have been furnished and not filed in accordance with SEC rules. These documents contain important information about Duke Realty and Duke Realty OP, their financial condition or other matters:
•
Combined Annual Report of Duke Realty and Duke Realty OP on Form 10-K for the fiscal year ended December 31, 2021, filed on February 18, 2022.

•
Combined Quarterly Report of Duke Realty and Duke Realty OP on Form 10-Q for the fiscal quarter ended March 31, 2022, filed on April 29, 2022.

•
Combined Quarterly Reports of Duke Realty and Duke Realty OP on Form 10-Q for the fiscal quarter ended June 30, 2022, filed on August 8, 2022.

•
Combined Current Reports of Duke Realty and Duke Realty OP on Form 8-K, filed on February 18, 2022, April 15, 2022, April 27, 2022 (Items 5.02, 5.03 and 9.01), June 13, 2022 (Items 1.01, 5.03 and 9.01), June 30, 2022 and July 21, 2022.

In addition, Prologis OP incorporates by reference herein any future filings Duke Realty OP makes with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of the registration statement of which this prospectus forms a part and prior to the effective date of that registration statement and all documents subsequently filed after the effective date and prior to the Final Expiration Date. Such documents are considered to be a part of this prospectus, effective as of the date such documents are filed. In the event of conflicting information in these documents, the information in the latest filed document should be considered correct.
You can obtain any of these documents from the SEC, through the website of the SEC at the address described above, or Duke Realty or Duke Realty OP will provide you with copies of these documents, without charge, upon written or oral request to:
Duke Realty Corporation
Duke Realty Limited Partnership
8711 River Crossing Blvd.,
Indianapolis, Indiana 46240
Attention: Investor Relations
Telephone: (800) 875-3366
If you are a noteholder of Duke Realty OP and would like to request documents, please do so by September 7, 2022 or September 27, 2022 to receive them before the Early Expiration Date or Final Expiration Date, respectively. If you request any documents from Prologis, Prologis OP, Duke Realty or Duke Realty OP, such documents will be mailed to you by first-class mail or by another equally prompt means, within one business day after Prologis, Prologis OP, Duke Realty or Duke Realty OP receives your request.
This document is a prospectus of Prologis OP. None of Prologis, Prologis OP, Duke Realty or Duke Realty OP has authorized anyone to give any information or make any representation about the merger, the

v

exchange offers, the consent solicitations or Prologis, Prologis OP, Duke Realty or Duke Realty OP that is different from, or in addition to, what is contained in this prospectus or in any of the materials that Prologis OP has incorporated by reference into this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.

SUMMARY
This summary highlights information contained elsewhere in this prospectus and may not contain all the information that is important to you. Prologis OP urges you to read carefully the remainder of this prospectus and the other documents to which Prologis OP have referred you because this section does not provide all the information that might be important to you with respect to the merger, the exchange offers, the consent solicitations and the related matters. See also “Where You Can Find More Information.”
The Prologis Notes will be solely the obligations of Prologis OP.
Information About Prologis and Duke Realty
Prologis, Inc. and Prologis, L.P.
Prologis, Inc.
Pier 1, Bay 1
San Francisco, California 94111
(415) 394-9000
Prologis was formed in 1997 and is a global leader in logistics real estate with a focus on high growth markets. Prologis owns, manages and develops well-located, high-quality logistics facilities in 19 countries across four continents. Prologis’ teams actively manage its portfolio to provide comprehensive real estate services, including leasing, property management, development, acquisitions and dispositions. Prologis invests significant capital each year into new logistics properties principally through our development activity and third-party acquisitions. Prologis’ property dispositions allow Prologis to recycle capital and contribute to self-funding these development and acquisition activities. The majority of Prologis’ properties in the U.S. are wholly owned, while its properties outside the U.S. are generally held in co-investment ventures to mitigate Prologis’ exposure to foreign currency movements.
Prologis commenced operations as a fully integrated real estate company in 1997, elected to be taxed as a REIT under the Code, and believes the current organization and method of operation will enable Prologis to maintain its status as a REIT.
Prologis OP was formed in 1997 and is the primary operating subsidiary of Prologis. At June 30, 2022, Prologis owned 97.28% common general partnership interest in Prologis OP and substantially all of the preferred units in Prologis OP. As the sole general partner of Prologis OP, Prologis has complete responsibility and discretion in the day-to-day management and control of Prologis OP. Prologis only holds a de minimis amount of assets outside of Prologis OP.
Prologis common stock is listed on the NYSE, trading under the symbol “PLD.” Prologis’ global headquarters are located at Pier 1, Bay 1, San Francisco, California 94111; its telephone number is (415) 394-9000. Prologis’ other principal office locations are in Amsterdam, Denver, Luxembourg, Mexico City, Shanghai, Singapore and Tokyo. Prologis’ website address is http://www.prologis.com. Information contained on Prologis’ website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC.
Additional information about Prologis, Prologis OP and their subsidiaries is included in documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”
Duke Realty Corporation and Duke Realty Limited Partnership
Duke Realty Corporation
Duke Realty Limited Partnership
8711 River Crossing Blvd.,
Indianapolis, Indiana 46240
(800) 875-3366
Duke Realty is a self-administered and self-managed REIT, which owns and operates approximately 167.3 million rentable square feet of industrial assets in 19 major U.S. logistics markets. Duke Realty’s common stock is publicly traded on the NYSE under the symbol “DRE” and is a member of the S&P 500 Index. Duke Realty OP is the primary operating subsidiary of Duke Realty. As of June 30, 2022, Duke Realty owned approximately 98.9% of the common partnership interests of Duke Realty OP. The remaining 1.1% of the common partnership interests are owned by limited partners. As the sole general partner of Duke Realty OP, Duke Realty has full, exclusive and complete responsibility and discretion in the day-to-day management and control of Duke Realty OP. Duke Realty does not have any significant assets other than its investment in Duke Realty OP.
Additional information about Duke Realty, Duke Realty OP and their subsidiaries is included in documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”

The Merger
The Merger Agreement
Prologis and Duke Realty have agreed to the merger under the terms of an Agreement and Plan of Merger, dated as of June 11, 2022 (the “merger agreement”), by and among Prologis, Prologis OP, Compton Merger Sub LLC (“Prologis Merger Sub”), Compton Merger Sub OP LLC (“Prologis OP Merger Sub”), Duke Realty and Duke Realty OP.
The merger agreement provides that the closing of the merger will take place on the second business day following the date on which the last of the conditions to the closing of the merger has been satisfied or waived (other than those conditions that by their terms are required to be satisfied at the closing), unless otherwise agreed by the Prologis parties and the Duke Realty parties. See “The Merger — The Merger Agreement” for more information.
The Merger
Upon the terms and subject to the conditions set forth in the merger agreement, Duke Realty and Prologis will combine through a multi-step process:
•
first, in the company merger, Duke Realty will merge with and into Prologis Merger Sub, with Prologis Merger Sub continuing as the surviving entity and remaining a wholly owned subsidiary of Prologis;

•
thereafter, in the contribution and issuance, Prologis, its applicable subsidiaries and Prologis Merger Sub will cause all the outstanding equity interests of Prologis Merger Sub to be contributed to Prologis OP in exchange for the issuance by Prologis OP of Prologis OP common units to Prologis and/or its subsidiaries as directed by Prologis; and

•
thereafter, in the partnership merger, Prologis OP Merger Sub will merge with and into Duke Realty OP, with Duke Realty OP continuing as the surviving entity and a wholly owned subsidiary of Prologis OP.

Upon the consummation of the company merger described above, the separate existence of Duke Realty will cease. Upon completion of the partnership merger described above, the separate existence of Prologis OP Merger Sub will cease. See “The Merger ― The Merger Agreement ― Form, Closing and Effective Time of the Merger” for more information.
Merger Consideration
In the company merger, each share of Duke Realty common stock issued and outstanding immediately prior to the company merger effective time will automatically be converted into the right to receive 0.475 of a newly issued share of Prologis common stock, without interest, plus the right, if any, to receive cash in lieu of fractional shares of Prologis common stock into which such shares of Duke Realty common stock would have been converted pursuant to the merger agreement. In the partnership merger, each Duke Realty OP common unit that is issued and outstanding immediately prior to the partnership merger effective time will automatically be converted into 0.475 of a new validly issued Prologis OP common unit (such consideration referred to as the “partnership merger consideration”). No fractional new Prologis OP common units will be issued in the partnership merger. Any fractional new Prologis OP common unit that would otherwise be issued to any holder of Duke Realty OP common units will be rounded up to the nearest whole number.
See “The Merger — The Merger Agreement” for more information.
Directors and Management of Prologis Following the Merger
The merger agreement provides that Prologis will take all actions necessary to add James B. Connor, Duke Realty’s Chairman and Chief Executive Officer, to the Prologis board at the company merger effective time. Except for the addition of Mr. Connor to the Prologis board, there will be no change to the members of the Prologis board or executive officers as a result of the merger. Hamid R. Moghadam will continue to serve as Prologis’ Chief Executive Officer and Chairman of the Prologis board.

Expected Timing of the Merger
The parties expect the merger to be completed in the fourth quarter of 2022. Neither Duke Realty nor Prologis can predict the actual date on which the merger will be completed, or if the merger will be completed at all, because completion of the merger is subject to conditions and factors outside of the control of both companies, including the approval of the issuance of Prologis common stock in connection with the company merger by the Prologis stockholders, the approval of the merger agreement by the Duke Realty shareholders and the satisfaction of certain other closing conditions.
Conditions to Completion of the Merger
The respective obligations of each of the Duke Realty parties and the Prologis parties to effect the merger and to consummate the other transactions contemplated by the merger agreement are subject to the satisfaction or waiver of certain customary conditions, including, among others, the approval of the merger agreement by the Duke Realty shareholders, the approval of the issuance of Prologis common stock in connection with the company merger by the Prologis stockholders, the absence of any legal prohibitions, listing of Prologis common stock, delivery of certain tax opinions, the accuracy of the other parties’ representations and warranties (subject to customary materiality qualifiers), and compliance by the other parties with their respective obligations under the merger agreement (subject to customary materiality qualifiers).
Neither Duke Realty nor Prologis can be certain when, or if, the conditions to the completion of the merger will be satisfied or waived, or that the merger will be effected. See “The Merger — The Merger Agreement — Conditions to Completion of the Merger” for more information.
The consummation of the exchange offers and consent solicitations are not a condition to the closing of the merger.
Regulatory Approvals Required for the Merger
Prologis and Duke Realty are not aware of any material federal or state regulatory requirements (including any mandatory waiting period) that must be complied with, or regulatory approvals that must be obtained, in connection with the merger or the other transactions contemplated by the merger agreement, other than filings of applicable certificates or articles of merger with respect to the merger with the Delaware Secretary of State and the Indiana Secretary of State.
Termination of the Merger Agreement
The merger agreement may be terminated and the merger may be abandoned at any time prior to the company merger effective time, whether before or after the receipt of the Duke Realty shareholder approval and the Prologis stockholder approval (in each case, unless otherwise specified below), under the following circumstances:
•
by mutual written consent of Duke Realty and Prologis;

•
by either Duke Realty or Prologis if:

•
upon the completion of voting at the meeting of Duke Realty shareholders convened for the purpose of approving the merger, the affirmative vote of the holders of a majority of the outstanding Duke Realty common shares entitled to vote on the approval of the merger (“Duke Realty shareholder approval”) is not obtained (except that Duke Realty will not have this right to terminate if the failure to obtain the Duke Realty shareholder approval was primarily caused by a material breach by any of the Duke Realty parties of their respective obligations with respect to the preparation of the related Form S-4 and the joint proxy statement/prospectus, the Duke Realty shareholders meeting, non-solicitation of acquisition proposals or making any change in Duke Realty recommendation);

•
upon the completion of voting at the meeting of Prologis stockholders convened for the purpose of approving the issuance of Prologis common stock in connection with the merger, the affirmative vote of the holders of a majority of votes cast on the issuance of Prologis common stock (“Prologis stockholder approval” is not obtained (except that Prologis will not have this right to terminate if the failure to obtain the Prologis stockholder approval was primarily caused by a material breach by any of the Prologis parties of their respective obligations with respect to the preparation of the related Form S-4 and the joint proxy statement/prospectus, the Prologis stockholder meeting, non-solicitation of acquisition proposals or making any change in Prologis recommendation);
•
a governmental authority of competent jurisdiction has issued an order, decree, judgment, injunction or taken any other action, which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the merger, and such order, decree, judgment, injunction or other action has become final and non-appealable; or

•
the merger has not been consummated on or before 5:00 p.m. (New York time) on January 11, 2023 (except that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement has been the primary cause of, or resulted in, the failure of the merger to occur on or before such date).

•
by Duke Realty if:

•
at any time prior to the receipt of the Duke Realty shareholder approval, in order to enter into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement (except that the merger agreement may not be so terminated unless Duke Realty concurrently pays a termination fee);

•
a change in Prologis recommendation has occurred or there is a willful breach by Prologis or any of its subsidiaries or its or their respective representatives of the non-solicitation/change of recommendation covenants (except that Duke Realty will no longer have this right to terminate if and when the Prologis stockholder approval is obtained); or

•
any of the Prologis parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on the closing date, unless such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or two business days prior to 5:00 p.m. (New York time) on January 11, 2023 (except that Duke Realty will not have this right to terminate if Duke Realty or Duke Realty OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the merger agreement such that the related closing conditions would not be satisfied).

•
by Prologis if:

•
a change in Duke Realty recommendation has occurred (except that Prologis will no longer have this right to terminate if and when the Duke Realty shareholder approval is obtained);

•
there is a willful breach by Duke Realty or any of its subsidiaries or its or their respective representatives of the non-solicitation/change of recommendation covenants; or

•
any of the Duke Realty parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on the closing date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or two business days prior to 5:00 p.m. (New York time) on January 11, 2023 (except that Prologis will not have this right to terminate if Prologis or Prologis OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the merger agreement such that the related closing conditions would not be satisfied).

See “The Merger ― The Merger Agreement — Termination of the Merger Agreement” for more information.

Questions and Answers about the Exchange Offers and Consent Solicitations
Q:
Why is Prologis OP making the exchange offers and consent solicitations?

A:
Prologis OP is conducting the exchange offers in order to simplify the capital structure of Prologis and its consolidated subsidiaries following the completion of the merger. Prologis OP is commencing the exchange offers prior to the completion of the merger in order to achieve these benefits as soon as practicable after consummation of the merger.

The principal purpose of the consent solicitations and the Proposed Amendments to the Duke Realty Indentures is to eliminate certain covenants contained in the Duke Realty Indentures that afford protection to holders of Duke Realty Notes, including substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of Duke Realty to merge, consolidate or sell all or substantially all of its properties or assets.
Q:
What will I receive if I tender my Duke Realty Notes in the applicable exchange offers and give my consent in the consent solicitations?

A:
Subject to certain conditions described below, for each Duke Realty Note validly tendered (and concurrent consent to the Proposed Amendments delivered) and not validly withdrawn prior to the Final Expiration Date and accepted for exchange, you will be eligible to receive a Prologis Note (as designated in the table below) in a principal amount equal to the applicable exchange consideration of such tendered Duke Realty Note that will have substantially the same terms, including interest rate, interest payment dates, redemption terms and maturity as the corresponding Duke Realty Note (prior to the Proposed Amendments) for which it was exchanged. The Prologis Notes will be issued by Prologis OP.

Specifically, (a) in exchange for each $1,000 principal amount of Duke Realty Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Expiration Date, and not validly withdrawn, holders will receive total consideration consisting of (i) the exchange consideration of $970 principal amount of Prologis Notes plus $1 in cash and (ii) the Early Participation Premium of $30 principal amount of Prologis Notes, and (b) in exchange for each $1,000 principal amount of Duke Realty Notes that is validly tendered after the Early Expiration Date but prior to the Final Expiration Date, and not validly withdrawn, holders will receive only the exchange consideration, which consists of $970 principal amount of Prologis Notes plus $1 in cash.
If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date, but you will not receive the applicable Early Participation Premium unless you validly re-tender prior to the Early Expiration Date. If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Final Expiration Date, but you may not withdraw the related consent and you will not receive the applicable Early Participation Premium. If you validly tender Duke Realty Notes after the Early Expiration Date and before the Final Expiration Date, you will not receive the applicable Early Participation Premium and you may withdraw your tender and the related consent at any time prior to the Final Expiration Date.
Notwithstanding the foregoing, the Prologis Notes will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof. See “Description of the Prologis Notes — General.” If Prologis OP would otherwise be required to issue a Prologis Note in a denomination other than $1,000 or a whole multiple of $1,000, Prologis OP will, in lieu of such issuance:
•
issue a Prologis Note in a principal amount that has been rounded down to the nearest whole multiple of $1,000; and

•
pay cash in an amount equal to:

•
the difference between (i) the principal amount of the Prologis Notes due upon exchange and (ii) the principal amount of the Prologis Note actually issued in accordance with this paragraph; plus

•
accrued and unpaid interest on the principal amount representing such difference to the date of the exchange.

The applicable exchange consideration and Early Participation Premium will be calculated only on current principal amounts outstanding as of the Settlement Date. For an illustration on how the exchange consideration and Early Participation Premium will be calculated, see “The Exchange Offers and Consent Solicitations.”
The Prologis Notes will be issued under and governed by the terms of the Prologis OP Indenture described under “The Exchange Offers and Consent Solicitations.” Except as otherwise set forth above, instead of receiving a payment for accrued interest on Duke Realty Notes that you exchange, the Prologis Notes you receive in exchange for those Duke Realty Notes will accrue interest from the most recent date to which interest has been paid on those Duke Realty Notes.
As a holder of Duke Realty Notes, you may give your consent to the Proposed Amendments to the applicable Duke Realty Indenture only by tendering your Duke Realty Notes in the applicable exchange offer. You may not withhold your consent to the Proposed Amendments when you tender your Duke Realty Notes in the applicable exchange offer.
As described in the table below, Prologis OP is offering to exchange all validly tendered and accepted notes that were issued by Duke Realty OP with notes to be issued by Prologis OP.
Series of Notes Issued by Duke Realty OP to be Exchanged	Series of Notes to be Issued by Prologis OP
3.250% Senior Notes due June 30, 2026 (the “Duke Realty 2026 Notes”)	3.250% Senior Notes due June 30, 2026 (the “Prologis 2026 Notes”)
3.375% Senior Notes due December 15, 2027 (the “Duke Realty 2027 Notes”)	3.375% Senior Notes due December 15, 2027 (the “Prologis 2027 Notes”)
7.250% Senior Notes due June 15, 2028 (the “Duke Realty June 2028 Notes”)	7.250% Senior Notes due June 15, 2028 (the “Prologis June 2028 Notes”)
4.000% Senior Notes due September 15, 2028 (the “Duke Realty September 2028 Notes”)	4.000% Senior Notes due September 15, 2028 (the “Prologis September 2028 Notes”)
2.875% Senior Notes due November 15, 2029 (the “Duke Realty 2029 Notes”)	2.875% Senior Notes due November 15, 2029 (the “Prologis 2029 Notes”)
1.750% Senior Notes due July 1, 2030 (the “Duke Realty 2030 Notes”)	1.750% Senior Notes due July 1, 2030 (the “Prologis 2030 Notes”)
1.750% Senior Notes due February 1, 2031 (the “Duke Realty 2031 Notes”)	1.750% Senior Notes due February 1, 2031 (the “Prologis 2031 Notes”)
2.250% Senior Notes due January 15, 2032 (the “Duke Realty 2032 Notes”)	2.250% Senior Notes due January 15, 2032 (the “Prologis 2032 Notes”)

3.050% Senior Notes due March 1, 2050
(the “Duke Realty 2050 Notes” and, together with the Duke Realty 2026 Notes, Duke Realty 2027 Notes, Duke Realty June 2028 Notes, Duke Realty September 2028 Notes, Duke Realty 2029 Notes, Duke Realty 2030 Notes, Duke Realty 2031 Notes and Duke Realty 2032 Notes, the “Duke Realty Notes”)

3.050% Senior Notes due March 1, 2050
(the “Prologis 2050 Notes” and, together with the Prologis 2026 Notes, Prologis 2027 Notes, Prologis June 2028 Notes, Prologis September 2028 Notes, Prologis 2029 Notes, Prologis 2030 Notes, Prologis 2031 Notes and Prologis 2032 Notes, the “Prologis Notes”)

The Duke Realty June 2028 Notes were issued under the 1995 Indenture. The remaining Duke Realty Notes were issued under the 2006 Indenture, in each case as supplemented by the Thirteenth Supplemental Indenture, dated as of June 23, 2016 (the “13th Supplemental Indenture”), with respect to the Duke Realty 2026 Notes, the Fourteenth Supplemental Indenture, dated as of December 12, 2017 (the “14th Supplemental Indenture”), with respect to the Duke Realty 2027 Notes, the Fifteenth Supplemental Indenture, dated as of September 11, 2018 (the “15th Supplemental Indenture”), with respect to the Duke Realty September 2028 Notes, the Sixteenth Supplemental Indenture, dated as of November 15,

2019 (the “16th Supplemental Indenture”), with respect to the Duke Realty 2029 Notes, the Eighteenth Supplemental Indenture, dated as of June 29, 2020 (the “18th Supplemental Indenture”), with respect to the Duke Realty 2030 Notes, the Nineteenth Supplemental Indenture, dated as of January 21, 2021 (the “19th Supplemental Indenture”), with respect to the Duke Realty 2031 Notes, the Twentieth Supplemental Indenture, dated as of November 10, 2021 (the “20th Supplemental Indenture”), with respect to the Duke Realty 2032 Notes, and the Seventeenth Supplemental Indenture, dated as of February 21, 2020 (the “17th Supplemental Indenture”), with respect to the Duke Realty 2050 Notes.
The 13th Supplemental Indenture, the 14th Supplemental Indenture, the 15th Supplemental Indenture, the 16th Supplemental Indenture, the 18th Supplemental Indenture, the 19th Supplemental Indenture, the 20th Supplemental Indenture and the 17th Supplemental Indenture are collectively referred to herein as the “2006 Supplemental Indentures.”
Q:
What are the consequences of not consenting in the consent solicitations by failing to tender prior to the Early Expiration Date?

A:
Holders that fail to tender their Duke Realty Notes (and thereby fail to deliver valid and unrevoked consents) prior to the Early Expiration Date but who do so on or prior to the Final Expiration Date will receive exchange consideration equal to $970 principal amount of Prologis Notes plus $1 in cash for each $1,000 principal amount of such tendered Duke Realty Notes and will not receive the Early Participation Premium. Holders that validly tender Duke Realty Notes prior to the Early Expiration Date may validly withdraw their tender and the related consent prior to the Early Expiration Date, but will not receive the applicable Early Participation Premium unless they validly re-tender prior to the Early Expiration Date. Holders that validly tender Duke Realty Notes prior to the Early Expiration Date may validly withdraw their tender after the Early Expiration Date and before the Final Expiration Date, but may not withdraw the related consent and will not receive the applicable Early Participation Premium. Holders that tender Duke Realty Notes after the Early Expiration Date and before the Final Expiration Date will not receive the applicable Early Participation Premium and may withdraw their tender and the related consent at any time prior to the Final Expiration Date.

Q:
What are the consequences of not tendering in the applicable exchange offers?

A:
If the Proposed Amendments to the applicable Duke Realty Indenture are adopted, the amendments will apply to the applicable Duke Realty Notes governed by such indenture that are not validly tendered or not accepted by Prologis OP in the applicable exchange offers. Thereafter, all such Duke Realty Notes will be governed by the applicable Duke Realty Indenture as amended by the Proposed Amendments, which will have less restrictive terms and afford reduced protections to the holders of such securities compared to those currently in the Duke Realty Indentures. See “Risk Factors — Risks Related to the Exchange Offers and Consent Solicitations — The Proposed Amendments to the Duke Realty Indentures will afford reduced protection to remaining holders of Duke Realty Notes.”

If the Requisite Consents (as defined below) are not received and the Proposed Amendments to the 1995 Indenture and/or the 2006 Indenture are therefore not adopted, all of the applicable Duke Realty Notes will be governed by the applicable existing Duke Realty Indenture. The obligor on the applicable Duke Realty Notes will continue to be Duke Realty OP, which will continue its existence after the merger as a wholly owned subsidiary of Prologis OP, rather than as an independent public company. Claims of holders of the applicable Duke Realty Notes under such Duke Realty Notes, where applicable, will be permitted to be made against assets of Duke Realty, in accordance with the terms of the applicable Duke Realty Indenture, and may not be made with respect to other assets of Prologis.
Q:
How do the Duke Realty Notes differ from the Prologis Notes to be issued in the applicable exchange offers?

A:
Each new Prologis Note issued in exchange for a Duke Realty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Duke Realty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Duke Realty Note. The Duke Realty Indentures, without taking into effect the adoption of the Proposed Amendments, and the Prologis OP Indenture are substantially the same, except that, among other things:

•
the Prologis OP Indenture definition of debt (1) limits the amount of secured debt to include the lesser of the amount of secured debt or the fair market value of the property that secures such debt, (2) includes letters of credit only to the extent called upon and (3) includes the principal amount of all obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock (as defined in the Prologis OP Indenture).

•
the financial reporting obligations in the Prologis OP Indenture are those of Prologis, rather than Duke Realty.

•
as compared to the 1995 Indenture only, the Prologis OP Indenture provides for cross-acceleration upon a default on other indebtedness in an aggregate principal amount exceeding $50,000,000.

For more information, see “The Exchange Offers and Consent Solicitations.”
Q:
How will the Duke Realty Notes differ if the Proposed Amendments to the Duke Realty Indentures are adopted?

A:
After giving effect to the merger, the outstanding Duke Realty Notes that are not validly tendered or not accepted by Prologis OP will continue to be governed by the applicable Duke Realty Indenture.

The Proposed Amendments to the 1995 Indenture will:
(i)
delete in its entirety Section 501(5) of the 1995 Indenture, which addresses cross-acceleration and certain related cross-references and defined terms and amend Section 501(4) of the 1995 Indenture to eliminate defaults or breaches of Article Eight of the 1995 Indenture from the items which constitute an Event of Default (collectively, the “1995 Events of Default Amendments”);

(ii)
delete in its entirety Article Eight (Consolidation, Merger, Sale, Lease or Conveyance) of the 1995 Indenture and certain related cross-references and defined terms (collectively, the “1995 Merger Restriction Amendments”);

(iii)
delete in its entirety Section 1004 (Limitations on Incurrence of Debt) of the 1995 Indenture and certain related cross-references and defined terms (collectively, the “1995 Limitations on Incurrence of Debt Amendments”);

(iv)
delete in its entirety Section 1005 (Maintenance of Total Unencumbered Assets) of the 1995 Indenture and certain related cross-references and defined terms (collectively, the “1995 Maintenance of Total Unencumbered Assets Amendments”);

(v)
delete in its entirety Section 1008 (Maintenance of Properties) of the 1995 Indenture and certain related cross-references and defined terms (collectively, the “1995 Maintenance of Properties Amendments”);

(vi)
delete in its entirety Section 1009 (Insurance) of the 1995 Indenture and certain related cross-references and defined terms (collectively, the “1995 Insurance Amendments”);

(vii)
delete in its entirety Section 1010 (Payment of Taxes and Other Claims) of the 1995 Indenture and certain related cross-references and defined terms (collectively, the “1995 Payment of Taxes and Other Claims Amendments”);

(viii)
delete in its entirety the financial reporting obligations set forth in Section 1011 (Provision of Financial Information) of the 1995 Indenture and certain related cross-references and defined terms (collectively, the “1995 Financial Information Amendments”); and

(ix)
(a) replace Article Two (Amendments) of the Twentieth Supplemental Indenture, dated as of July 24, 2006, between Duke Realty OP and the 1995 Trustee (the “1995 Supplemental Indenture”) with a provision that clarifies that Section 501(5), Article Eight, Section 1004, Section 1005, Section 1008, Section 1009, Section 1010 and Section 1011 of the 1995 Indenture do not apply to the Duke Realty June 2028 Notes issued under the 1995 Supplemental Indenture and further clarifies that defaults or breaches of Article Eight of the 1995 Indenture do not constitute an Event of

Default and (b) delete certain related cross-references and defined terms of the 1995 Supplemental Indenture (collectively, the “1995 Supplemental Indenture Amendments”).
The 1995 Events of Default Amendments, the 1995 Merger Restriction Amendments, the 1995 Limitations on Incurrence of Debt Amendments, the 1995 Maintenance of Total Unencumbered Assets Amendments, the 1995 Maintenance of Properties Amendments, the 1995 Insurance Amendments, the 1995 Payment of Taxes and Other Claims Amendments and the 1995 Financial Information Amendments are collectively referred to as the “1995 Original Indenture Amendments”, and the 1995 Original Indenture Amendments and the 1995 Supplemental Indenture Amendments are collectively referred to herein as the “1995 Proposed Amendments.”
The Proposed Amendments to the 2006 Indenture will:
(i)
delete in its entirety Section 501(5) of the 2006 Indenture, which addresses cross-acceleration and certain related cross-references and defined terms and amend Section 501(4) of the 2006 Indenture to eliminate defaults or breaches of Article Eight of the 2006 Indenture from the items which constitute an Event of Default (collectively, the “Events of Default Amendments”);

(ii)
delete in its entirety Article Eight (Consolidation, Merger, Sale, Lease or Conveyance) of the 2006 Indenture and certain related cross-references and defined terms (collectively, the “Merger Restriction Amendments”);

(iii)
delete in its entirety Section 1004 (Limitations on Incurrence of Debt) of the 2006 Indenture and certain related cross-references and defined terms (collectively, the “Limitations on Incurrence of Debt Amendments”);

(iv)
delete in its entirety Section 1005 (Maintenance of Total Unencumbered Assets) of the 2006 Indenture and certain related cross-references and defined terms (collectively, the “Maintenance of Total Unencumbered Assets Amendments”);

(v)
delete in its entirety Section 1008 (Maintenance of Properties) of the 2006 Indenture and certain related cross-references and defined terms (collectively, the “Maintenance of Properties Amendments”);

(vi)
delete in its entirety Section 1009 (Insurance) of the 2006 Indenture and certain related cross-references and defined terms (collectively, the “Insurance Amendments”);

(vii)
delete in its entirety Section 1010 (Payment of Taxes and Other Claims) of the 2006 Indenture and certain related cross-references and defined terms (collectively, the “Payment of Taxes and Other Claims Amendments”);

(viii)
delete in its entirety the financial reporting obligations set forth in Section 1011 (Provision of Financial Information) of the 2006 Indenture and certain related cross-references and defined terms (collectively, the “Financial Information Amendments”); and

(ix)
(a) delete in its entirety Section 1.04(e) (Cross-Acceleration) of each 2006 Supplemental Indenture, (b) replace Section 1.04(d) (Definition of Total Unencumbered Assets) of each 2006 Supplemental Indenture with a provision that clarifies that Section 501(5), Article Eight, Section 1004, Section 1005, Section 1008, Section 1009, Section 1010 and Section 1011 of the 2006 Indenture do not apply to the Duke Realty Notes issued under such 2006 Supplemental Indenture and further clarifies that defaults or breaches of Article Eight of the 2006 Indenture do not constitute an Event of Default and (c) and delete certain related cross-references and defined terms of each 2006 Supplemental Indenture (collectively, the “2006 Supplemental Indenture Amendments”).

The Events of Default Amendments, the Merger Restriction Amendments, the Limitations on Incurrence of Debt Amendments, Maintenance of Total Unencumbered Assets Amendments, the Maintenance of Properties Amendments, the Insurance Amendments, the Payment of Taxes and Other Claims Amendments and the Financial Information Amendments are collectively referred to as the “Original Indenture Amendments”, and the Original Indenture Amendments and the 2006 Supplemental Indenture Amendments are collectively referred to herein as the “2006 Proposed Amendments.”

The 1995 Proposed Amendments and the 2006 Proposed Amendments are collectively referred to herein as the “Proposed Amendments.” For a description of the Proposed Amendments, see “The Proposed Amendments.”
If approved, the Proposed Amendments will result in the elimination of certain covenants contained in the Duke Realty Indentures that afford protection to holders of Duke Realty Notes, including substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of Duke Realty to merge, consolidate or sell all or substantially all of its properties or assets, permit Duke Realty and its subsidiaries to take actions that could be adverse to the interests of the holders of the outstanding Duke Realty Notes. See “Description of the Differences Between the Prologis Notes and the Duke Realty Notes” for more information.
The Prologis Notes will be Prologis OP’s direct, unsecured and unsubordinated obligations and will rank pari passu with all of Prologis OP’s other unsecured and unsubordinated indebtedness outstanding from time to time. As of June 30, 2022, Prologis OP’s unsecured senior debt securities, unsecured credit facilities and other senior debt totaled approximately $17.5 billion on a consolidated basis.
Q:
What consents are required to effect the Proposed Amendments to the Duke Realty Indentures and consummate the exchange offers?

A:
Each Duke Realty Indenture provides that Duke Realty and the applicable Trustee may amend, supplement or modify such Duke Realty Indenture by entering into a supplemental indenture with the consent of holders of not less than a majority in principal amount of all outstanding securities affected by such supplemental indenture voting as a single class. Accordingly, approval of each of the Proposed Amendments in the table below requires the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of the notes entitled to cast a consent for such Proposed Amendment voting as a single class. The far right column in the table below provides the defined term for the receipt of such requisite consents for each of the Proposed Amendments. The table below also provides the amounts of debt outstanding for each voting class as of the date of this prospectus.

Depending on the series of Duke Realty Notes you hold, you will be entitled to cast your consent for the Proposed Amendments in the table below marked with an “X,” but will not be allowed to cast a consent for the Proposed Amendments marked with a “—.”
Holders must provide consents to all of the Proposed Amendments applicable to a particular series of notes or none of them. A consent purporting to consent only to some of the Proposed Amendments (or any portion thereof) will not be valid (unless Prologis OP waives the defect in such consent).

Proposed Amendment	Duke Realty June 2028 Notes	Definition of Requisite Consent
1995 Events of Default Amendments	X	“1995 Events of Default Amendments Requisite Consent”
1995 Merger Restriction Amendments	X	“1995 Merger Restriction Amendments Requisite Consent”
1995 Limitations on Incurrence of Debt Amendments	X	“1995 Limitations on Incurrence of Debt Amendments Requisite Consent”
1995 Maintenance of Total Unencumbered Assets Amendments	X	“1995 Maintenance of Total Unencumbered Assets Amendments Requisite Consent”
1995 Maintenance of Properties Amendments	X	“1995 Maintenance of Properties Amendments Requisite Consent”
1995 Insurance Amendments	X	“1995 Insurance Amendments Requisite Consent”
1995 Payment of Taxes and Other Claims Amendments	X	“1995 Payment of Taxes and Other Claims Amendments Requisite Consent”
1995 Financial Information Amendments	X	“1995 Financial Information Requisite Consent”
1995 Supplemental Indenture Amendments	X	“1995 Supplemental Indenture Amendments Requisite Consent”
Collectively, the “1995 Requisite Consents”
Duke Realty Notes
Proposed Amendment	2026	2027	Sept 2028	2029	2030	2031	2032	2050	Definition of Requisite Consent
Events of Default Amendments	X	X	X	X	X	X	X	X	“Events of Default Amendments Requisite Consent”
Merger Restriction Amendments	X	X	X	X	X	X	X	X	“Merger Restriction Amendments Requisite Consent”
Limitations on Incurrence of Debt Amendments	X	X	X	X	X	X	X	X	“Limitations on Incurrence of Debt Amendments Requisite Consent”
Maintenance of Unencumbered Assets Amendments	X	X	X	X	X	X	X	X	“Maintenance of Unencumbered Assets Amendments Requisite Consent”
Maintenance of Properties Amendments	X	X	X	X	X	X	X	X	“Maintenance of Properties Amendments Requisite Consent”
Insurance Amendments	X	X	X	X	X	X	X	X	“Insurance Amendments Requisite Consent”
Payment of Taxes and Other Claims Amendments	X	X	X	X	X	X	X	X	“Payment of Taxes and Other Claims Amendments Requisite Consent”
Financial Information Amendments	X	X	X	X	X	X	X	X	“Financial Information Requisite Consent”

Duke Realty Notes
Proposed Amendment	2026	2027	Sept 2028	2029	2030	2031	2032	2050	Definition of Requisite Consent
13th Supplemental Indenture Amendments	X	—	—	—	—	—	—	—	“13th Supplemental Indenture Amendments Requisite Consent”
14th Supplemental Indenture Amendments	—	X	—	—	—	—	—	—	“14th Supplemental Indenture Amendments Requisite Consent”
15th Supplemental Indenture Amendments	—	—	X	—	—	—	—	—	“15th Supplemental Indenture Amendments Requisite Consent”
16th Supplemental Indenture Amendments	—	—	—	X	—	—	—	—	“16th Supplemental Indenture Amendments Requisite Consent”
18th Supplemental Indenture Amendments	—	—	—	—	X	—	—	—	“18th Supplemental Indenture Amendments Requisite Consent”
19th Supplemental Indenture Amendments	—	—	—	—	—	X	—	—	“19th Supplemental Indenture Amendments Requisite Consent”
20th Supplemental Indenture Amendments	—	—	—	—	—	—	X	—	“20th Supplemental Indenture Amendments Requisite Consent”
17th Supplemental Indenture Amendments	—	—	—	—	—	—	—	X	“17th Supplemental Indenture Amendments Requisite Consent”
Collectively, the “2006 Requisite Consents”
The 1995 Requisite Consents and the 2006 Requisite Consents are collectively referred to herein as the “Requisite Consents.”
The Requisite Consent for each of the Proposed Amendments must be received by the Final Expiration Date in order to amend the applicable Duke Realty Indenture to effect such Proposed Amendment.
The consent solicitation is being made upon the terms and is subject to the conditions set forth herein and the related letter of transmittal. Prologis OP reserves the right to accept consents to effect any of the Proposed Amendments or any combination thereof, to the extent that Prologis OP has received the applicable Requisite Consent, even if Prologis OP has not obtained the Requisite Consents necessary to effect all of the Proposed Amendments.
Q:
What is the completion of the exchange offers and consent solicitations conditioned upon?

A:
Prologis OP’s obligations to complete the exchange offers and consent solicitations are conditioned upon, among other things, (i) receipt of Requisite Consents sufficient to effect the Proposed Amendments and (ii) the consummation of the merger, although Prologis OP may, at its option, waive any condition with respect to the exchange offers and consent solicitations.

If any of the conditions are not satisfied with respect to the Duke Realty Notes, Prologis OP may, at any time before the consummation of the exchange offers or consent solicitations, (i) waive the unsatisfied conditions with respect to any or all of the exchange offers or consent solicitations to the extent permitted and accept all applicable Duke Realty Notes tendered and not previously validly withdrawn or (ii) terminate any or all of the exchange offers or the consent solicitations and promptly return all applicable tendered Duke Realty Notes to the holders thereof (whether or not Prologis OP terminates the other exchange offers or consent solicitations).

For information about other conditions to Prologis OP’s obligations to complete the exchange offers and consent solicitations, see “The Exchange Offers and Consent Solicitations — Conditions to the Exchange Offers and Consent Solicitations.”
Q:
Will Prologis OP accept consents to the Proposed Amendments without holders tendering their corresponding Duke Realty Notes?

A:
No. As a holder of Duke Realty Notes, you may give your consent to the Proposed Amendments to the applicable Duke Realty Indenture only by tendering your Duke Realty Notes of a series governed by the applicable Duke Realty Indenture in one of the aforementioned exchange offers. If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date. If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Final Expiration Date, but you may not withdraw the related consent. If you tender Duke Realty Notes after the Early Expiration Date and before the Final Expiration Date you may withdraw your tender and the related consent at any time prior to the Final Expiration Date.

Q:
Will Prologis OP accept all tenders of Duke Realty Notes?

A:
Subject to the satisfaction or waiver of the conditions to the exchange offers, Prologis OP will accept for exchange any and all Duke Realty Notes that (i) have been validly tendered in the applicable exchange offer before the Final Expiration Date and (ii) have not been validly withdrawn before the Final Expiration Date.

Q:
When will Prologis OP issue new Prologis Notes and pay the cash due upon exchange?

A:
Assuming the conditions to the exchange offers, including the consummation of the merger, are satisfied or waived, Prologis OP will issue new Prologis Notes in book-entry form through The Depositary Trust Company (“DTC”) and pay the cash due upon exchange on the Settlement Date in exchange for Duke Realty Notes that are validly tendered (and not validly withdrawn) before the Final Expiration Date and that are accepted for exchange.

Q:
When will the Proposed Amendments to the Duke Realty Indentures become effective?

A:
If Prologis OP receives the Requisite Consents, the Proposed Amendments to the Duke Realty Indentures will be entered into and become effective on the Settlement Date. This assumes that all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable.

Q:
When will the exchange offers expire?

A:
Each exchange offer will expire at 5:00 p.m., New York City time, on October 4, 2022, unless Prologis OP, in its sole discretion, extends such exchange offer, in which case the Final Expiration Date will be the latest date and time to which such exchange offer is extended. Prologis OP intends to extend the Final Expiration Date if needed so that it will occur after the merger is closed. See “The Exchange Offers and Consent Solicitations — Final Expiration Date; Extensions; Amendments.”

Q:
What are my rights if I change my mind after I tender my Duke Realty Notes and deliver my consent?

A:
You may withdraw tendered Duke Realty Notes at any time prior to the Final Expiration Date. Holders that validly tender Duke Realty Notes prior to the Early Expiration Date may validly withdraw their tender and the related consent prior to the Early Expiration Date. Holders that validly tender Duke Realty Notes prior to the Early Expiration Date may validly withdraw their tender after the Early Expiration Date and before the Final Expiration Date, but may not withdraw the related consent. Holders that tender Duke Realty Notes after the Early Expiration Date and before the Final Expiration Date may withdraw their tender and the related consent at any time prior to the Final Expiration Date.

Once withdrawal rights have expired on the Final Expiration Date, tenders of Duke Realty Notes may not be validly withdrawn unless Prologis OP is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Duke Realty Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations — Procedures for Consenting and Tendering — Withdrawal of Tenders and Revocation of Corresponding Consents.”
Q:
How do I exchange my Duke Realty Notes if I am a beneficial owner of Duke Realty Notes held of record by a custodian bank, depositary, broker, trust company or other nominee? Will the record holder exchange my Duke Realty Notes for me?

A:
Currently, all of the Duke Realty Notes are held in book-entry form and can only be tendered through the applicable procedures of DTC. However, if any Duke Realty Notes are subsequently issued in certificated form and are held of record by a custodian bank, depositary, broker, trust company or other nominee and you wish to tender the securities in the applicable exchange offers, you should contact that institution promptly and instruct the institution to tender on your behalf. The record holder will tender your notes on your behalf, but only if you instruct the record holder to do so. See “The Exchange Offers and Consent Solicitations — Procedures for Consenting and Tendering — Duke Realty Notes Held Through a Nominee.”

Q:
Do I have the right to dissent from the exchange offers or the consent solicitations or seek appraisal of the Duke Realty Notes I hold?

A:
Holders of Duke Realty Notes do not have any appraisal or dissenters’ rights under New York law, the law governing the Duke Realty Indentures, or under the terms of the Duke Realty Indentures in connection with the exchange offers and consent solicitations.

Q:
Will the Prologis Notes be eligible for trading on an exchange?

A:
The Prologis Notes will not be listed on any securities exchange and there can be no assurance as to the development or liquidity of any market for the Prologis Notes. See “Risk Factors — Risks Related to the Prologis Notes — Your ability to transfer the Prologis Notes may be limited by the absence of a trading market.”

Q:
To whom should I direct any questions?

A:
Questions concerning the terms of the exchange offers or the consent solicitations should be directed to the dealer managers; contact information for the dealer managers is set forth on the back cover of this prospectus. Questions concerning tender procedures and requests for additional copies of this prospectus should be directed to the information agent. The address and telephone numbers of the information agent are also set forth on the back cover page of this prospectus.

Prologis OP may be required to amend or supplement this prospectus at any time to add, update or change the information contained in this prospectus. You should read this prospectus and any amendment or supplement hereto, together with the documents incorporated by reference herein and the additional information described under “Where You Can Find More Information.”
Risk Factors
An investment in the Prologis Notes involves risks that a potential investor should carefully evaluate prior to making such an investment. See “Risk Factors” beginning on page 25 of this prospectus.

The Exchange Offers and Consent Solicitations
Exchange Offers
Prologis OP is hereby offering to exchange, upon the terms and conditions set forth in this prospectus and the related letter of transmittal, each series of outstanding Duke Realty Notes listed on the front cover of this prospectus, for newly issued series of Prologis Notes and cash. Each new Prologis Note issued in exchange for a Duke Realty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Duke Realty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Duke Realty Note. The Prologis Notes will be issued by Prologis OP. See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations.”
Consent Solicitations
Prologis is soliciting consents to the Proposed Amendments of the Duke Realty Indentures from holders of the Duke Realty Notes upon the terms and conditions set forth in this prospectus and the related letter of transmittal. You may not tender your Duke Realty Notes for exchange without delivering a consent to the Proposed Amendments to the applicable Duke Realty Indenture. See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations.”
The Proposed Amendments
If the Requisite Consents to amend the Duke Realty Indentures are obtained, the indenture amendments will eliminate certain covenants contained in the Duke Realty Indentures that afford protection to holders of Duke Realty Notes, including substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of Duke Realty to merge, consolidate or sell all or substantially all of its properties or assets. See “The Proposed Amendments.”
Requisite Consents
The Requisite Consents collectively refer to:
(i)
the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding Duke Realty June 2028 Notes voting as a single class, with respect to the 1995 Proposed Amendments;

(ii)
the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding series of Duke Realty Notes issued under the 2006 Indenture voting as a single class, with respect to the Original Indenture Proposed Amendments;

(iii)
the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding Duke Realty 2026 Notes voting as a single class, with respect to the 13th Supplemental Indenture Proposed Amendments;

(iv)
the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding Duke Realty 2027 Notes voting as a single class, with respect to the 14th Supplemental Indenture Proposed Amendments;

(v)
the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding Duke Realty September 2028 Notes voting as a single class, with respect to the 15th Supplemental Indenture Proposed Amendments;

(vi)
the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding Duke Realty 2029 Notes voting as a single class, with respect to the 16th Supplemental Indenture Proposed Amendments;

(vii)
the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding Duke Realty 2030 Notes voting as a single class, with respect to the 18th Supplemental Indenture Proposed Amendments;

(viii)
the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding Duke Realty 2031 Notes voting as a single class, with respect to the 19th Supplemental Indenture Proposed Amendments;

(ix)
the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding Duke Realty 2032 Notes voting as a single class, with respect to the 20th Supplemental Indenture Proposed Amendments; and

(x)
the receipt of valid unrevoked consents from holders of not less than a majority in principal amount of all of the outstanding Duke Realty 2050 Notes voting as a single class, with respect to the 17th Supplemental Indenture Proposed Amendments.

Consents may not be delivered on an alternative, conditional or selective basis. Consents must be obtained before the Final Expiration Date with respect to such series. See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations.”
Procedures for Participating in the Exchange Offers and Consent Solicitations
If you hold Duke Realty Notes through DTC in the form of book-entry interests, and wish to participate in the applicable exchange offers and consent solicitations, you must cause the book-entry transfer of the Duke Realty Notes to the exchange agent’s account at DTC, and the exchange agent must receive a confirmation of book-entry transfer and either:
•
a completed letter of transmittal; or

•
an agent’s message transmitted pursuant to DTC’s Automated Tender Offer Program, by which each tendering holder will agree to be bound by the letter of transmittal.

Alternatively, if you are the record or beneficial owner of any Duke Realty Notes issued in certificated form and you wish to participate in the applicable exchange offers and consent solicitations, you must complete, sign and date an original or facsimile of the accompanying letter of transmittal in accordance with the instructions contained in this prospectus and the letter of transmittal, and send the letter of transmittal or a facsimile of it and the outstanding Duke Realty Notes you wish to exchange and any other required documentation to the exchange agent at the address set forth on the back cover of this prospectus. These materials must be received by the exchange agent prior to the Early Expiration Date or Final Expiration Date, as applicable. See “The Exchange Offers and Consent Solicitations — Procedures for Consenting and Tendering.”
Prologis OP reserves the right to accept consents to effect any of the Proposed Amendments or any combination thereof, to the extent that Prologis LP has received the applicable Requisite Consent, even if Prologis OP has not obtained each of the other Requisite Consents necessary to effect all of the Proposed Amendments.
See “The Exchange Offers and Consent Solicitations — Procedures for Consenting and Tendering.”
Early Expiration Date
The Early Expiration Date is 5:00 p.m., New York City time, on September 14, 2022, or a later date and time to which Prologis OP extends it.
Exchange Consideration
(a) In exchange for each $1,000 principal amount of Duke Realty Notes that is validly tendered prior to 5:00 p.m., New York City time, on September 14, 2022 unless extended (the “Early Expiration Date”), and not validly withdrawn, holders will receive total consideration consisting of (i) the exchange consideration of $970 principal amount of Prologis Notes plus $1 in cash and (ii) the Early Participation Premium of $30 principal amount of Prologis Notes, and (b) in exchange for each $1,000 principal amount of Duke Realty Notes that is validly tendered after the Early Expiration Date but prior to the Final Expiration Date (as defined below), and not validly withdrawn, holders will receive only the exchange consideration consisting of $970 principal amount of Prologis Notes plus $1 in cash.
Tender instructions for each series of Duke Realty Notes will be accepted in authorized denominations. The applicable exchange consideration and Early Participation Premium will be calculated only on current principal amounts outstanding as of the Settlement Date. For illustrations on how the exchange consideration and Early Participation Premium will be calculated, see “The Exchange Offers and Consent Solicitations.”
If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date, but you will not receive the applicable Early Participation Premium unless you validly re-tender prior to the Early Expiration Date. If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Final Expiration Date, but you may not withdraw the related consent and you will not receive the applicable Early Participation Premium. If you tender Duke Realty Notes after the Early Expiration Date and before the Final Expiration Date, you will not receive the applicable Early Participation Premium and you may withdraw your tender and the related consent at any time prior to the Final Expiration Date.
Final Expiration Date
Each of the exchange offers and consent solicitations will expire at 5:00 p.m., New York City time, on October 4, 2022 , or a later date and time to which Prologis OP extends it. Prologis OP intends to extend the Final Expiration Date if needed so that it will occur after the merger is closed.
Withdrawal and Revocation
Tenders of Duke Realty Notes may be validly withdrawn at any time prior to the Final Expiration Date. Holders that validly tender Duke Realty Notes prior to the Early Expiration Date may validly withdraw their tender and the related consent prior to the Early Expiration Date. Holders that validly tender Duke Realty Notes prior to the Early Expiration Date may validly withdraw their tender after the Early Expiration Date and before the Final Expiration Date, but may not withdraw the related consent. Holders that validly tender Duke Realty Notes after the Early Expiration Date and before the Final Expiration Date may withdraw their tender and the related consent at any time prior to the Final Expiration Date.
Once withdrawal rights have expired on the Final Expiration Date, tenders of Duke Realty Notes may not be validly withdrawn unless Prologis OP is otherwise required by law to permit withdrawal. In the event of termination of an exchange offer, the Duke Realty Notes tendered pursuant to such exchange offer will be promptly returned to the tendering holders. See “The Exchange Offers and Consent Solicitations — Procedures for Consenting and Tendering — Withdrawal of Tenders and Revocation of Corresponding Consents.”
Conditions
Prologis OP’s obligations to complete the exchange offers and consent solicitations are conditioned upon, among other things, consummation of the merger and receipt of the Requisite Consents to effect the Proposed Amendments to the Duke Realty Indentures. Prologis OP reserves the right to accept consents to effect any of the Proposed Amendments to the extent that it has received the applicable Requisite Consents, even if it has not obtained each of the other Requisite Consents necessary to effect all of the Proposed Amendments. Each exchange offer is independent of the others, and Prologis OP may consummate any of the exchange offers without doing so with respect to any other exchange offer. The merger and the related transactions are not conditioned upon the commencement or completion of the exchange offers or consent solicitations.
Special Procedures for Beneficial Owners of any Certificated Notes
Currently, all of the Duke Realty Notes are held in book-entry form and can only be tendered through the applicable procedures of DTC. However, if any Duke Realty Notes are subsequently issued to you in certificated form and you are a beneficial owner of Duke Realty Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those Duke Realty Notes and deliver your consent, you should contact the registered holder promptly and instruct the registered holder to tender your Duke Realty Notes and deliver your consent on your behalf. See “The Exchange Offers and Consent

Solicitations — Procedures for Consenting and Tendering — Duke Realty Notes Held Through a Nominee.”
Acceptance of Duke Realty Notes and Consents and Delivery of Prologis Notes
Subject to the satisfaction or waiver of the conditions to the exchange offers and consent solicitations, Prologis OP will accept for exchange any and all Duke Realty Notes that are validly tendered prior to the Final Expiration Date and not validly withdrawn; likewise, because the act of validly tendering Duke Realty Notes will also constitute valid delivery of consents to the Proposed Amendments to the applicable Duke Realty Indenture, Prologis OP will also accept all consents that are validly delivered prior to the Final Expiration Date that are not validly revoked. All Duke Realty Notes exchanged will be cancelled. The Prologis Notes issued pursuant to the exchange offers will be issued and delivered through the facilities of DTC promptly following the Final Expiration Date. Prologis OP will return to you any Duke Realty Notes that are not accepted for exchange for any reason without expense to you promptly after the Final Expiration Date. See “The Exchange Offers and Consent Solicitations — Acceptance of Duke Realty Notes for Exchange; Prologis Notes and Cash Exchange Consideration; Effectiveness of Proposed Amendments.”
U.S. Federal Income Tax Considerations
Holders should consider certain U.S. federal income tax consequences of the exchange offers and consent solicitations. Holders of Duke Realty Notes are urged to consult their respective tax advisors with respect to the tax consequences to them of the exchange. See “Material United States Federal Income Tax Consequences.”
Consequences of Not Exchanging Duke Realty Notes for Prologis Notes
If the Proposed Amendments to the Duke Realty Indentures are adopted, holders of Duke Realty Notes will no longer be entitled to the benefit of substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of Duke Realty to merge, consolidate or sell all or substantially all of its properties or assets. In addition, the trading market for any Duke Realty Notes not validly tendered is likely to be significantly more limited in the future if the exchange offers are consummated. See “Risk Factors — Risks Related to the Exchange Offers and Consent Solicitations — The liquidity of the Duke Realty Notes that are not exchanged will be reduced.”
Use of Proceeds
Prologis OP will not receive any cash proceeds from the exchange offers.
Exchange Agent, Information Agent and Dealer Managers
D.F. King & Co., Inc. is serving as exchange agent and information agent for the exchange offers and consent solicitations.
TD Securities (USA) LLC and Wells Fargo Securities, LLC are serving as the dealer managers.
The addresses and the facsimile and telephone numbers of these parties appear on the back cover of this prospectus.

Prologis OP has other business relationships with the exchange agent and the dealer managers, as described in “The Exchange Offers and Consent Solicitations — Exchange Agent” and “— Dealer Managers.”
No Guaranteed Delivery Procedures
No guaranteed delivery procedures are being offered in connection with the exchange offers and consent solicitations. You must tender your Duke Realty Notes and deliver your consent by the Final Expiration Date in order to participate in the applicable exchange offers.
No Recommendation
None of Prologis, Prologis OP, Duke Realty, Duke Realty OP, any of their respective subsidiaries, the dealer managers, the information agent, the exchange agent or the Trustees makes any recommendation in connection with the exchange offers or consent solicitations as to whether any Duke Realty OP noteholder should tender or refrain from tendering all or any portion of the principal amount of such holder’s Duke Realty Notes (and in so doing, consent to the adoption of the Proposed Amendments to the applicable Duke Realty Indenture), and no one has been authorized by any of them to make such a recommendation.
Risk Factors
For risks related to the exchange offers and consent solicitations, please read the section entitled “Risk Factors” beginning on page 25 of this prospectus.

The Prologis Notes
Issuer
Prologis OP will issue the Prologis Notes.
General; Comparison to Duke Realty Notes
Each new Prologis Note issued in exchange for a Duke Realty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Duke Realty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Duke Realty Note. The Duke Realty Indentures, without taking into effect the adoption of the Proposed Amendments, and the Prologis OP Indenture are substantially the same, except that, among other things:
•
the Prologis OP Indenture definition of debt (1) limits the amount of secured debt to include the lesser of the amount of secured debt or the fair market value of the property that secures such debt, (2) includes letters of credit only to the extent called upon and (3) includes the principal amount of all obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock (as defined in the Prologis OP Indenture).

•
the financial reporting obligations in the Prologis OP Indenture are those of Prologis, rather than Duke Realty.

•
as compared to the 1995 Indenture only, the Prologis OP Indenture provides for cross-acceleration upon a default on other indebtedness in an aggregate principal amount exceeding $50,000,000.

See “The Exchange Offers and Consent Solicitations — Terms of the Exchange Offers and Consent Solicitations” and “Description of the Differences Between the Prologis Notes and the Duke Realty Notes.”
Interest Rates; Interest Payment Dates; Maturity Dates
Each new Prologis Note issued in exchange for a Duke Realty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Duke Realty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Duke Realty Note.
Holders of Duke Realty Notes that are accepted for exchange will be deemed to have waived the right to receive any payment from Duke Realty OP in respect of interest accrued from the date of the last interest payment date in respect of their Duke Realty Notes until the date of the issuance of the new Prologis Notes. Consequently, holders of new Prologis Notes will receive the same interest payments that they would have received had they not exchanged their Duke Realty Notes in the applicable exchange offer.

Interest Rates and Maturity Dates	Semi-Annual Interest Payment Dates
3.250% Senior Notes due 2026	June 30 and December 30
3.375% Senior Notes due 2027	June 15 and December 15
7.250% Senior Notes due 2028	June 15 and December 15
4.000% Senior Notes due 2028	March 15 and September 15
2.875% Senior Notes due 2029	May 15 and November 15
1.750% Senior Notes due 2030	January 1 and July 1
1.750% Senior Notes due 2031	February 1 and August 1
2.250% Senior Notes due 2032	January 15 and July 15
3.050% Senior Notes due 2050	March 1 and September 1
Payment of Principal
Holders of the Prologis Notes will receive repayments of principal only on the respective maturity dates of the Prologis Notes, or otherwise in accordance with the terms of each note.
Ranking
The Prologis Notes will be Prologis OP’s direct, unsecured and unsubordinated obligations and will rank pari passu with all of Prologis OP’s other unsecured and unsubordinated indebtedness outstanding from time to time. The Prologis Notes will be effectively subordinated to Prologis OP’s mortgages and other secured indebtedness to the extent of any collateral pledged as security therefor and to all of the secured and unsecured indebtedness and other liabilities of Prologis OP’s consolidated subsidiaries, including Duke Realty OP, and unconsolidated joint ventures and co-investment ventures.
Optional Redemption
Prologis OP may redeem any series of the Prologis Notes, other than the Prologis June 2028 Notes, before their stated maturity in whole, at any time, or in part, from time to time, at a redemption price that includes accrued and unpaid interest and may include a make-whole premium.
For a more complete description of the redemption provisions of the Prologis Notes, see “Description of the Prologis Notes — Optional Redemption.”
Use of Proceeds
Prologis OP will not receive any cash proceeds from the issuance of the Prologis Notes in connection with the exchange offers. In exchange for issuing the Prologis Notes and paying the cash exchange consideration, Prologis OP will receive Duke Realty Notes that will be retired and cancelled and will not be reissued. See “Use of Proceeds.”
U.S. Federal Income Tax Considerations
The Prologis Notes are subject to special and complex U.S. federal income tax rules. Holders are urged to consult their respective tax advisors with respect to the application of the U.S. federal income tax laws to their own particular situation. See “Material United States Federal Income Tax Consequences.”
Trading
The Prologis Notes will be new issues of securities, and there are currently no established trading markets for the Prologis Notes. Active or liquid markets may not develop for the Prologis Notes or, if developed, may not be maintained. Prologis OP has not applied and does not intend to apply for the listing of the Prologis Notes on any securities exchange or for quotation on any automated dealer quotation system.
Covenants
Prologis OP will issue the Prologis Notes under the Prologis OP Indenture. The Prologis OP Indenture includes certain covenants as described herein. Each covenant is subject to a number of important exceptions, limitations and qualifications that are described under “Description of the Prologis Notes — Covenants.”

RISK FACTORS
In addition to the other information included in, or incorporated by reference into, this prospectus, including the matters addressed in “Cautionary Statement Regarding Forward-Looking Statements,” you should carefully consider the following risks before deciding whether to participate in the applicable exchange offers and consent solicitations. In addition, you should read and consider the risks associated with each of the businesses of Prologis, Prologis OP, Duke Realty and Duke Realty OP because these risks will continue to affect Prologis after the completion of the merger. These risks can be found in Prologis’, Prologis OP’s, Duke Realty’s and Duke Realty OP’s respective Annual Reports on Form 10-K for the year ended December 31, 2021, each of which is filed with the SEC and incorporated by reference into this prospectus. You should also read and consider the other information in this prospectus and the other documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”
Risks Related to the Exchange Offers and Consent Solicitations
The exchange offers and consent solicitations may be cancelled or delayed.
Prologis OP is not obligated to complete the exchange offers and consent solicitations unless and until it receives valid and unrevoked tenders and the Requisite Consents and until the merger has been consummated. If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date. If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Final Expiration Date, but you may not withdraw the related consent. If you tender Duke Realty Notes after the Early Expiration Date and before the Final Expiration Date you may withdraw your tender and the related consent at any time prior to the Final Expiration Date. If the merger agreement is terminated for any reason, Prologis OP intends promptly to terminate the exchange offers and the consent solicitations. Even if each of the exchange offers and consent solicitations are completed, the exchange offers and consent solicitations may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the applicable exchange offers and consent solicitations may have to wait longer than expected to receive their Prologis Notes (including the Early Participation Premium, if any) and cash during which time those holders of Duke Realty Notes will not be able to effect transfers of their Duke Realty Notes tendered for exchange.
The liquidity of the Duke Realty Notes that are not exchanged will be reduced.
The current trading market for the Duke Realty Notes is limited. The trading market for unexchanged Duke Realty Notes will become more limited and could cease to exist due to the reduction in the amount of the Duke Realty Notes outstanding upon consummation of the exchange offers. A more limited trading market might adversely affect the liquidity, market price and price volatility of these securities. If a market for unexchanged Duke Realty Notes exists or develops, these securities may trade at a discount to the price at which the securities would trade if the amount outstanding were not reduced, depending on prevailing interest rates, the market for similar securities and other factors. However, there can be no assurance that an active market in the unexchanged Duke Realty Notes will exist, develop or be maintained or as to the prices at which the unexchanged Duke Realty Notes may be traded.
Following the merger, Duke Realty OP will not have access to all of the cash flow available to Prologis OP when making its required principal and interest payments.
Following the merger, Duke Realty OP will be a subsidiary of Prologis OP. If a holder does not participate in an exchange offer or if Prologis OP does not accept the holder’s tendered Duke Realty Notes, the applicable Duke Realty Notes will remain outstanding as Duke Realty OP’s notes. As a result, Duke Realty OP will not have access to all of the cash flow available to Prologis OP outside of that generated by Duke Realty OP in making required principal and interest payments on remaining Duke Realty Notes.
The Proposed Amendments to the Duke Realty Indentures will afford reduced protection to remaining holders of Duke Realty Notes.
If the Proposed Amendments to the Duke Realty Indentures are adopted, the covenants and some other terms of the Duke Realty Notes will be materially less restrictive and will afford significantly reduced protection to holders of such securities compared to the covenants and other provisions currently contained in the Duke Realty Indentures.
The Proposed Amendments to the Duke Realty Indentures would, among other things:
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eliminate cross-acceleration and judgment default from the events of default;

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eliminate certain requirements that must be met for Duke Realty OP to consolidate, merge or sell all or substantially all of its assets;

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eliminate the covenant prohibiting Duke Realty OP and its subsidiaries from incurring additional unsecured indebtedness;

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eliminate the covenants requiring Duke Realty OP to maintain its properties in useful condition, keep its properties insured and pay any taxes, governmental charges and other claims; and

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eliminate the covenant requiring Duke Realty OP to prepare and file separate periodic reports under the Exchange Act (except as required by the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”)).

If the Proposed Amendments are adopted with respect to the Duke Realty Notes, each non-exchanging holder of Duke Realty Notes will be bound by the Proposed Amendments even if that holder did not consent to the Proposed Amendments. The elimination or modification of the covenants and other provisions in the Duke Realty Indentures contemplated by the Proposed Amendments would, among other things, permit Prologis, Duke Realty and their respective subsidiaries to take actions that could increase the credit risk with respect to Duke Realty OP, and might adversely affect the liquidity, market price and price volatility of the Duke Realty Notes or otherwise be adverse to the interests of the holders of the Duke Realty Notes. See “The Proposed Amendments.”
You may recognize taxable gain or loss if the exchange of your Duke Realty Notes for Prologis Notes constitutes a taxable exchange for U.S. federal income tax purposes, and Prologis OP believes that the exchange of Duke Realty Notes (with certain exceptions) that are validly tendered (and not validly withdrawn) after the Early Expiration Date will constitute a taxable exchange.
The modification of a debt instrument creates a deemed exchange upon which gain or loss is realized if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Although it is not entirely clear under U.S. tax law, Prologis OP intends to take the position that the exchange of the Duke Realty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date for Prologis Notes and the exchange of the Duke Realty 2050 Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date for the Prologis 2050 Notes do not constitute a significant modification of such Duke Realty Notes, and consequently are not treated as a taxable exchange for U.S. federal income tax purposes. However, Prologis OP believes that the exchange of Duke Realty Notes (except for the Duke Realty 2050 Notes) that are validly tendered (and not validly withdrawn) after the Early Expiration Date for Prologis Notes with a principal amount equal to 97% of the principal amount of such Duke Realty Notes will result in a significant modification, and consequently will be treated as a taxable exchange for U.S. federal income tax purposes, due to a significant change in the yield of such Duke Realty Notes as a result of the exchange. See “Material United States Federal Income Tax Consequences — U.S. Federal Income Tax Considerations Relating to the Exchange Offers.”
Prologis Notes received in exchange for Duke Realty Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date may have a different CUSIP number than Prologis Notes received in exchange for Duke Realty Notes that are validly tendered (and not validly withdrawn) before the Early Expiration Date.
As described in “Material United States Federal Income Tax Consequences — U.S. Federal Income Tax Considerations Relating to the Prologis Notes — U.S. Holders — Taxation of Interest, Discount and Premium on Prologis Notes,” the issue price of Prologis Notes received in exchange for Duke Realty Notes validly tendered (and not validly withdrawn) before the Early Expiration Date will equal the issue price of the Duke Realty Notes exchanged, while we expect the issue price of Prologis Notes received in exchange for Duke Realty Notes validly tendered (and not validly withdrawn) after the Early Expiration Date may depend on the fair market value of such Prologis Notes or the Duke Realty Notes for which they are exchanged. To the extent such issue prices differ, the Prologis Notes received in exchange for Duke Realty Notes validly tendered (and not validly withdrawn) before the Early Expiration Date may have different tax characteristics (such as original issue discount and yield) than Prologis Notes received in exchange for Duke Realty Notes validly tendered (and not validly withdrawn) after the Early Expiration Date and, if so, may receive different CUSIP numbers in order to account for such different tax characteristics. This may have an adverse effect on the liquidity and marketability of the Prologis Notes.
Risks Related to the Prologis Notes
The market price of the Prologis Notes may be volatile.
The market price of the Prologis Notes will depend on many factors that may vary over time and some of which are beyond Prologis OP’s control, including:
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Prologis OP’s financial performance;

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the amount of indebtedness Prologis OP and its subsidiaries have outstanding;

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market interest rates;

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the market for similar securities;

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competition;

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the size and liquidity of the market for the Prologis Notes; and

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general economic conditions.

As a result of these factors, you may only be able to sell your Prologis Notes at prices below those you believe to be appropriate, including prices below the price you paid for them.
An increase in interest rates could result in a decrease in the relative value of the Prologis Notes.
In general, as market interest rates rise, notes bearing interest at a fixed rate generally decline in value. Consequently, if you receive Prologis Notes and market interest rates increase, the market value of your Prologis Notes may decline. Prologis OP cannot predict the future level of market interest rates.
Ratings of Prologis Notes may not reflect all risks of an investment in the Prologis Notes.
Prologis OP expects that the Prologis Notes will be rated by at least one nationally recognized statistical rating organization. The ratings of the Prologis Notes will primarily reflect Prologis OP’s financial strength and will change in accordance with the rating of Prologis OP’s financial strength. Any rating is not a recommendation to purchase, sell or hold the Prologis Notes. These ratings do not correspond to market price or suitability for a particular investor. In addition, ratings at any time may be lowered or withdrawn in their entirety. As a result, the ratings of the Prologis Notes may not reflect the potential impact of all risks related to structure and other factors on any trading market for, or trading value of, your Prologis Notes.
Prologis OP’s financial performance and other factors could adversely impact its ability to make payments on the Prologis Notes.
Prologis OP’s ability to make scheduled payments with respect to its indebtedness, including the Prologis Notes, will depend on Prologis OP’s financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond Prologis OP’s control.
Prologis OP may require cash from its subsidiaries to make payments on the Prologis Notes.
Prologis OP conducts the majority of its operations through its consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures, some of which are not wholly owned, and Prologis OP relies to a significant extent on dividends, distributions, proceeds from intercompany transactions, interest payments and loans from those entities to meet its obligations for payment of principal and interest on its outstanding debt obligations and corporate expenses, including interest payments on the Prologis Notes, which may be subject to contractual restrictions. Accordingly, the Prologis Notes will be structurally subordinated to all existing and future indebtedness and other liabilities of Prologis OP’s consolidated subsidiaries, including Duke Realty OP, and unconsolidated joint ventures and co-investment ventures. Holders of Prologis Notes may look only to Prologis OP’s assets and the assets of Prologis, and not directly to any of Prologis OP’s consolidated subsidiaries, including Duke Realty OP, or unconsolidated joint ventures and co-investment ventures, for payments on the Prologis Notes. If Prologis OP is unable to obtain cash from such entities to fund required payments in respect of the Prologis Notes, Prologis OP may be unable to make payments of principal of or interest on those Prologis Notes.
The Prologis Notes will rank pari passu with a substantial portion of its other senior indebtedness.
Prologis OP’s payment obligations under the Prologis Notes will be unsecured. The Prologis Notes will rank pari passu in right of payment with a substantial portion of Prologis OP’s current and future indebtedness, including its indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, obligations arising from or with respect to guarantees and direct credit substitutes, obligations associated with hedges and derivative products, capitalized lease obligations and other senior indebtedness.
The Prologis OP Indenture limits the ability of Prologis OP to incur additional indebtedness and other obligations, including indebtedness, senior debt and other obligations that rank senior to or pari passu with the Prologis Notes. At June 30, 2022, Prologis OP’s unsecured senior debt securities, unsecured credit facilities and other senior debt totaled approximately $17.5 billion on a consolidated basis. As discussed below, the Prologis Notes will also be effectively subordinated to all of Prologis OP’s consolidated subsidiaries’ (including Duke Realty OP) and unconsolidated joint ventures’ and co-investment ventures’ existing and future secured and unsecured indebtedness and other liabilities. At June 30, 2022, total indebtedness, including current maturities, of Prologis OP and its consolidated subsidiaries totaled approximately $18.0 billion. Further, taking into account Prologis’ existing indebtedness and the assumption of Duke Realty’s debt in the merger, Prologis’ pro forma consolidated indebtedness as of June 30, 2022, after giving effect to the merger, would be approximately $21.6 billion. After giving effect to the merger, the Prologis Notes will be effectively subordinated to Duke Realty OP’s indebtedness under any Duke Realty Notes not tendered.
The Prologis Notes will be effectively subordinated to Prologis OP’s and its subsidiaries’ secured debt. Accordingly, other creditors may be entitled to repayment before Prologis OP and its subsidiaries’ assets are available to satisfy Prologis OP’s obligations under the Prologis Notes.
The Prologis Notes will be effectively subordinated to Prologis OP’s mortgages and other secured indebtedness, which encumber certain of its assets, and to all of the secured and unsecured indebtedness and other liabilities of Prologis OP’s consolidated subsidiaries, including Duke Realty OP, and unconsolidated joint ventures and co-investment ventures. As a result, in the event of Prologis OP’s bankruptcy or liquidation, any holders of its mortgages or other secured indebtedness would be entitled to be repaid in full before Prologis OP’s pledged assets would be available to satisfy its obligations on the Prologis Notes, and, in the event of a bankruptcy or liquidation of any of its subsidiaries, the creditors of that subsidiary would be entitled to be repaid in full before any assets of that subsidiary would be available to satisfy Prologis OP’s obligations on the Prologis Notes. As of June 30, 2022, the total outstanding indebtedness on a consolidated basis for Prologis OP, its subsidiaries and the other subsidiaries of Prologis OP was approximately $18.0 billion, of which approximately $0.5 billion was secured. Approximately $15.9 million of this secured debt is non-recourse secured debt of consolidated joint ventures and co-investment ventures. Subject to certain limitations, Prologis OP may incur additional indebtedness.
Your ability to transfer the Prologis Notes may be limited by the absence of a trading market.
The Prologis Notes will be new securities for which there is no established trading market. Prologis OP does not currently intend to apply for listing of the Prologis Notes on any securities exchange. The liquidity of any market for the Prologis Notes will depend on the number of holders of the Prologis Notes, Prologis OP’s performance, the market for similar securities, the interest of securities dealers in making a market for the

Prologis Notes, prevailing interest rates and other factors. Accordingly, Prologis OP can provide no assurance as to the development or liquidity of any market for the Prologis Notes.
The credit and risk profile of Prologis could adversely affect Prologis OP’s credit ratings and profile.
The credit and business risk profiles of the general partner or owners of a general partner may be factors in credit evaluations of a limited partnership. This is because the general partner can exercise significant influence over the business activities of the partnership, including its cash distribution and acquisition strategy and business risk profile. Another factor that may be considered is the financial condition of the general partner and its owners, including the degree of their financial leverage and their dependence on cash flow from the partnership to service their indebtedness. Accordingly, Prologis OP’s credit ratings and business risk profile could be adversely affected if the ratings and risk profile of Prologis were to decline or were viewed as substantially lower or riskier than Prologis OP’s ratings and risk profile.
Prologis OP may elect to cause the redemption of the Prologis Notes when prevailing interest rates are relatively low.
Prologis OP may redeem any series of the Prologis Notes (other than the Prologis June 2028 Notes) in whole at any time, or in part from time to time, at a price equal to the greater of (i) 100% of the principal amount of the Prologis Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest (at the rate in effect on the date of the calculation of the redemption price) on the Prologis Notes to be redeemed if such notes matured on the applicable par call date (other than the Prologis 2026 Notes which would use their maturity date) but for the redemption (exclusive of interest accrued to the date of redemption) discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at an applicable treasury yield, plus a number of basis points dependent upon the original maturity of such series, plus, in either case, accrued interest to the redemption date. See “Description of the Prologis Notes — Optional Redemption.”
If Prologis OP were to redeem Prologis Notes at a time when prevailing interest rates are less than the interest rate on the Prologis Notes being redeemed, you may not be able to reinvest the proceeds from the redemption to obtain a comparable yield.
The Trustee has only limited rights of acceleration.
The Trustee under the Prologis OP Indenture governing the Prologis Notes may accelerate payment of the principal and accrued and unpaid interest on the Prologis Notes only upon the occurrence and continuation of an event of default. An event of default will generally be limited to payment defaults, breach of other covenants after notice, acceleration of other indebtedness and judgment defaults in excess of a specified amount, and specific events of bankruptcy, insolvency and reorganization relating to Prologis OP or Prologis.
If Prologis OP were to become subject to entity level taxation for U.S. federal or state tax purposes, then Prologis OP’s cash available for payment on the Prologis Notes would be substantially reduced.
Current law may change so as to cause Prologis OP to be treated as a corporation for U.S. federal income tax purposes or otherwise subject Prologis OP to entity level U.S. federal income taxation. If Prologis OP were treated as a corporation for U.S. federal income tax purposes, Prologis OP would pay U.S. federal income tax on its taxable income at the corporate tax rate, which is currently a maximum of 21%, and it likely would pay state taxes as well. Because a tax would be imposed upon Prologis OP as a corporation, the cash available for payment on the Prologis Notes would be substantially reduced. Therefore, treatment of Prologis OP as a corporation would result in a material reduction in its anticipated cash flows and could cause a reduction in the value of the Prologis Notes and would materially and adversely affect the value of the Prologis common stock.
In addition, several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise and other forms of taxation. For example, Prologis OP is now subject to a new entity level tax on the portion of its gross income apportioned to Texas. If any additional state were to impose an entity level tax on Prologis OP, the cash available for payment on the Prologis Notes would be reduced.

Risks Related to the Merger
The pendency of the merger could adversely affect the business and operations of Prologis or Duke Realty.
Prior to the effective time of the merger, some tenants, prospective tenants or vendors of Prologis or Duke Realty may delay or defer decisions, which could negatively affect the revenues, earnings, cash flows and expenses of Prologis or Duke Realty, regardless of whether the merger is completed. Similarly, current and prospective employees of Duke Realty may experience uncertainty about their future roles with Prologis following the merger, which may materially adversely affect the ability of Duke Realty to attract and retain key personnel during the pendency of the merger. In addition, due to operating restrictions in the merger agreement, Prologis and Duke Realty may be unable, during the pendency of the merger, to pursue strategic transactions, undertake significant capital projects, undertake certain significant financing transactions and otherwise pursue other actions, even if such actions would prove beneficial.
Risk Related to Prologis following the Completion of the Merger
Operational Risks
Prologis expects to incur substantial expenses related to the merger.
Prologis expects to incur substantial expenses in connection with completing the merger and integrating the operations and systems of Duke Realty with those of Prologis. While Prologis has assumed that a certain level of expenses would be incurred, there are a number of factors beyond its control that could affect the total amount or the timing of Prologis’ expenses relating to the completion of the merger and Prologis’ operations. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the expenses associated with the merger could, particularly in the near term, reduce the savings that Prologis expects to achieve from the elimination of duplicative expenses and the realization of economies of scale and cost savings related to the integration of the operations of Duke Realty following the completion of the merger.
Following the merger, Prologis may be unable to integrate the operations of Prologis and Duke Realty successfully and realize the anticipated synergies and other benefits of the merger or do so within the anticipated time frame.
The merger involves the combination of two companies that currently operate as independent public companies and their respective operating partnerships. Prologis is expected to benefit from the elimination of duplicative costs associated with supporting a public company platform and the leveraging of state-of-the-art technology and systems. However, Prologis will be required to devote significant management attention and resources to integrating the operations of Prologis and Duke Realty. Potential difficulties Prologis may encounter in the integration process include the following:
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the inability to successfully combine the operations of Prologis and Duke Realty in a manner that permits Prologis to achieve the cost savings anticipated to result from the merger, which would result in the anticipated benefits of the merger not being realized in the time frame currently anticipated or at all;

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the inability to dispose of former Duke Realty assets or operations that Prologis desires to dispose of;

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potential unknown liabilities and unforeseen increased expenses, delays or regulatory conditions associated with the merger; and

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performance shortfalls as a result of the diversion of management’s attention caused by completing the merger and integrating the companies’ operations.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of Prologis’ management, the disruption of Prologis’ ongoing business or inconsistencies in Prologis’ operations, services, standards, controls, procedures and policies, any of which could adversely affect the ability of Prologis to maintain relationships with tenants, vendors and employees or to achieve the anticipated benefits of the merger, or could otherwise adversely affect the business and financial results of Prologis.
Prologis’ anticipated level of indebtedness will increase upon completion of the merger and may increase the related risks Prologis now faces.
In connection with the merger, Prologis may assume and/or refinance certain indebtedness of Duke Realty and Duke Realty OP and, as a result, may be subject to increased risks associated with debt financing. On June 30, 2022, Prologis had indebtedness of approximately $18.0 billion. After giving effect to the merger, Prologis’ total pro forma consolidated indebtedness will increase. Taking into account Prologis’ existing indebtedness and the assumption of Duke Realty’s debt in the merger, Prologis’ pro forma consolidated indebtedness as of June 30, 2022, after giving effect to the merger, would be approximately $21.6 billion.
Prologis’ increased indebtedness could have important consequences to holders of its debt securities, including:
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increasing Prologis’ vulnerability to general adverse economic and industry conditions;

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limiting Prologis’ ability to obtain additional financing to fund future working capital, capital expenditures and other general corporate requirements; and

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limiting Prologis’ flexibility in planning for, or reacting to, changes in its business and its industry.

If Prologis defaults under a mortgage loan, it will automatically be in default under any other loan that has cross-default provisions, and it may lose the properties securing these loans. Although Prologis anticipates that it will pay off its mortgage payables as soon as prepayment penalties and other costs make it economically feasible to do so, Prologis cannot anticipate when such payment will occur.
The future results of Prologis will suffer if Prologis does not effectively manage its expanded operations following the merger.
Following the merger, Prologis expects to continue to expand its operations through additional acquisitions and development of properties, some of which may involve complex challenges. The future success of Prologis will depend, in part, upon the ability of Prologis to manage its expansion opportunities, which may pose substantial challenges for Prologis to integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs, regulatory compliance and service quality, and to maintain other necessary internal controls. There is no assurance that Prologis’ expansion or acquisition opportunities will be successful, or that Prologis will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other benefits.
Counterparties to certain significant agreements with Duke Realty may exercise contractual rights under such agreements in connection with the merger.
Duke Realty is a party to certain agreements that give the counterparty certain rights following a “change in control,” including in some cases the right to terminate the agreement. Under some such agreements, the merger may constitute a change in control, and therefore the counterparty may exercise certain rights under the agreement upon the closing of the merger. Any such counterparty may request modifications of their respective agreements as a condition to granting a waiver or consent under their agreement. The pursuit of such rights by the counterparties may result in Prologis suffering a loss of potential future revenue or incurring liabilities and may result in the loss of rights that are material to Prologis’ business. There can be no assurances that such counterparties will not exercise their rights under these agreements, including termination rights where available, or that the exercise of any such rights under, or modification of, these agreements will not adversely affect the business or operations of Prologis.
REIT Risks
Prologis (following the completion of the merger) would succeed to, and may incur, adverse tax consequences if Prologis or Duke Realty has failed or fails to qualify as a REIT for United States federal income tax purposes.
If either Prologis or Duke Realty has failed or fails to qualify as a REIT for U.S. federal income tax purposes and the merger is completed, Prologis (following the completion of the merger) generally would succeed to and may incur significant tax liabilities, and it could possibly lose its REIT status should disqualifying activities continue after the merger.
REITs are subject to a range of complex organizational and operational requirements.
As REITs prior to the completion of the merger, each of Prologis and Duke Realty, and as a REIT following the completion of the merger, Prologis, must distribute with respect to each year at least 90% of its REIT taxable income to its stockholders or shareholders, as applicable. Other restrictions apply to a REIT’s income and assets and share ownership. For any taxable year that Prologis or Duke Realty fails to qualify as a REIT, it will not be allowed a deduction for dividends paid to its stockholders or shareholders, as applicable, in computing taxable income and thus would become subject to U.S. federal and state income tax as if it were a regular taxable corporation. In such an event, Prologis or Duke Realty, as the case may be, could be subject to potentially significant tax liabilities. Unless entitled to relief under certain statutory provisions, Prologis or Duke Realty, as the case may be, would also be disqualified from treatment as a REIT for the four taxable years following the year in which it lost its qualification. If Prologis or Duke Realty failed to qualify as a REIT, the market price of Prologis (following the completion of the merger) common stock may decline, and it may need to reduce substantially the amount of distributions to its stockholders because of its increased tax liability. See “Material United States Federal Income Tax Consequences — Prologis’ Qualification and Taxation as a REIT.”
Other Risks
Failure to complete the exchange offers and consent solicitations could adversely affect Prologis’ operations.
Although Prologis OP expects the completion of the exchange offers and consent solicitations to occur promptly after the completion of the merger, it may occur a substantial period of time following the completion of the merger, or may not occur at all, which may subject Prologis (following the completion of the merger) to certain risks and possible adverse consequences. If the merger is completed but the exchange offers and consent solicitations are not completed or other series of notes remain outstanding under the Duke Realty Indenture, Prologis will not benefit from the simplification of its capital structure following the completion of the merger. As a result, Prologis would be required to undergo the effort and expense of fulfilling reporting obligations under the Duke Realty Indenture for Duke Realty OP, which will be a subsidiary of Prologis and Prologis OP, both of which will have their own reporting obligations.
Similarly, Prologis (following the completion of the merger) would not benefit from the elimination of certain other covenants contained in the Duke Realty Indenture. Such covenants limit the ability of Duke Realty and its subsidiaries to take certain actions, effectively limiting the ability of Prologis to take certain actions, that may be beneficial to its business or operations, through Duke Realty or its subsidiaries (which will be Prologis’ subsidiaries). For example, if the covenants are not eliminated, there would be limitations on the ability of the subsidiaries of Duke Realty to incur debt and any secured debt that was incurred or that remains outstanding would be included as secured debt for purposes of calculating Prologis’ covenants under its other debt agreements. Completion of the merger is not conditioned on completing the exchange offers and consent solicitations. No assurance can be given that the exchange offers and consent solicitations will be completed substantially concurrently with the merger, or at all.
In connection with the merger, Prologis is planning to refinance a significant amount of indebtedness and cannot guarantee that it will be able to obtain the necessary funds on favorable terms or at all.
In connection with the closing of the merger, or at any time thereafter, Prologis may elect to terminate certain (or all) of Prologis’ and Duke Realty’s respective credit facilities. Any such termination would require the repayment of the amounts outstanding thereunder. In addition, the merger may trigger the mandatory prepayment of certain secured mortgage debt of Prologis, Duke Realty or their affiliates. Prologis and Duke Realty are engaged in discussions with certain potential financing providers regarding one or more bank credit facilities to be entered into by Prologis at or around the time of the closing of the merger, funds from which would be used in part to make such repayments or mandatory prepayments and to provide a source of liquidity for Prologis. However, Prologis’ ability to obtain such financing will depend on, among other factors, prevailing market conditions at the time of the closing of the merger and other factors beyond

Prologis’ control. Prologis and Duke Realty cannot assure you that Prologis will be able to obtain additional financing on terms acceptable to it or at all. Completion of the merger is not conditioned on completing such financing transactions.
Prologis (following the completion of the merger)will have a substantial amount of indebtedness and may need to incur more in the future.
In connection with executing Prologis’ business strategies following the merger, it expects to continue to evaluate the possibility of acquiring additional properties and making strategic investments, and it may elect to finance these endeavors by incurring additional indebtedness. Its substantial indebtedness could have material adverse consequences, including (i) reducing its credit ratings and thereby raising its borrowing costs, (ii) hindering its ability to adjust to changing market, industry or economic conditions, (iii) limiting its ability to access the capital markets to refinance maturing debt or to fund acquisitions or emerging businesses, (iv) limiting the amount of free cash flow available for future operations, acquisitions, dividends, stock repurchases or other uses, (v) making it more vulnerable to economic or industry downturns, including interest rate increases, and (vi) placing it at a competitive disadvantage compared to less leveraged competitors.
Moreover, to respond to competitive challenges, Prologis (following the completion of the merger) may be required to raise substantial additional capital to execute its business strategy. Its ability to arrange additional financing will depend on, among other factors, its financial position and performance, as well as prevailing market conditions and other factors beyond its control. If it is able to obtain additional financing, Prologis’ credit ratings could be further adversely affected, which could further raise its borrowing costs and further limit its future access to capital and its ability to satisfy its obligations under its indebtedness.
The historical and unaudited pro forma combined condensed financial information incorporated by reference in this prospectus may not be representative of Prologis’ results after the merger, and, accordingly, you have limited financial information on which to evaluate Prologis following the completion of the merger.
The unaudited pro forma combined condensed financial information incorporated by reference in this prospectus has been presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that actually would have occurred had the merger been completed as of the date indicated, nor is it indicative of the future operating results or financial position of Prologis (following the completion of the merger). The unaudited pro forma combined condensed financial information reflects adjustments, which are based upon preliminary estimates, to allocate the purchase price to Prologis’ assets and liabilities. The purchase price allocation reflected in the unaudited pro forma combined condensed financial information incorporated by reference in this prospectus is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of Prologis as of the date of the completion of the merger. The unaudited pro forma combined condensed financial information does not reflect future events that may occur after the merger, including the costs related to the planned integration of Prologis and Duke Realty and any future nonrecurring charges resulting from the merger, and does not consider potential impacts of current market conditions on revenues or expense efficiencies. The unaudited pro forma combined condensed financial information incorporated by reference in this prospectus is based in part on certain assumptions regarding the merger that Prologis and Duke Realty believe are reasonable under the circumstances. Prologis and Duke Realty cannot assure you that the assumptions will prove to be accurate over time.
Prologis, Prologis OP, Duke Realty and Duke Realty OP face other risks.
The foregoing risks are not exhaustive, and you should be aware that, following the merger, Prologis will face various other risks, including those discussed in reports filed by Prologis OP and Duke Realty OP with the SEC. See “Where You Can Find More Information.”

USE OF PROCEEDS
Prologis OP will not receive any cash proceeds from the issuance of the Prologis Notes in connection with the exchange offers. In exchange for issuing the Prologis Notes and paying the cash due upon exchange, Prologis OP will receive accepted Duke Realty Notes in an aggregate principal amount equal to (i) the aggregate principal amount of such issued Prologis Notes plus (ii) the aggregate amount of such cash due upon exchange (only if Prologis OP would otherwise be required to issue a Prologis Note in a denomination other than $1,000 or a whole multiple of $1,000). Prologis OP will not receive any cash proceeds from the consent solicitations. The Duke Realty Notes surrendered in connection with the exchange offers will be retired and cancelled and will not be reissued.

INFORMATION ABOUT PROLOGIS, PROLOGIS OP, DUKE REALTY AND DUKE REALTY OP
Prologis, Inc.
Prologis, L.P.
Pier 1, Bay 1
San Francisco, California 94111
(415) 394-9000
Prologis was formed in 1997 and is a global leader in logistics real estate with a focus on high growth markets. Prologis owns, manages and develops well-located, high-quality logistics facilities in 19 countries across four continents. Prologis’ teams actively manage its portfolio to provide comprehensive real estate services, including leasing, property management, development, acquisitions and dispositions. Prologis invests significant capital each year into new logistics properties principally through our development activity and third-party acquisitions. Prologis’ property dispositions allow Prologis to recycle capital and contribute to self-funding these development and acquisition activities. The majority of Prologis’ properties in the U.S. are wholly owned, while its properties outside the U.S. are generally held in co-investment ventures to mitigate Prologis’ exposure to foreign currency movements.
Prologis commenced operations as a fully integrated real estate company in 1997, elected to be taxed as a REIT under the Code, and believes the current organization and method of operation will enable Prologis to maintain its status as a REIT.
Prologis OP was formed in 1997 and is the primary operating subsidiary of Prologis. At June 30, 2022, Prologis owned 97.28% common general partnership interest in Prologis OP and substantially all of the preferred units in Prologis OP. As the sole general partner of Prologis OP, Prologis has complete responsibility and discretion in the day-to-day management and control of Prologis OP. Prologis only holds a de minimis amount of assets outside of Prologis OP.
Prologis common stock is listed on the NYSE, trading under the symbol “PLD.” Prologis’ global headquarters are located at Pier 1, Bay 1, San Francisco, California 94111; its telephone number is (415) 394-9000. Prologis’ other principal office locations are in Amsterdam, Denver, Luxembourg, Mexico City, Shanghai, Singapore and Tokyo. Prologis’ website address is http://www.prologis.com. Information contained on Prologis’ website is not and should not be deemed a part of this prospectus or any other report or filing filed with the SEC.
Additional information about Prologis, Prologis OP and their subsidiaries is included in documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”
Duke Realty Corporation
Duke Realty Limited Partnership
8711 River Crossing Blvd.,
Indianapolis, Indiana 46240
(800) 875-3366
Duke Realty is a self-administered and self-managed REIT, which owns and operates approximately 167.3 million rentable square feet of industrial assets in 19 major U.S. logistics markets. Duke Realty’s common stock is publicly traded on the NYSE under the symbol “DRE” and is a member of the S&P 500 Index. Duke Realty OP is the primary operating subsidiary of Duke Realty. As of June 30, 2022, Duke Realty owned approximately 98.9% of the common partnership interests of Duke Realty OP. The remaining 1.1% of the common partnership interests are owned by limited partners. As the sole general partner of Duke Realty OP, Duke Realty has full, exclusive and complete responsibility and discretion in the day-to-day management and control of Duke Realty OP. Duke Realty does not have any significant assets other than its investment in Duke Realty OP.
Additional information about Duke Realty, Duke Realty OP and their subsidiaries is included in documents incorporated by reference into this prospectus. See “Where You Can Find More Information.”

THE MERGER
The following is a discussion of the merger and the material terms of the merger agreement between Prologis and Duke Realty. You are urged to read the merger agreement carefully and in its entirety, a copy of which is filed as an exhibit to the registration statement of which this prospectus is a part.
General
Pursuant to the merger agreement, (i) Duke Realty will merge with and into Prologis Merger Sub, with Prologis Merger Sub continuing as the surviving entity and remaining a wholly owned subsidiary of Prologis, (ii) thereafter, Prologis, its applicable subsidiaries and Prologis Merger Sub will cause all the outstanding equity interests of Prologis Merger Sub to be contributed to Prologis OP in exchange for the issuance by Prologis OP of Prologis OP common units to Prologis and/or its subsidiaries as directed by Prologis, and (iii) thereafter, Prologis OP Merger Sub will merge with and into Duke Realty OP, with Duke Realty OP continuing as the surviving entity and a wholly owned subsidiary of Prologis OP.
Directors of Prologis after the Merger
The merger agreement provides that Prologis will take all actions necessary to add James B. Connor, Duke Realty’s Chairman and Chief Executive Officer, to the Prologis board of directors at the company merger effective time. Except for the addition of Mr. Connor to the Prologis board, there will be no change to the members of the Prologis board as a result of the merger, and the directors of Prologis as of immediately prior to the company merger effective time, together with Mr. Connor, will continue to serve as the directors of Prologis. Hamid R. Moghadam will continue to serve as Prologis’ Chief Executive Officer and Chairman of the Prologis board.
Regulatory Approvals Required for the Merger
Prologis and Duke Realty are not aware of any material federal or state regulatory requirements (including any mandatory waiting period) that must be complied with, or regulatory approvals that must be obtained, in connection with the merger or the other transactions contemplated by the merger agreement, other than filings of applicable certificates or articles of merger with respect to the merger with the Delaware Secretary of State and the Indiana Secretary of State.
The Merger Agreement
Form, Closing and Effective Time of the Merger
Upon the terms and subject to the conditions set forth in the merger agreement, Duke Realty and Prologis will combine through a multi-step process:
•
first, in the company merger, Duke Realty will merge with and into Prologis Merger Sub, with Prologis Merger Sub continuing as the surviving entity and remaining a wholly owned subsidiary of Prologis;

•
thereafter, in the contribution and issuance, Prologis, its applicable subsidiaries and Prologis Merger Sub will cause all the outstanding equity interests of Prologis Merger Sub to be contributed to Prologis OP in exchange for the issuance by Prologis OP of Prologis OP common units to Prologis and/or its subsidiaries as directed by Prologis; and

•
thereafter, in the partnership merger, Prologis OP Merger Sub will merge with and into Duke Realty OP, with Duke Realty OP continuing as the surviving entity and a wholly owned subsidiary of Prologis OP.

Pursuant to the merger agreement, and upon the terms and subject to the conditions of the merger agreement, the company merger will become effective at such time as the merger certificates in respect of the company merger have been accepted for record by the Indiana Secretary of State and the Delaware Secretary of State, or on such other date and time as shall be agreed to by Prologis and Duke Realty and specified in such merger certificates. Immediately after the company merger becomes effective, Prologis, its applicable subsidiaries and Prologis Merger Sub will cause the contribution and issuance to occur, and unless the parties otherwise agree, the partnership merger will become effective immediately following the contribution and issuance effective time.
Unless the parties otherwise agree, the closing of the merger will take place on the date that is the second business day after the satisfaction or waiver of the conditions set forth in the merger agreement (described below under “— Conditions to Completion of the Merger”) (other than those conditions that, by their terms, are required to be satisfied at the closing, but subject to the satisfaction or, if permissible, waiver of those conditions at the closing).
Organizational Documents Following the Merger
At the company merger effective time, the organizational documents of Prologis Merger Sub, as in effect immediately prior to the company merger effective time, will continue to be the organizational documents of Prologis Merger Sub, as the surviving entity of the company merger, until thereafter supplemented or amended as provided therein and in accordance with applicable law and the applicable provisions thereof, provided that the name of Prologis Merger Sub as the surviving entity in the company merger shall be “Duke Realty LLC.”
At the partnership merger effective time, Prologis Merger Sub, as the surviving entity in the company merger, will continue to be the general partner of Duke Realty OP, until replaced in accordance with applicable law, and the Duke Realty OP partnership agreement, as in effect immediately prior to the partnership merger effective time will be the limited partnership agreement of Duke Realty OP immediately following the partnership merger effective time, until thereafter amended in accordance with the provisions thereof and in accordance with applicable law.
Representations and Warranties
The merger agreement contains a number of representations and warranties made by the Duke Realty parties, on the one hand, and the Prologis parties, on the other hand. The representations and warranties were made by the parties as of the date of the merger agreement and do not survive the partnership merger effective time. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the merger agreement and qualified by information each of Duke Realty and Prologis filed with the SEC prior to the date of the merger agreement and in the confidential disclosure schedules delivered in connection with the merger agreement.
Representations and Warranties of the Duke Realty Parties
The merger agreement contains customary representations and warranties made by the Duke Realty parties that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the confidential disclosure schedules or in certain reports filed by Duke Realty with the SEC on or after January 1, 2019 and at least one business day prior to the date of the merger agreement. In particular, certain of these representations and warranties are subject to materiality or “company material adverse effect” qualifications (as further described in the section entitled “— Definitions of ‘Company Material Adverse Effect’ and ‘Parent Material Adverse Effect’”). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of Duke Realty did not have actual knowledge. The merger agreement includes representations and warranties by the Duke Realty parties relating to, among other things:
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valid existence, good standing and compliance with law;

•
due authorization, execution, delivery and validity of the merger agreement;

•
capital structure;

•
subsidiaries;

•
absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•
absence of existing default or violation under organizational documents or certain other agreements;

•
SEC filings, financial statements and internal controls;

•
absence of undisclosed material liabilities;

•
litigation;

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absence of certain changes since January 1, 2022;

•
tax matters, including Duke Realty’s qualification as a REIT;

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real property matters;

•
environmental matters;

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employee benefit plans and employees;

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labor and employment matters;

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broker’s, finder’s and financial advisors’ fees;

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opinion of Duke Realty’s financial advisor;

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Duke Realty shareholder vote required in order to approve the merger agreement;

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material contracts;

•
related party transactions;

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intellectual property matters;

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insurance;

•
accuracy of information supplied for inclusion in the joint proxy statement/prospectus and the related registration statement;

•
inapplicability of the Investment Company Act of 1940, as amended; and

•
exemption of the merger from anti-takeover statutes.

Representations and Warranties of the Prologis Parties
The merger agreement contains customary representations and warranties made by the Prologis parties that are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, in the confidential disclosure schedules or in certain reports filed by Prologis with the SEC on or after January 1, 2019 and at least one business day prior to the date of the merger agreement. In particular, certain of these representations and warranties are subject to materiality or “parent material adverse effect” qualifications (as further described in the section entitled “— Definitions of ‘Company Material Adverse Effect’ and ‘Parent Material Adverse Effect’”). In addition, certain of the representations and warranties in the merger agreement are subject to knowledge qualifications, which means that those representations and warranties would not be deemed untrue, inaccurate or incorrect as a result of matters of which certain officers of Prologis did not have actual knowledge. The merger agreement includes representations and warranties by the Prologis parties relating to, among other things:
•
valid existence, good standing and compliance with law;

•
due authorization, execution, delivery and validity of the merger agreement;

•
capital structure;

•
significant subsidiaries;

•
absence of any conflict with or violation of organizational documents or applicable laws, and the absence of any violation or breach of, or default or consent requirements under, certain agreements;

•
absence of existing default or violation under organizational documents or certain other agreements;

•
SEC filings, financial statements and internal controls;

•
absence of undisclosed material liabilities;

•
litigation;

•
absence of certain changes since January 1, 2022;

•
tax matters, including Prologis’ qualification as a REIT;

•
real property matters;

•
environmental matters;

•
broker’s, finder’s and financial advisors’ fees;

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opinion of Prologis’ financial advisor;

•
Prologis stockholder vote required in order to approve the Prologis common stock issuance in the company merger;

•
material contracts;

•
related party transactions;

•
insurance;

•
accuracy of information supplied for inclusion in the joint proxy statement/prospectus and the related registration statement;

•
inapplicability of the Investment Company Act of 1940, as amended;

•
exemption of the merger from anti-takeover statutes; and

•
activities of Prologis Merger Sub and Prologis OP Merger Sub.

Definitions of “Company Material Adverse Effect” and “Parent Material Adverse Effect”
Many of the representations of the Duke Realty parties and the Prologis parties are qualified by a “company material adverse effect” or “parent material adverse effect” standard, respectively (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, has had, or would reasonably be expected to have, a material adverse effect). For the purposes of the merger agreement, both “company material adverse effect” and “parent material adverse effect” mean an effect, event, change, development, circumstance, condition or occurrence that (i) has had, or would reasonably be expected to have, a material adverse effect on, the assets, business, results of operations, or financial condition of (A) Duke Realty and Duke Realty’s subsidiaries or (B) Prologis and Prologis’ subsidiaries, as applicable, in each case, taken as a whole or (ii) that will or would reasonably be expected to prevent or materially impair or delay the ability of the Duke Realty parties or the Prologis parties, as applicable, to consummate the merger or the other transactions contemplated by the merger agreement on or before the outside closing date. However, for purposes of clause (i) above with respect to both the Duke Realty parties and the Prologis parties, any event, change, development, circumstance, condition, occurrence or effect will not be considered a material adverse effect to the extent arising out of or resulting from the following:
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changes in conditions in the United States or global economy or capital or financial markets generally, including changes in interest or exchange rates, trade disputes or the imposition of trade restrictions, tariffs or similar taxes;

•
changes in general legal, regulatory, political, economic or business conditions or changes in generally accepted accounting principles that, in each case, generally affect the industries in which Duke Realty and its subsidiaries or Prologis and its subsidiaries, as applicable, operate (including any COVID-19 measures);

•
the negotiation, execution, announcement or performance of the merger agreement in accordance with the terms of the merger agreement or the consummation of the transactions contemplated by the merger agreement, including any litigation resulting therefrom and the impact thereof on relationships, contractual or otherwise, with tenants, employees, lenders, financing sources, ground lessors, stockholders, joint venture partners, limited partners or similar relationships, except with respect to certain representations that address the consequences of the execution or performance of the merger agreement and the general obligation to operate in the ordinary course prior to the closing;
•
acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement;

•
earthquakes, hurricanes or other natural disasters or epidemic, pandemic, including the COVID-19 pandemic, and any future resurgence, or evolutions or mutations of COVID-19 or related disease outbreaks, epidemics or pandemics, or any escalation or worsening thereof, including governmental or other commercially reasonable measures to the extent related thereto (including any COVID-19 measures);

•
any decline in the market price, or change in trading volume, of the shares of capital stock of Duke Realty or Prologis, as applicable, or any failure to meet internal or publicly announced financial projections, forecasts or predictions (provided, that any event, change, development, circumstance, condition, occurrence or effect giving rise to such decline, change or failure may otherwise be taken into account in determining whether there has been a company material adverse effect or parent material adverse effect, as applicable, if not falling into one of the other exceptions contained in the bullet points above or below); or

•
the pendency of the transactions contemplated by the merger agreement,

which, (i) in the case of the first, second and fourth bullet points above, do not materially disproportionately affect Duke Realty and Duke Realty’s subsidiaries or Prologis and Prologis’ subsidiaries, as applicable, in each case, taken as a whole, relative to other similarly situated companies in the industries in which Duke Realty and its subsidiaries or Prologis and its subsidiaries, as applicable, operate and (ii) in the case of the fifth bullet point above, do not materially disproportionately affect Duke Realty and Duke Realty’s subsidiaries or Prologis and Prologis’ subsidiaries, as applicable, in each case, taken as a whole, relative to other similarly situated companies in the industries in which Duke Realty and its subsidiaries or Prologis and its subsidiaries, as applicable, operate in the geographic regions in the United States in which Duke Realty and Duke Realty’s subsidiaries or Prologis and Prologis’ subsidiaries, as applicable, operate or own or lease properties.
Covenants and Agreements
Conduct of Business of the Duke Realty Parties Pending the Merger
The Duke Realty parties have agreed to certain restrictions on them from the date of the merger agreement until the earlier to occur of the company merger effective time and the date, if any, on which the merger agreement is terminated, which we refer to as the “interim period.” In general, except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by Prologis (which consent will not be unreasonably withheld, delayed or conditioned), the Duke Realty parties will use their commercially reasonable efforts to, and will cause each of Duke Realty’s subsidiaries to use its commercially reasonable efforts to, (i) carry on their respective businesses in all material respects in the ordinary course, consistent with past practice and (ii) (A) maintain its material assets and properties in their current condition (normal wear and tear excepted), (B) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (C) keep available the services of their present officers, and (D) preserve Duke Realty’s status as a REIT within the meaning of the Code. Without limiting the generality of the foregoing, none of the Duke Realty parties or any of the Duke Realty subsidiaries will, during the interim period, subject to certain specified exceptions (including those set forth in the disclosure schedules) and except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by Prologis (which consent will not be unreasonably withheld, delayed or conditioned):
•
split, combine, reclassify or subdivide any shares of capital stock, units or other equity or voting securities or ownership interests of any Duke Realty party or any Duke Realty subsidiaries (other than any wholly owned Duke Realty subsidiary);

•
declare, set aside or pay any dividend on or make any other distributions (whether in cash, shares or property or otherwise) in respect of, any shares of capital stock of Duke Realty, any units of Duke

Realty OP or other equity or voting securities or ownership interests in Duke Realty or any Duke Realty subsidiary, except for:
•
quarterly distributions at a rate not in excess of $0.28 per share per quarter, provided that if Prologis increases its quarterly dividend rate, Duke Realty will be entitled to make a corresponding increase (of not more than 15%) in its dividend for the same quarterly period in which Prologis makes such an increase;

•
regular distributions that are required to be made in respect of the Duke Realty OP common units in connection with any permitted dividends paid on shares of Duke Realty common stock in accordance with the terms of the Duke Realty OP partnership agreement;

•
dividends or distributions, declared, set aside or paid by any Duke Realty subsidiary to Duke Realty, Duke Realty OP or any Duke Realty subsidiary that is, directly or indirectly, wholly owned by Duke Realty;

•
distributions by any Duke Realty subsidiary that is not wholly owned, directly or indirectly, by Duke Realty in accordance with the requirements of the organizational documents of such Duke Realty subsidiary; and

•
distributions to the extent required for Duke Realty to maintain its status as a REIT under the Code or to avoid or reduce the incurrence of any entity-level income or excise taxes by Duke Realty;

•
authorize for issuance, issue, sell or grant, or agree or commit to issue, sell or grant (whether through the issuance or granting of options, warrants, convertible securities, voting securities, commitments, subscriptions, rights to purchase or otherwise), any shares, units or other equity interests or capital stock of any class or any other securities or equity equivalents (including Duke Realty equity awards and “phantom” stock rights or stock appreciation rights) of Duke Realty or any Duke Realty subsidiaries, except for:

•
transactions among Duke Realty and one or more wholly owned Duke Realty subsidiaries or among one or more wholly owned Duke Realty subsidiaries;

•
issuances of shares of Duke Realty common stock upon the exercise or settlement of any Duke Realty equity award, in each case, that is outstanding as of the date of the merger agreement; or

•
exchanges of Duke Realty OP common units or Duke Realty OP LTIP units for shares of Duke Realty common stock, in accordance with the Duke Realty OP partnership agreement;

•
purchase, redeem, repurchase, or otherwise acquire, directly or indirectly, any shares of its capital stock or other equity or voting interests of any Duke Realty party or a Duke Realty subsidiary, other than:

•
the withholding of shares of Duke Realty common stock to satisfy withholding tax obligations with respect to outstanding Duke Realty equity awards;

•
the redemption or purchase of Duke Realty OP common units to the extent required under the terms of the Duke Realty OP partnership agreement; or

•
in connection with the redemption or repurchase by a wholly owned Duke Realty subsidiary of its own securities (but solely to the extent such securities or equity equivalents are owned by Duke Realty or a wholly owned Duke Realty subsidiary);

•
acquire or agree to acquire, any corporation, partnership, joint venture, other business organization or any division or material amount of assets thereof, real property or personal property, except acquisitions at a total cost of less than $75,000,000 in the aggregate;

•
sell, assign, transfer or dispose of, or effect a deed in lieu of foreclosure with respect to any Duke Realty real property (or real property that if owned by Duke Realty or any Duke Realty subsidiary on the date of the merger agreement would be a Duke Realty real property) or any other material assets, or place or permit any lien, mortgage or deed of trust, claim against title, charge which is a lien, security interest or other encumbrance thereupon (whether by asset acquisition, stock acquisition or otherwise, including by merging or consolidating with, or by purchasing an equity interest in or portion of the assets of, or by any other manner), except sales, transfers or other such dispositions of any Duke Realty real property or any other material assets that do not exceed $20,000,000 in the aggregate;
•
for any Duke Realty real property that was under ground-up development as of the date of the merger agreement or for any other Duke Realty real property that was under development on the date of the merger agreement for which site work had commenced, or for projects in the planning stages as of the date of the merger agreement, expend or incur any amount, or enter into, amend, modify or terminate any contracts for the design, development and construction of such properties that are material contracts of Duke Realty, except:

•
as contemplated by any existing Duke Realty contracts for the design, development and construction of Duke Realty real properties under ground-up development as of the date of the merger agreement; or

•
up to $50,000,000 in the aggregate in excess of the amounts set forth in the preceding bullet point;

•
incur, create, assume, refinance, replace or prepay any amount of indebtedness for borrowed money, or assume, guarantee or endorse, or otherwise become responsible (whether directly, contingently or otherwise) for, any indebtedness of any other person or entity (other than a wholly owned Duke Realty subsidiary), except:

•
indebtedness incurred under Duke Realty’s existing credit facility (whether drawn or undrawn as of the date of the merger agreement) or other similar lines of credit in existence as of the date of the merger agreement in the ordinary course of business for working capital purposes in the ordinary course of business consistent with past practice (including to the extent necessary to pay dividends permitted by the merger agreement);

•
indebtedness incurred under existing construction loan facilities with respect to ongoing construction projects by Duke Realty or any Duke Realty subsidiary;

•
refinancing of any existing indebtedness, including the replacement or renewal of any letters of credit (provided, that the terms of such new indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment and the principal amount, and the terms of such new indebtedness will not in the aggregate, for each separate instrument of indebtedness, be materially more onerous on Duke Realty compared to the existing indebtedness and the principal amount of such replacement indebtedness will not be materially greater than the indebtedness it is replacing);

•
any additional indebtedness in an amount that, in the aggregate, does not exceed $50,000,000 (provided, that the terms of such new indebtedness allow for prepayment at any time and do not include any make-whole, yield maintenance or any other penalties upon prepayment and the principal amount, and the terms of such new indebtedness shall not in the aggregate, for each separate instrument of indebtedness, be materially more onerous on Duke Realty compared to the existing indebtedness);

•
inter-company indebtedness among Duke Realty and any wholly owned Duke Realty subsidiaries; or

•
any surety bonds not exceeding $5,000,000 individually or $50,000,000 in the aggregate;

and, in each case of the six sub-bullets immediately above, such indebtedness does not prohibit or limit the transactions contemplated by the merger agreement and do not include any termination, default or payment related to the transaction contemplated by the merger agreement;
•
issue or sell debt securities or warrants or other rights to acquire any debt securities of Duke Realty or any Duke Realty subsidiary or guarantee any debt securities of another person or entity;

•
make any loans, advances or capital contributions to, or investments in, any other person or entity (including, to any of its officers, directors, trustees, affiliates, agents or consultants), or make any change in its existing borrowing or lending arrangements for or on behalf of such person or entity, enter into any “keep well” or other similar arrangement to maintain any financial statement condition of another person or entity or enter into any arrangement having the economic effect of the foregoing, other than:
•
by Duke Realty or a wholly owned Duke Realty subsidiary to Duke Realty or a wholly owned Duke Realty subsidiary;

•
loans or advances required to be made under any of Duke Realty’s leases or ground leases that existed as of the date of the merger agreement pursuant to which any third party is a lessee or sublessee on any Duke Realty real property;

•
loans or advances required to be made under any existing joint venture arrangement to which Duke Realty or a Duke Realty subsidiary is a party and that are specifically listed in the disclosure schedules and were made available to Prologis; or

•
as contractually required by any Duke Realty material contract in effect on the date of the merger agreement that were made available to Prologis;

•
waive, release, assign, settle or compromise any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), directly or indirectly, other than waivers, releases, assignments, settlements or compromises that:

•
with respect to the payment of monetary damages, involve only the payment of monetary damages (excluding any portion of such payment payable under an existing property-level insurance policy) that do not exceed $5,000,000 individually or $50,000,000 in the aggregate;

•
do not involve the imposition of any material injunctive relief against Duke Realty or any Duke Realty subsidiary;

•
do not provide for any admission of liability by Duke Realty or any Duke Realty subsidiary, other than liability that is immaterial in nature and does not involve any admission of criminal or fraudulent conduct; and

•
with respect to any legal action involving any present, former or purported holder or group of holders of shares of Duke Realty common stock or Duke Realty OP common units in accordance with the merger agreement;

•
fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2021, except as required by a change in GAAP or in applicable law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

•
enter into any new line of business;

•
fail to timely file all material reports and other material documents required to be filed with any governmental authority, subject to extensions permitted by law or applicable rules or regulations;

•
enter into any joint venture, partnership or new funds or other similar agreement;

•
except as required by applicable law, as required by the terms of any Duke Realty employee program as in effect on the date of the merger agreement, as set forth in the disclosure schedules, or as required by any other provision of the merger agreement:

•
hire any officer (with a title of vice president or higher) of Duke Realty or promote or appoint any person to a position of officer (with a title of vice president or higher) of Duke Realty (other than to replace any officer that departs after the date of the merger agreement);

•
increase in any manner the amount, rate or terms of compensation or benefits of any current or former directors, officers or employees of Duke Realty or any Duke Realty subsidiary;

•
enter into, adopt, amend or terminate any employment, bonus, severance or retirement contract or other Duke Realty employee program;

•
accelerate the vesting or payment of any award under any Duke Realty equity incentive plan or of any other compensation or benefits to any current or former directors, officers or employees of Duke Realty or any Duke Realty subsidiary;

•
grant any equity or equity-based compensation awards under any Duke Realty equity incentive plan or any bonus, incentive, performance or other compensation plan or arrangement; or

•
fund (including through a grantor trust) or otherwise secure the payment of any compensation or benefits under any Duke Realty employee program;

•
except to the extent required to comply with the Duke Realty parties’ obligations under the merger agreement or with applicable law, amend or propose to amend (i) the Duke Realty charter or bylaws, (ii) the Duke Realty OP partnership agreement or the certificate of formation of Duke Realty OP, or (iii) such equivalent organizational or governing documents of any Duke Realty subsidiary material to Duke Realty and the Duke Realty subsidiaries, considered as a whole, if such amendment, in the case of clause (iii), would be adverse to Duke Realty or Prologis;

•
adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Duke Realty or any Duke Realty subsidiaries or adopt resolutions providing for or authorizing such merger, liquidation, dissolution, consolidation, restructuring, recapitalization or reorganization (other than the merger contemplated by the merger agreement), except in connection with any acquisitions conducted by the Duke Realty subsidiaries to the extent permitted by the merger agreement and in a manner that would not reasonably be expected (i) to be materially adverse to Duke Realty or Prologis or (ii) prevent or impair the ability of the Duke Realty parties to consummate the merger;

•
amend any term of any outstanding shares of capital stock or other equity or voting security of Duke Realty or any Duke Realty subsidiary;

•
enter into, renew, modify, amend or terminate, or waive, release, compromise or assign any rights or claims under, any material contract of Duke Realty (or any contract that, if existing as of the date of the merger agreement, would constitute a material contract of Duke Realty), except:

•
as expressly permitted by the merger agreement;

•
any termination or renewal in accordance with the terms of any existing material contract of Duke Realty;

•
the entry into any modification or amendment of, or waiver or consent under, any mortgage or related agreement to which Duke Realty or any Duke Realty subsidiary is a party as required or necessitated by the merger agreement or the transactions contemplated thereby, provided that any such modification, amendment, waiver or consent does not materially increase the principal amount thereunder or otherwise materially adversely affect Duke Realty, any Duke Realty subsidiary or Prologis or any Prologis subsidiary;

•
the entry into any commercial leases in the ordinary course of business consistent with past practice; or

•
in connection with change orders related to any construction, development, redevelopment or capital expenditure projects that either (i) do not materially increase the cost of any such project, or (ii) are otherwise permitted pursuant to the merger agreement;

•
enter into any agreement that would limit or otherwise restrict (or purport to limit or otherwise restrict) Duke Realty or any of the Duke Realty subsidiaries or any of their successors from engaging or competing in any line of business or owning property in, whether or not restricted to, any geographic area;

•
make or commit to make any capital expenditures, except

•
pursuant to Duke Realty’s budget provided to Prologis prior to the date of the merger agreement;

•
capital expenditures for tenant improvements in connection with new Duke Realty leases;

•
capital expenditures necessary to repair any casualty losses in an amount up to $10,000,000 in the aggregate or to the extent such losses are covered by existing insurance; and

•
capital expenditures in the ordinary course of business consistent with past practice necessary to comply with applicable law or to repair or prevent damage to any Duke Realty real properties or as is necessary in the event of an emergency situation, after prior notice to Prologis;

•
take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Duke Realty to fail to qualify as a REIT or any Duke Realty subsidiary to cease to be treated as any of a partnership or disregarded entity for federal income tax purposes or a “qualified REIT subsidiary” within the meaning of 856(i)(2) of the Code, which we refer to as a “Qualified REIT Subsidiary,” a “taxable REIT subsidiary” within the meaning of Section 856(l) of the Code, which we refer to as a “Taxable REIT Subsidiary,” or a REIT under the applicable provisions of Section 856 of the Code, as the case may be;

•
enter into or modify in a manner adverse to Duke Realty or Prologis or their respective subsidiaries any tax protection agreement applicable to Duke Realty or any Duke Realty subsidiary, make, change or rescind any material election relating to taxes, change a material method of tax accounting, file any federal income tax return (except to the extent prepared in a manner in accordance with past practice, except as required by applicable law) or amend any material income tax return, settle or compromise any material federal, state, local or foreign tax liability, audit, claim or assessment, enter into any material closing agreement related to taxes, or knowingly surrender any right to claim any material tax refund, except, in each case:

•
to the extent required by law; or

•
to the extent necessary (i) to preserve Duke Realty’s qualification as a REIT under the Code or (ii) to qualify or preserve the status of any Duke Realty subsidiary as a disregarded entity or partnership for United States federal income tax purposes, a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or a REIT under the applicable provisions of Section 856 of the Code;

•
take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent the company merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

•
permit any insurance policy naming Duke Realty or any of its subsidiaries or directors or officers as a beneficiary or an insured or a loss payable payee, or Duke Realty’s directors and officers liability insurance policy, to be canceled, terminated or allowed to expire unless such entity shall have obtained an insurance policy with substantially similar terms and conditions to the canceled, terminated or expired policy;

•
take any action that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the merger agreement, except as permitted by the merger agreement; or

•
authorize, or enter into any contract, agreement, commitment or arrangement to take any of the foregoing actions.

However, nothing in the merger agreement will prohibit (i) Duke Realty from taking any action, at any time or from time to time, that in the reasonable judgment of the Duke Realty board, upon advice of outside counsel to Duke Realty, is necessary for Duke Realty to avoid or continue to avoid incurring entity-level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the company merger effective time, including making dividend or other distribution payments in accordance with the merger agreement to shareholders of Duke Realty in accordance with the merger agreement or otherwise, or to qualify or preserve the status of any Duke Realty subsidiary as a disregarded entity or partnership for United States federal income tax purposes, a Qualified REIT Subsidiary, a Taxable REIT Subsidiary or REIT under the applicable provisions of Section 856 of the Code and (ii) Duke Realty OP from taking any action, at any time or from time to time, as Duke Realty OP reasonably determines to be necessary to be in compliance at all times with all of its obligations under any Duke Realty tax protection agreement and avoid liability for any indemnification or other payment under any Duke Realty tax protection agreement.
Conduct of Business of the Prologis Parties Pending the Merger
The Prologis parties have agreed to certain restrictions on them during the interim period. In general, except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by Duke Realty (which consent will not be unreasonably withheld, delayed or conditioned), the Prologis parties will use their commercially reasonable efforts to, and shall cause each significant subsidiary of Prologis designated in the disclosure schedules, which we refer to as a “Prologis significant subsidiary,” to use its commercially reasonable efforts to (i) carry on their respective businesses in all material respects in the ordinary course, consistent with past practice and (ii) (A) maintain its material assets and properties in their current condition (normal wear and tear excepted), (B) preserve intact in all material respects their present business organizations, ongoing businesses and significant business relationships, (C) keep available the services of their present executive officers and (D) preserve Prologis’ status as a REIT within the meaning of the Code. Without limiting the foregoing, none of the Prologis parties or any Prologis significant subsidiary will, during the interim period, subject to certain specified exceptions (including as set forth in the disclosure schedules) and except to the extent required by law, as otherwise expressly required or permitted by the merger agreement or as may be consented to in writing by Duke Realty (which consent will not be unreasonably withheld, delayed or conditioned):
•
declare, set aside or pay any dividend on or make any other distributions (whether in cash, stock or property or otherwise) in respect of, any shares of capital stock of Prologis, any units of Prologis OP or other equity or voting securities or ownership interests in Prologis or any Prologis significant subsidiary, except for:

•
quarterly distributions at a rate not in excess of $0.79 per share, per quarter (except that Prologis and the Prologis board will be permitted to increase such quarterly dividend without Duke Realty’s consent by no more than 15% and to declare and pay such dividend);

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the declaration and payment of dividends pursuant to the terms of Prologis’ series Q preferred stock;

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regular distributions that are required to be made in respect of the Prologis OP common units, in connection with any dividends paid on the shares of Prologis common stock;

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distributions that are required to be made in respect of the Prologis OP preferred units or Prologis Class A convertible common units in accordance with the Prologis OP partnership agreement;

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dividends or distributions, declared, set aside or paid by any Prologis significant subsidiary to Prologis or any Prologis significant subsidiary that is, directly or indirectly, wholly owned by Prologis;

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distributions by any Prologis significant subsidiary that is not wholly owned, directly or indirectly, by Prologis, including any Prologis significant subsidiary, in accordance with the requirements of the organizational documents of Prologis OP or such Prologis significant subsidiary, as applicable; or

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distributions to the extent required for Prologis or any Prologis significant subsidiary to maintain its status as a REIT under the Code or avoid or reduce the incurrence of any entity-level income or excise taxes by Prologis or any such Prologis significant subsidiary;

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acquire or agree to acquire, any corporation, partnership, joint venture, other business organization or any division or material amount of assets thereof or real property that, in each case, would, or would reasonably be expected to, prevent or materially impair or delay the ability of the Prologis parties to consummate the merger on a timely basis;

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fail to maintain all financial books and records in all material respects in accordance with GAAP or make any material change to its methods of accounting in effect at December 31, 2021, except as required by a change in GAAP or in applicable law, or make any change other than in the ordinary course of business consistent with past practice, with respect to accounting policies, principles or practices unless required by GAAP or the SEC;

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fail to timely file all material reports and other material documents required to be filed with any governmental authority, except to the extent that such failure would not prevent or materially impair the ability of the Prologis parties to consummate the merger on a timely basis;

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except to the extent required to comply with its obligations under the merger agreement or with applicable law, amend or propose to amend (i) the Prologis charter or bylaws, (ii) the Prologis OP partnership agreement (other than any amendments necessary to effect the merger or the other transactions contemplated by the merger agreement) or certificate of limited partnership or (iii) such equivalent organizational or governing documents of any Prologis significant subsidiary material to Prologis, Prologis OP and the Prologis significant subsidiaries, considered as a whole, if such amendment, in the case of this clause (iii), would be adverse to Duke Realty or Prologis;

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adopt a plan of merger, complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of Prologis, Prologis OP or any Prologis significant subsidiary or adopt resolutions providing for or authorizing such merger, liquidation or a dissolution, consolidation, restructuring, recapitalization or reorganization, except in a manner that would not reasonably be expected (i) to be materially adverse to Duke Realty or Prologis or (ii) prevent or impair the ability of the Prologis parties to consummate the merger on a timely basis;

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take any action that would, or fail to take any action, the failure of which to be taken would, reasonably be expected to cause Prologis or any Prologis REIT subsidiary to fail to qualify as a REIT or any Prologis significant subsidiary other than a Prologis REIT subsidiary to cease to be treated as any of a partnership or disregarded entity for federal income tax purposes or a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code, as the case may be;

•
take any action, or knowingly fail to take any action, which action or failure to act could be reasonably expected to prevent the company merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code;

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except to the extent permitted by the merger agreement or as required by applicable law, take any action that would reasonably be expected to prevent or delay the consummation of the transactions contemplated by the merger agreement; or

•
authorize, or enter into any contract, agreement, commitment or arrangement to take any of the foregoing actions.

However, nothing in the merger agreement will prohibit (i) Prologis from taking any action, at any time or from time to time, that in the reasonable judgment of the Prologis board, upon advice of outside counsel to Prologis, is necessary for Prologis or any Prologis REIT subsidiary to avoid or continue to avoid incurring entity-level income or excise taxes under the Code or to maintain its qualification as a REIT under the Code for any period or portion thereof ending on or prior to the company merger effective time, including making dividend or other distribution payments in accordance with the merger agreement to stockholders of Prologis or any Prologis REIT subsidiary, as applicable, in accordance with the merger agreement or otherwise, or to qualify or preserve the status of Prologis OP and any Prologis subsidiary other than any Prologis REIT subsidiaries as a disregarded entity or partnership for United States federal income tax purposes, a Qualified REIT Subsidiary or a Taxable REIT Subsidiary under the applicable provisions of Section 856 of the Code or (ii) Prologis OP from taking any action, at any time or from time to time, as Prologis OP reasonably determines to be necessary to be in compliance at all times with all of its obligations under any Prologis tax protection agreement and avoid liability for any indemnification or other payment under any Prologis tax protection agreement.
Public Announcements
So long as the merger agreement is in effect, each of Duke Realty and Prologis must, subject to certain exceptions, consult with each other before issuing any press release or otherwise making any public statements or filings with respect to the merger agreement or any of the transactions contemplated by the merger agreement. In addition, neither of Duke Realty nor Prologis may issue any such press release or make any such public statement or filing prior to obtaining the consent of the other party (which consent may not be unreasonably withheld, conditioned or delayed), subject to certain agreed exceptions.
Pre-Closing Transactions
In addition, the merger agreement requires that Duke Realty use commercially reasonable efforts during the interim period to provide such cooperation and assistance as Prologis may reasonably request to

(i) identify certain assets that Prologis may desire to be purchased by one or more Prologis subsidiaries or affiliates of the Prologis parties from one or more Duke Realty subsidiaries as part of one or more “like-kind exchanges” under Section 1031 of the Code by such Prologis subsidiaries, (ii) identify certain assets that Prologis may desire to be purchased by one or more Duke Realty subsidiaries from one or more Prologis subsidiaries or the affiliates of the Prologis parties as part of one or more “like-kind exchanges” under Section 1031 of the Code by such Duke Realty subsidiaries, (iii) cause such purchases or sales referred to in the foregoing clauses (i) and (ii) to be completed pursuant to such terms as may be designated by Prologis and as may be necessary for such purchases or sales to constitute part of one or more like-kind exchanges under Section 1031 of the Code, (iv) convert or cause the conversion of any of Duke Realty’s wholly owned subsidiaries organized as a corporation or limited partnership into a limited liability company on the basis of organizational documents as reasonably requested by Prologis, (v) sell or cause to be sold stock, partnership interests or limited liability interests owned, directly or indirectly, by Duke Realty in one or more Duke Realty subsidiaries at a price and on terms designated by Prologis, (vi) exercise any of Duke Realty’s or its subsidiaries’ rights to terminate or cause to be terminated any contract to which Duke Realty or a Duke Realty subsidiary is a party and (vii) sell or cause to be sold any of the assets and properties of Duke Realty or one or more of its subsidiaries at a price and on terms designated by Prologis.
These rights of Prologis are limited, however, in that (i) Prologis may not require Duke Realty or any of its subsidiaries to take any action that contravenes any of Duke Realty’s or any of its subsidiaries’ organizational documents, material contracts or applicable law, (ii) any such conversions, effective times of terminations, sales or transactions (A) must be contingent upon all conditions to the merger under the merger agreement having been satisfied or waived and Duke Realty’s receipt of a written notice from Prologis to such effect and that the Prologis parties are prepared to proceed immediately with the closing of the merger and (B) with respect to the transactions described in clauses (v), (vi) and (vii) of the previous paragraph, must not occur prior to the closing, (iii) these actions (or the inability to complete them) will not affect or modify the obligations of the Prologis parties under the merger agreement, including the amount of or timing of the payment of the merger consideration, the fractional share consideration and the partnership merger consideration, (iv) Duke Realty and its subsidiaries will not be required to take any action that could adversely affect Duke Realty’s classification, or the classification of any of Duke Realty’s subsidiaries that is classified as a REIT, as a REIT or that could subject Duke Realty or any such subsidiary to any “prohibited transactions” taxes or certain other material taxes under the Code (or other material entry-level taxes), and (v) Duke Realty and its subsidiaries will not be required to take any such action that could result in any United States federal, state or local income tax being imposed on, or adverse tax consequences to, any holder of Duke Realty OP common units other than Duke Realty or any of its subsidiaries or any equity holders in Duke Realty (in such person’s capacity as an equity holder) and (vi) neither Duke Realty nor any of the Duke Realty subsidiaries will be required to (A) enter into any contract, or make any undertaking, that would not by its terms terminate upon a termination of the merger agreement, with no continuing obligation or liability for Duke Realty or any Duke Realty subsidiary, (B) consent to, or enter into any contract providing for, the consummation of any sale or other disposition of any assets or properties prior to the closing date, or (C) pay any fee or incur any liability, other than reasonable out-of-pocket-expenses or reasonable security deposits that are advanced or promptly reimbursed by the Prologis parties in accordance with the merger agreement. Prologis will, promptly upon Duke Realty’s request, reimburse Duke Realty for all reasonable out-of-pocket costs incurred by Duke Realty or its subsidiaries in connection with Duke Realty’s or its subsidiaries’ performance of these obligations.
Financing Cooperation
During the interim period, Duke Realty is required to, and is required to cause its subsidiaries to, and is required to cause its and their representatives to, provide all cooperation reasonably requested by Prologis in connection with financing arrangements as Prologis may reasonably determine is necessary or advisable in connection with the completion of the transactions contemplated by the merger agreement. Prologis may undertake offers to purchase, offers to exchange and/or consent solicitations in respect of Duke Realty’s outstanding notes, with which Duke Realty has agreed to cooperate.

Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including covenants related to:
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each of Duke Realty and Prologis using its respective reasonable best efforts to cause the company merger to qualify as a reorganization under the Code;

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Duke Realty cooperating and consulting in good faith with Prologis with respect to maintenance of Duke Realty’s REIT status (and that of any of Duke Realty’s subsidiaries that is a REIT) for Duke Realty’s 2022 taxable year, and both parties cooperating to cause each Taxable REIT Subsidiary of Duke Realty to jointly elect with Prologis to be treated as a Taxable REIT Subsidiary of Prologis, effective as of the date of the company merger effective time;

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each of Duke Realty and Prologis taking all steps to cause any disposition of shares of Duke Realty common stock or acquisitions of shares of Prologis common stock resulting from the transactions contemplated by the merger agreement to be exempt under Rule 16b-3 promulgated under the Exchange Act, in each case subject to applicable law;

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Prologis voting all shares of Duke Realty common stock beneficially owned by it, Prologis OP or any Prologis subsidiary as of the record date of the Duke Realty special meeting, if any, in favor of approval of the merger agreement and Duke Realty voting all shares of Prologis common stock beneficially owned by it or any Duke Realty subsidiary as of the record date of the Prologis special meeting, if any, in favor of approval of the Prologis common stock issuance;

•
the Duke Realty board adopting such resolutions or taking such other actions as may be required to terminate Duke Realty’s equity incentive plan;

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if requested by Prologis, Duke Realty or each applicable Duke Realty subsidiary terminating the Duke Realty 401(k) plan as of the day immediately prior to the closing date; and

•
certain provisions relating to employee benefits and compensation matters.

Conditions to Completion of the Merger
Mutual Closing Conditions
The obligations of each of the Duke Realty parties and the Prologis parties to effect the merger is subject to the satisfaction or, to the extent allowed by applicable law, waiver by the other parties, at or prior to the closing, of each of the following conditions:
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approval by Duke Realty shareholders of the merger agreement and approval by Prologis stockholders of the Prologis common stock issuance;

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no law shall have been enacted, entered, promulgated or enforced by any governmental authority and be in effect that would have the effect of making illegal or otherwise prohibiting the consummation of the merger;

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the absence of any temporary restraining order, preliminary or permanent injunction or other order, decree or judgment issued by any governmental authority that would have the effect of making illegal or otherwise prohibiting the consummation of the merger;

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the Form S-4 related to the merger having been declared effective and no stop order suspending the effectiveness of such Form S-4 having been issued and remaining in effect and no proceeding to that effect having been commenced by the SEC and not withdrawn; and

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the shares of Prologis common stock to be issued in connection with the company merger having been approved for listing on the NYSE, subject to official notice of issuance.

Additional Closing Conditions for the Benefit of the Prologis Parties
The obligations of the Prologis parties to effect the merger is further subject to the satisfaction or waiver by Prologis, at or prior to the closing, of each of the following additional conditions:
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the accuracy in all material respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all material respects at and as of such time) of certain representations and warranties made in the merger agreement by the Duke Realty parties regarding their valid existence, good standing and compliance with law, the ownership and validity of the shares of the Duke Realty subsidiaries, certain aspects of their capital structure, broker’s and finder’s fees and information supplied for inclusion in the joint proxy statement/prospectus;

•
the accuracy in all respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct at and as of such time) of certain representations and warranties made in the merger agreement by the Duke Realty parties regarding the power of the Duke Realty parties to enter into and perform their respective obligations under the merger agreement, the absence of a company material adverse effect, the fairness opinion of Duke Realty’s financial advisor, the vote of Duke Realty shareholders necessary to approve the merger agreement, the absence of any requirement of registration under the Investment Company Act of 1940, as amended, and the inapplicability of anti-takeover statutes to the transactions contemplated by the merger agreement;

•
the accuracy in all but de minimis respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all but de minimis respects at and as of such time) of certain representations and warranties made in the merger agreement by the Duke Realty parties relating to the capital structure of the Duke Realty;

•
the accuracy of all other representations and warranties made in the merger agreement by the Duke Realty parties (disregarding any materiality or company material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct at and as of such time), except for any such inaccuracies that would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

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each of the Duke Realty parties having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the closing;

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since the date of the merger agreement, the absence of any effect, event, change, development, circumstance, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

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receipt by Prologis of an officer’s certificate dated as of the closing date on behalf of the Duke Realty parties, certifying that the closing conditions described in the six preceding bullet points have been satisfied;

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receipt by Prologis of a written tax opinion of Alston & Bird LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Prologis and Duke Realty), dated as of the closing date, to the effect that, beginning with its taxable year ended December 31, 1999 and ending with its taxable year that ends with the company merger, Duke Realty has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code; and

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receipt by Prologis of the written opinion of Wachtell Lipton (or other counsel as may be reasonably acceptable to Prologis and Duke Realty), dated as of the closing date, to the effect that the company merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Additional Closing Conditions for the Benefit of the Duke Realty Parties
The obligations of the Duke Realty parties to effect the merger is further subject to the satisfaction or waiver by Duke Realty, at or prior to the closing, of each of the following additional conditions:
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the accuracy in all material respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all material respects at and as of such time) of certain representations and warranties made in the merger agreement by the Prologis parties regarding their valid existence, good standing and compliance with law, broker’s and finder’s fees and information supplied for inclusion in the joint proxy statement/prospectus;

•
the accuracy in all respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct at and as of such time) of certain representations and warranties made in the merger agreement by the Prologis parties regarding the power of the Prologis parties to enter into and perform their respective obligations under the merger agreement, the absence of a parent material adverse effect, the fairness opinion of Prologis’ financial advisor and the vote of Prologis’ stockholders necessary to approve the Prologis common stock issuance;

•
the accuracy in all but de minimis respects as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty must be true and correct in all but de minimis respects at and as of such time) of certain representations and warranties made in the merger agreement by the Prologis parties relating to the capital structure of Prologis;

•
the accuracy of all other representations and warranties made in the merger agreement by the Prologis parties (disregarding any materiality or parent material adverse effect qualifications contained in such representations and warranties) as of the date of the merger agreement and as of the closing (except to the extent a representation or warranty is made as of a specified time, in which case such representation or warranty shall be true and correct at and as of such time), except for any such inaccuracies that would not reasonably be expected to have, individually or in the aggregate, a parent material adverse effect;

•
each of the Prologis parties having performed or complied in all material respects with all agreements and covenants required by the merger agreement to be performed or complied with by it at or prior to the closing;

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since the date of the merger agreement, the absence of any effect, event, change, development, circumstance, condition or occurrence that has had or would reasonably be expected to have, individually or in the aggregate, a parent material adverse effect;

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receipt by Duke Realty of an officer’s certificate dated as of the closing date on behalf of the Prologis parties, certifying that the closing conditions described in the six preceding bullet points have been satisfied;

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receipt by Duke Realty of a written tax opinion of Mayer Brown LLP (or such other nationally recognized REIT counsel as may be reasonably acceptable to Prologis and Duke Realty), dated as of the closing date, to the effect that beginning with Prologis’ taxable year ended December 31, 1997 and through the closing date, Prologis has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and Prologis’ proposed method of organization and operation will enable Prologis to continue to satisfy the requirements for qualification and taxation as a REIT under the Code; and

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receipt by Duke Realty of a written opinion of Hogan Lovells (or other counsel as may be reasonably acceptable to Prologis and Duke Realty), dated as of the closing date, to the effect that the company merger will qualify as a reorganization within the meaning of Section 368(a) of the Code.

Termination of the Merger Agreement
Termination by Mutual Agreement
The merger agreement may be terminated and the merger may be abandoned at any time prior to the company merger effective time, whether before or after the receipt of the Duke Realty shareholder approval and the Prologis stockholder approval, by the mutual written consent of Duke Realty and Prologis, which action must be taken or authorized by the Duke Realty board and the Prologis board.
Termination by Either Duke Realty or Prologis
The merger agreement may also be terminated by either Duke Realty or Prologis upon written notice from Duke Realty to the other party, at any time prior to the company merger effective time, whether before or after the receipt of the Duke Realty shareholder approval and the Prologis stockholder approval (in each case, unless otherwise specified below), if:
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upon the completion of voting at the Duke Realty special meeting, the Duke Realty shareholder approval is not obtained (except that Duke Realty will not have this right to terminate if the failure to obtain the Duke Realty shareholder approval was primarily caused by a material breach by any of the Duke Realty parties of their respective obligations with respect to the preparation of the Form S-4 and the joint proxy statement/prospectus, the Duke Realty special meeting, non-solicitation of acquisition proposals or making any change in Duke Realty recommendation);

•
upon the completion of voting at the Prologis special meeting, the Prologis stockholder approval is not obtained (except that Prologis will not have this right to terminate if the failure to obtain the Prologis stockholder approval was primarily caused by a material breach by any of the Prologis parties of their respective obligations with respect to the preparation of the Form S-4 and the joint proxy statement/prospectus, the Prologis special meeting, non-solicitation of acquisition proposals or making any change in Prologis recommendation);

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a governmental authority of competent jurisdiction has issued an order, decree, judgment, injunction or taken any other action, which permanently restrains, enjoins or otherwise prohibits or makes illegal the consummation of the merger, and such order, decree, judgment, injunction or other action has become final and non-appealable; or

•
the merger have not been consummated on or before 5:00 p.m. (New York time) on January 11, 2023 (except that this termination right will not be available to a party whose failure to comply with any provision of the merger agreement has been the primary cause of, or resulted in, the failure of the merger to occur on or before such date).

Termination by Duke Realty
The merger agreement may also be terminated by Duke Realty upon written notice from Duke Realty to Prologis:
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at any time prior to the receipt of the Duke Realty shareholder approval, in order to enter into an acquisition agreement with respect to a superior proposal in compliance with the terms of the merger agreement (except that the merger agreement may not be so terminated unless Duke Realty concurrently pays the termination fee described below under “— Termination Fees and Expenses”);

•
if there has been a change in Prologis recommendation (except that Duke Realty will no longer have this right to terminate if and when the Prologis stockholder approval is obtained);

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if there is a willful breach by Prologis or any of its subsidiaries or its or their respective representatives of the non-solicitation/change of recommendation covenants (except that Duke Realty will no longer have this right to terminate if and when the Prologis stockholder approval is obtained); or

•
if any of the Prologis parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on such date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or two business days prior to 5:00 p.m. (New York time) on January 11, 2023, unless Duke Realty or Duke Realty OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the merger agreement such that the related closing conditions would not be satisfied.

Termination by Prologis
The merger agreement may also be terminated by Prologis upon written notice from Prologis to Duke Realty:
•
if there has been a change in Duke Realty recommendation (except that Prologis’ will no longer have this right to terminate if and when the Duke Realty shareholder approval is obtained);

•
if there is a willful breach by Duke Realty or any of its subsidiaries or its or their respective representatives of the non-solicitation/change of recommendation covenants; or

•
if any of the Duke Realty parties has breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform, either individually or in the aggregate, would result in, if occurring or continuing on the closing date, the related closing conditions not being satisfied on such date, and such breach or failure to perform is not cured or curable by the earlier of 30 days after notice of such breach or failure to perform is given or two business days prior to 5:00 p.m. (New York time) on January 11, 2023, unless Prologis or Prologis OP is in breach of any of its own representations, warranties, covenants or agreements set forth in the merger agreement such that the related closing conditions would not be satisfied.

Additional Provisions
Amendment
The merger agreement may be amended by the parties by an instrument in writing signed on behalf of each of the parties, at any time before or after the Duke Realty shareholder approval or the Prologis stockholder approval is obtained. After such approval is obtained, no amendment may be made which by law requires further approval by such stockholders or shareholders, as applicable, without obtaining such approval.
Specific Performance
The parties to the merger agreement are entitled to an injunction or injunctions to prevent breaches of the merger agreement by any other party and to specifically enforce the terms and provisions of the merger agreement.
Governing Law
All disputes, claims or controversies arising out of or relating to the merger agreement, or the negotiation, validity or performance of the merger agreement, or the transactions contemplated by the merger agreement shall be governed by and construed in accordance with the internal laws of the State of Maryland without regard to its rules of conflict of laws (except that matters relating to the duties of the members of the Duke Realty board will be subject to the laws of the State of Indiana).

THE EXCHANGE OFFERS AND CONSENT SOLICITATIONS
Purpose of the Exchange Offers and Consent Solicitations
Prologis OP is conducting the exchange offers in order to simplify the capital structure of Prologis and its consolidated subsidiaries following the completion of the merger. The Prologis Notes will be issued by Prologis OP. Prologis OP is commencing the exchange offers prior to the completion of the merger in order to achieve these benefits as soon as practicable after consummation of the merger.
The principal purpose of the consent solicitations and the Proposed Amendments to the Duke Realty Indenture is to eliminate certain covenants contained in the Duke Realty Indenture that afford protection to holders of Duke Realty Notes, including substantially all of the restrictive covenants, certain affirmative covenants, certain events of default and substantially all of the restrictions on the ability of Duke Realty to merge, consolidate or sell all or substantially all of its properties or assets.
Terms of the Exchange Offers and Consent Solicitations
In the exchange offers, Prologis OP is offering in exchange for a holder’s outstanding Duke Realty Notes the following Prologis Notes:
Aggregate Principal Amount	Series of Notes Issued by Duke Realty to be Exchanged	Series of Notes to be Issued by Prologis OP	Semi-Annual Interest Payment Dates for both Duke Realty and Prologis Notes
$375,000,000	3.250% Senior Notes due June 30, 2026 (the “Duke Realty 2026 Notes”)	3.250% Senior Notes due June 30, 2026 (the “Prologis 2026 Notes”)	June 30 and December 30
$475,000,000	3.375% Senior Notes due December 15, 2027 (the “Duke Realty 2027 Notes”)	3.375% Senior Notes due December 15, 2027 (the “Prologis 2027 Notes”)	June 15 and December 15
$50,000,000	7.250% Senior Notes due June 15, 2028 (the “Duke Realty June 2028 Notes”)	7.250% Senior Notes due June 15, 2028 (the “Prologis June 2028 Notes”)	June 15 and December 15
$450,000,000	4.000% Senior Notes due September 15, 2028 (the “Duke Realty September 2028 Notes”)	4.000% Senior Notes due September 15, 2028 (the “Prologis September 2028 Notes”)	March 15 and September 15
$400,000,000	2.875% Senior Notes due November 15, 2029 (the “Duke Realty 2029 Notes”)	2.875% Senior Notes due November 15, 2029 (the “Prologis 2029 Notes”)	May 15 and November 15
$350,000,000	1.750% Senior Notes due July 1, 2030 (the “Duke Realty 2030 Notes”)	1.750% Senior Notes due July 1, 2030 (the “Prologis 2030 Notes”)	January 1 and July 1
$450,000,000	1.750% Senior Notes due February 1, 2031 (the “Duke Realty 2031 Notes”)	1.750% Senior Notes due February 1, 2031 (the “Prologis 2031 Notes”)	February 1 and August 1
$500,000,000	2.250% Senior Notes due January 15, 2032 (the “Duke Realty 2032 Notes”)	2.250% Senior Notes due January 15, 2032 (the “Prologis 2032 Notes”)	January 15 and July 15
$325,000,000
3.050% Senior Notes due March 1, 2050
(the “Duke Realty 2050 Notes” and,
together with the Duke Realty 2026
Notes, Duke Realty 2027 Notes, Duke
Realty June 2028 Notes, Duke Realty
September 2028 Notes, Duke Realty 2029
Notes, Duke Realty 2030 Notes, Duke
Realty 2031 Notes and Duke Realty 2032
Notes, the “Duke Realty Notes”)

3.050% Senior Notes due March 1, 2050
(the “Prologis 2050 Notes” and, together
with the Prologis 2026 Notes, Prologis
2027 Notes, Prologis June 2028 Notes,
Prologis September 2028 Notes, Prologis
2029 Notes, Prologis 2030 Notes,
Prologis 2031 Notes and Prologis 2032
Notes, the “Prologis Notes”)
March 1 and September 1
Specifically, (a) in exchange for each $1,000 principal amount of Duke Realty Notes that is validly tendered prior to 5:00 p.m., New York City time, on the Early Expiration Date, and not validly withdrawn, holders will receive total consideration consisting of (i) the exchange consideration of $970 principal amount of Prologis Notes plus $1 in cash and (ii) an Early Participation Premium of $30 principal amount of Prologis Notes, and (b) in exchange for each $1,000 principal amount of Duke Realty Notes that is validly tendered after the Early Expiration Date but prior to the Final Expiration Date, and not validly withdrawn, holders will receive only the exchange consideration, which consists of $970 principal amount of Prologis Notes plus $1 in cash.
If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date, but you will not receive the applicable Early Participation Premium unless you validly re-tender prior to the Early Expiration Date. If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Final Expiration Date, but you may not withdraw the related consent and you will not receive the applicable Early Participation Premium. If you tender Duke Realty Notes after the Early Expiration Date and before the Final Expiration Date, you will not receive the applicable Early Participation Premium and you may withdraw your tender and the related consent at any time prior to the Final Expiration Date.
Notwithstanding the foregoing, the Prologis Notes will be issued only in denominations of $1,000 and whole multiples of $1,000 in excess thereof. See “Description of the Prologis Notes — General.” If Prologis OP would otherwise be required to issue a Prologis Note in a denomination other than $1,000 or a whole multiple of $1,000, Prologis OP will, in lieu of such issuance:
•
issue a Prologis Note in a principal amount that has been rounded down to the nearest whole multiple of $1,000; and

•
pay cash in an amount equal to:

•
the difference between (i) the principal amount of the Prologis Notes due upon exchange and (ii) the principal amount of the Prologis Note actually issued in accordance with this paragraph; plus

•
accrued and unpaid interest on the principal amount representing such difference to the date of the exchange.

Each new Prologis Note issued in exchange for a Duke Realty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Duke Realty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Duke Realty Note. Except as otherwise set forth above, you will not receive a payment for accrued interest on Duke Realty Notes you exchange at the time of the exchange.
The Prologis Notes will each be a new series of debt securities that will be issued under an indenture, dated as of June 8, 2011, among Prologis OP, as issuer, Prologis and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee, as amended by the fifth supplemental indenture, dated as of August 15, 2013 (the “Prologis OP Indenture”). The terms of the Prologis Notes will include those expressly set forth in the Prologis OP Indenture and those made part of the Prologis OP Indenture by reference to the Trust Indenture Act.
In conjunction with the exchange offers, Prologis OP is also soliciting consents from the holders of the Duke Realty Notes to effect a number of amendments to the Duke Realty Indentures. As a holder of Duke Realty Notes, you may give your consent to the Proposed Amendments to the applicable Duke Realty Indenture only by tendering your Duke Realty Notes of a series governed by such Duke Realty Indenture in one of the aforementioned exchange offers. Prologis OP’s obligations to complete the exchange offers and consent solicitations are conditioned on, among other things, completion of the merger and receipt of the Requisite Consents, although Prologis OP may, at its option, waive certain conditions with respect to the exchange offers.
Section 902 of the 1995 Indenture provides that Duke Realty OP and the 1995 Indenture Trustee may amend, supplement or modify the 1995 Indenture by entering into a supplemental indenture with the consent of holders of not less than a majority in principal amount of all outstanding securities affected by such supplemental indenture. Accordingly,
(i)
approval of the 1995 Events of Default Amendments requires receipt of the 1995 Events of Default Amendments Requisite Consent;

(ii)
approval of the 1995 Merger Restriction Amendments requires receipt of the 1995 Merger Restriction Amendments Requisite Consent;

(iii)
approval of the 1995 Limitations on Incurrence of Debt Amendments requires receipt of the 1995 Limitations on Incurrence of Debt Amendments Requisite Consent;

(iv)
approval of the 1995 Maintenance of Unencumbered Assets Amendments requires receipt of the 1995 Maintenance of Unencumbered Assets Amendments Requisite Consent;

(v)
approval of the 1995 Maintenance of Properties Amendments requires receipt of the 1995 Maintenance of Properties Amendments Requisite Consent;

(vi)
approval of the 1995 Insurance Amendments requires receipt of the 1995 Insurance Amendments Requisite Consent;

(vii)
approval of the 1995 Payment of Taxes and Other Claims Amendments requires receipt of the 1995 Payment of Taxes and Other Claims Amendments Requisite Consent;

(viii)
approval of the 1995 Financial Information Amendments requires receipt of the 1995 Financial Information Amendments Requisite Consent; and

(xi)
approval of the 1995 Supplemental Indenture Amendments requires receipt of the 1995 Supplemental Indenture Amendments Requisite Consent.

Section 902 of the 2006 Indenture provides that Duke Realty OP and the 2006 Indenture Trustee may amend, supplement or modify the 2006 Indenture by entering into a supplemental indenture with the consent of holders of not less than a majority in principal amount of all outstanding securities affected by such supplemental indenture. Accordingly,
(i)
approval of the Events of Default Amendments requires receipt of the Events of Default Amendments Requisite Consent;

(ii)
approval of the Merger Restriction Amendments requires receipt of the Merger Restriction Amendments Requisite Consent;

(iii)
approval of the Limitations on Incurrence of Debt Amendments requires receipt of the Limitations on Incurrence of Debt Amendments Requisite Consent;

(iv)
approval of the Maintenance of Unencumbered Assets Amendments requires receipt of the Maintenance of Unencumbered Assets Amendments Requisite Consent;

(v)
approval of the Maintenance of Properties Amendments requires receipt of the Maintenance of Properties Amendments Requisite Consent;

(vi)
approval of the Insurance Amendments requires receipt of the Insurance Amendments Requisite Consent;

(vii)
approval of the Payment of Taxes and Other Claims Amendments requires receipt of the Payment of Taxes and Other Claims Amendments Requisite Consent;

(viii)
approval of the Financial Information Amendments requires receipt of the Financial Information Amendments Requisite Consent;

(ix)
approval of the 13th Supplemental Indenture Amendments requires receipt of the 13th Supplemental Indenture Amendments Requisite Consent;

(x)
approval of the 14th Supplemental Indenture Amendments requires receipt of the 14th Supplemental Indenture Amendments Requisite Consent;

(xi)
approval of the 15th Supplemental Indenture Amendments requires receipt of the 15th Supplemental Indenture Amendments Requisite Consent;

(xii)
approval of the 16th Supplemental Indenture Amendments requires receipt of the 16th Supplemental Indenture Amendments Requisite Consent;

(xiii)
approval of the 18th Supplemental Indenture Amendments requires receipt of the 18th Supplemental Indenture Amendments Requisite Consent;

(xiv)
approval of the 19th Supplemental Indenture Amendments requires receipt of the 19th Supplemental Indenture Amendments Requisite Consent;

(xv)
approval of the 20th Supplemental Indenture Amendments requires receipt of the 20th Supplemental Indenture Amendments Requisite Consent; and

(xvi)
approval of the 17th Supplemental Indenture Amendments requires receipt of the 17th Supplemental Indenture Amendments Requisite Consent;

For a description of the Proposed Amendments, see “The Proposed Amendments.”
As of the date of this prospectus, there was $3,375,000,000 in aggregate principal amount of outstanding Duke Realty Notes.
As of the date of this prospectus, neither Prologis OP nor any of its affiliates held any Duke Realty Notes. For purposes of determining whether any such requisite principal amount of Duke Realty Notes have given consents, Duke Realty Notes owned by Prologis OP, or by any of its affiliates, will be disregarded. For additional details regarding the amounts outstanding, see “The Proposed Amendments.”
If the Requisite Consents are received and accepted with respect to the Duke Realty Notes, then Duke Realty OP and the applicable Trustee will execute a supplemental indenture setting forth such Proposed Amendments in respect of such Duke Realty Notes. As currently contemplated, the Proposed Amendments will become effective on the Settlement Date. Each non-consenting holder of Duke Realty Notes entitled to vote on any Proposed Amendments will nonetheless be bound by the supplemental indenture.
Conditions to the Exchange Offers and Consent Solicitations
Prologis OP’s obligations to complete the exchange offers and consent solicitations are subject to the satisfaction or waiver (by Prologis OP) of the following conditions as applicable: (a) Prologis OP having received the Requisite Consents described above under “— Terms of the Exchange Offers and Consent Solicitations,” (b) the merger having been consummated and (c) the following statements being true:
(1)
In Prologis OP’s reasonable judgment, no action or event has occurred or been threatened (including a default under an agreement, indenture or other instrument or obligation to which Prologis OP or one of its affiliates is a party or by which Prologis OP or one of its affiliates is bound), no action is pending, no action has been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the exchange offers, the exchange of Duke Realty Notes under an exchange offer, the consent solicitations or the Proposed Amendments, by or before any court or governmental, regulatory or administrative agency, authority or tribunal, which either:

•
challenges the exchange offers, the exchange of Duke Realty Notes under an exchange offer, the consent solicitations or the Proposed Amendments or might, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or might otherwise adversely affect in any material manner, the exchange offers, the exchange of Duke Realty Notes under an exchange offer, the consent solicitations or the Proposed Amendments; or

•
in Prologis OP’s reasonable judgment, could materially affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of Prologis and its subsidiaries, taken as a whole, or materially impair the contemplated benefits to Prologis of the exchange offers, the exchange of Duke Realty Notes under an exchange offer, the consent solicitations or the Proposed Amendments, or might be material to holders of Duke Realty Notes in deciding whether to accept the exchange offers and give their consents;

(2)
None of the following has occurred:

•
any general suspension of or limitation on trading in securities on any United States national securities exchange or in the over-the-counter market (whether or not mandatory);

•
a material impairment in the general trading market for debt securities;

•
a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory);

•
a commencement or escalation of a war, armed hostilities, terrorist act or other national or international crisis directly or indirectly relating to the United States;

•
any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States;

•
any material adverse change in United States securities or financial markets generally; or

•
in the case of any of the foregoing existing at the time of the commencement of the exchange offers, a material acceleration or worsening thereof; and

(3)
The Trustee under the applicable Duke Realty Indenture has not objected in any respect to the execution and delivery of a supplemental indenture relating to the Proposed Amendments, or taken any action that could in Prologis OP’s reasonable judgment adversely affect the consummation of, any of the exchange offers, the exchange of Duke Realty Notes under an exchange offer, the consent solicitations or Duke Realty OP’s ability to effect the Proposed Amendments, nor has such Trustee taken any action that challenges the validity or effectiveness of the procedures used by Prologis OP in soliciting consents (including the form thereof) or Prologis OP in making the exchange offers, the exchange of the Duke Realty Notes under an exchange offer or the consent solicitations.

All of these conditions are for Prologis OP’s sole benefit and may be waived by Prologis OP, in whole or in part, and in Prologis OP’s sole discretion. Any determination made by Prologis OP concerning these events, developments or circumstances shall be conclusive and binding.
If any of these conditions are not satisfied with respect to the Duke Realty Notes, Prologis OP may, at any time before the consummation of the exchange offers or consent solicitations:
(1)
terminate any or all of the exchange offers or the consent solicitations and promptly return all applicable tendered Duke Realty Notes to the holders thereof (whether or not Prologis OP terminates the other exchange offers or consent solicitations);

(2)
modify, extend or otherwise amend any or all of the exchange offers or consent solicitations and retain all tendered Duke Realty Notes and consents until the Final Expiration Date, subject, however, to the withdrawal rights of holders (see “— Final Expiration Date; Extensions; Amendments” and “— Procedures for Consenting and Tendering — Withdrawal of Tenders and Revocation of Corresponding Consents”); or

(3)
waive the unsatisfied conditions with respect to any or all of the exchange offers or consent solicitations to the extent permitted and accept all applicable Duke Realty Notes tendered and not previously validly withdrawn.

If the merger agreement is terminated for any reason, Prologis OP intends promptly to terminate the exchange offers and the consent solicitations and to return any tendered Duke Realty Notes and revoke consents.
Final Expiration Date; Extensions; Amendments
For purposes of the exchange offers, the term “Final Expiration Date” means 5:00 p.m., New York City time, on October 4, 2022 subject to Prologis OP’s right to extend that date and time in its sole discretion, in which case the Final Expiration Date shall be the latest date and time to which Prologis OP has extended the exchange offer. Prologis OP intends to extend the Final Expiration Date if needed so that it will occur after the merger is closed.
Prologis OP reserves the right, in its sole discretion, to (1) delay accepting any validly tendered Duke Realty Notes, (2) extend any of the exchange offers, or (3) terminate or amend any of the exchange offers, by giving written notice of such delay, extension, termination or amendment to the exchange agent. Any such delay in acceptance, extension, termination or amendment will be followed promptly by a public announcement thereof which, in the case of an extension, will be made no later than the next business day after the previously scheduled Final Expiration Date.
If any of the exchange offers are amended in a manner determined by Prologis OP to constitute a material change, Prologis OP will promptly disclose such amendment by means of a supplement to this prospectus that will be distributed to holders of Duke Realty Notes and Prologis OP will extend the relevant exchange offer to a date at least ten business days after disclosing the amendment, depending upon the significance of the amendment and the manner of disclosure to the holders, if such exchange offer would otherwise have expired during such ten business-day period.
Without limiting the manner in which Prologis OP may choose to make a public announcement of any delay, extension, amendment or termination of any of the exchange offers and consent solicitations, Prologis OP will have no obligation to publish, advertise or otherwise communicate any such public announcement other than by making a timely release to any appropriate news agency, including the Dow Jones News Service.
Effect of Tender
Any tender of a Duke Realty Note by a noteholder prior to the Final Expiration Date that is not validly withdrawn prior to the Final Expiration Date will constitute a binding agreement between that holder and Prologis OP and a consent to the Proposed Amendments, upon the terms and subject to the conditions of the relevant exchange offer and the letter of transmittal. The acceptance of the exchange offers by a tendering holder of Duke Realty Notes will constitute the agreement by that holder to deliver good and marketable title to the tendered Duke Realty Notes, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.
Holders that fail to tender their Duke Realty Notes (and thereby fail to deliver valid and unrevoked consents) prior to the Early Expiration Date but who do so prior to the Final Expiration Date will receive $970 principal amount of Prologis Notes plus $1 in cash for each $1,000 principal amount of such tendered Duke Realty Notes and will not receive the Early Participation Premium. If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender and the related consent prior to the Early Expiration Date, but you will not receive the applicable Early Participation Premium unless you validly re-tender prior to the Early Expiration Date. If you validly tender Duke Realty Notes prior to the Early Expiration Date, you may validly withdraw your tender after the Early Expiration Date and before the Expiration Date, but you may not withdraw the related consent and you will not receive the applicable Early Participation Premium. If you tender Duke Realty Notes after the Early Expiration Date and before the Final Expiration Date, you will not receive the applicable Early Participation Premium and you may withdraw your tender and the related consent at any time prior to the Final Expiration Date. If the Proposed Amendments to the Duke Realty Indentures have been adopted, the amendments will apply to all Duke Realty Notes governed by such indentures that are not validly tendered or not accepted by Prologis OP in the applicable exchange offers. Thereafter, all such Duke Realty Notes will be governed by the applicable Duke Realty Indenture as amended by the Proposed Amendments, which will have less restrictive terms and afford reduced protections to the holders of such securities compared to those currently in the Duke Realty Indentures. See “Risk Factors — Risks Related to the Exchange Offers and Consent Solicitations — The Proposed Amendments to the Duke Realty Indentures will afford reduced protection to remaining holders of Duke Realty Notes.”
Absence of Dissenters’ Rights
Holders of the Duke Realty Notes do not have any appraisal or dissenters’ rights under New York law, the law governing the Duke Realty Indentures and the Duke Realty Notes, or under the terms of the Duke Realty Indentures in connection with the exchange offers and consent solicitations.

Accounting Treatment of the Exchange Offers
The exchange offers will be accounted for by Prologis and Prologis OP as debt modifications under United States generally accepted accounting principles and there will be no gain or loss for accounting purposes upon the consummation of the exchange offers. The direct costs incurred with third parties will be expensed.
Acceptance of Duke Realty Notes for Exchange; Prologis Notes and Cash Consideration; Effectiveness of Proposed Amendments
Assuming the conditions to the exchange offers are satisfied or waived, Prologis OP will issue new Prologis Notes in book-entry form through DTC and pay the cash due upon exchange on the Settlement Date in exchange for Duke Realty Notes that are properly tendered (and not validly withdrawn) before the Final Expiration Date and accepted for exchange.
Prologis OP refers to each date on which Prologis OP exchanges Prologis Notes and cash for Duke Realty Notes pursuant to the exchange offers as an “exchange date.”
Prologis OP will be deemed to have accepted validly tendered Duke Realty Notes and to have accepted validly delivered consents to the Proposed Amendments to the applicable Duke Realty Indenture if and when Prologis OP has given written notice of its acceptance to the exchange agent. Subject to the terms and conditions of the exchange offers, delivery of Prologis Notes and payment of the cash due upon exchange in connection with the exchange of Duke Realty Notes accepted by Prologis OP will be made by the exchange agent on the exchange date upon receipt of such notice. The exchange agent will act as agent for participating holders of the Duke Realty Notes for the purpose of receiving consents and Duke Realty Notes from, and transmitting Prologis Notes and cash to, such holders. If any tendered Duke Realty Notes are not accepted for any reason set forth in the terms and conditions of the exchange offers or if Duke Realty Notes are withdrawn prior to the Final Expiration Date, such unaccepted or withdrawn Duke Realty Notes will be returned without expense to the tendering holder promptly after the expiration or termination of the exchange offers.
If Prologis OP receives the Requisite Consents, the Proposed Amendments to the applicable Duke Realty Indenture will be entered into and become effective on the Settlement Date. This assumes that all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable.
Procedures for Consenting and Tendering
If you hold Duke Realty Notes and wish to have those Duke Realty Notes exchanged for Prologis Notes and cash pursuant to the exchange offers, you must validly tender (or cause the valid tender of) your Duke Realty Notes using the procedures described in this prospectus and in the accompanying letter of transmittal. The proper tender of Duke Realty Notes will constitute an automatic consent to the Proposed Amendments to the applicable Duke Realty Indenture.
Holders must provide consents to all of the Proposed Amendments applicable to a particular series of notes or none of them. A consent purporting to consent only to some of the Proposed Amendments (or any portion thereof) will not be valid (unless Prologis OP, in its sole discretion, waives the defect in such consent). Prologis OP reserves the right to accept consents to effect any of the Proposed Amendments or any combination thereof, to the extent that Prologis OP has received the applicable Requisite Consent, even if Prologis OP has not obtained each of the other Requisite Consents necessary to effect all of the Proposed Amendments.
The procedures by which you may tender or cause to be tendered Duke Realty Notes will depend upon the manner in which you hold the Duke Realty Notes, as described below.
Duke Realty Notes Held Through a Nominee
Currently, all of the Duke Realty Notes are held in book-entry form with DTC and can only be tendered by following the procedures described below under “— Duke Realty Notes Held with DTC.” However, if you are a beneficial owner of Duke Realty Notes that are subsequently issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee, and you wish to tender Duke Realty Notes in the applicable exchange offers, you should contact the record holder promptly and instruct the record holder to tender the Duke Realty Notes and thereby deliver a consent on your behalf using one of the procedures described below.
Duke Realty Notes Held with DTC
Pursuant to authority granted by DTC, if you are a DTC participant that has Duke Realty Notes credited to your DTC account and thereby held of record by DTC’s nominee, you may directly tender your Duke Realty Notes and deliver a consent as if you were the record holder. Accordingly, references herein to record holders include DTC participants with Duke Realty Notes credited to their accounts. Promptly after the date of this prospectus, the exchange agent will establish accounts with respect to the Duke Realty Notes at DTC for purposes of the exchange offers.
Any participant in DTC may tender Duke Realty Notes and thereby deliver a consent to the Proposed Amendments to the applicable Duke Realty Indenture by effecting a book-entry transfer of the Duke Realty Notes to be tendered in the applicable exchange offers into the account of the exchange agent at DTC and either (1) electronically transmitting its acceptance of the exchange offers through DTC’s Automated Tender Offer Program (“ATOP”) procedures for transfer; or (2) completing and signing the letter of transmittal according to the instructions contained therein and delivering it, together with any signature guarantees and other required documents, to the exchange agent at its address on the back cover page of this prospectus, in either case before the exchange offers expire.
If ATOP procedures are followed, DTC will verify each acceptance transmitted to it, execute a book-entry delivery to the exchange agent’s account at DTC and send an agent’s message to the exchange agent. An “agent’s message” is a message, transmitted by DTC to and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgement from a DTC participant tendering Duke Realty Notes that the participant has received and agrees to be bound by the terms of the letter of transmittal and that Prologis OP may enforce the agreement against the participant. DTC participants following this procedure should allow sufficient time for completion of the ATOP procedures prior to the Final Expiration Date.
The letter of transmittal (or facsimile thereof), with any required signature guarantees, or (in the case of book-entry transfer) an agent’s message in lieu of the letter of transmittal, and any other required documents, must be transmitted to and received by the exchange agent prior to the Final Expiration Date at one of its addresses set forth on the back cover page of this prospectus. Delivery of such documents to DTC does not constitute delivery to the exchange agent.
Letter of Transmittal
Subject to and effective upon the acceptance for exchange and issuance of Prologis Notes and, as applicable, the payment of the cash due upon exchange, in exchange for Duke Realty Notes tendered by a letter of transmittal in accordance with the terms and subject to the conditions set forth in this prospectus, by executing and delivering a letter of transmittal (or agreeing to the terms of a letter of transmittal pursuant to an agent’s message) a tendering holder of Duke Realty Notes:
•
irrevocably sells, assigns and transfers to or upon the order of Prologis OP or its respective subsidiaries all right, title and interest in and to, and all claims in respect of or arising or having arisen as a result of the holder’s status as a holder of the Duke Realty Notes tendered thereby;

•
waives any and all rights with respect to the Duke Realty Notes (including any existing or past defaults and their consequences in respect of the Duke Realty Notes);

•
releases and discharges Prologis, Prologis OP, Duke Realty, Duke Realty OP and their respective subsidiaries and the applicable Trustee under the applicable Duke Realty Indenture from any and all claims such holder may have, now or in the future, arising out of or related to the Duke Realty Notes, including any claims that such holder is entitled to receive additional principal or interest payments with respect to the Duke Realty Notes (other than as expressly provided in this document and in the letter of transmittal) or to participate in any redemption or defeasance of the Duke Realty

Notes, but none of the holders of Duke Realty Notes that tender any notes will be deemed to have provided any release or discharge under the U.S. federal securities laws as the SEC is of the view that any such waiver or release is against public policy;
•
represents and warrants that the Duke Realty Notes tendered were owned as of the date of tender, free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind;

•
consents to the Proposed Amendments described below under “The Proposed Amendments,” as applicable; and

•
irrevocably constitutes and appoints the exchange agent as the true and lawful agent and attorney-in-fact of the holder with respect to any tendered Duke Realty Notes (with full knowledge that the exchange agent also acts as the agent of Prologis OP), with full powers of substitution and revocation (such power of attorney being deemed to be an irrevocable power coupled with an interest) to cause the Duke Realty Notes tendered to be assigned, transferred and exchanged in the applicable exchange offers.

Proper Execution and Delivery of Letter of Transmittal
If you wish to participate in the applicable exchange offers and consent solicitations, delivery of your Duke Realty Notes, signature guarantees and other required documents are your responsibility. Delivery is not complete until the required items are actually received by the exchange agent. If you mail these items, Prologis OP recommends that you (1) use registered mail properly insured with return receipt requested and (2) mail the required items in sufficient time to ensure timely delivery.
Except as otherwise provided below, all signatures on the letter of transmittal or a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchange Medallion Program, each a “Medallion Guarantee Program.” Signatures on the letter of transmittal need not be guaranteed if:
•
the letter of transmittal is signed by a participant in DTC whose name appears on a security position listing of DTC as the owner of the Duke Realty Notes and the portion entitled “Special Issuance and Payment Instructions” or “Special Delivery Instructions” on the letter of transmittal has not been completed; or

•
the Duke Realty Notes are tendered for the account of an eligible institution. See Instruction 4 in the letter of transmittal.

Withdrawal of Tenders and Revocation of Corresponding Consents
Tenders of Duke Realty Notes in connection with any of the exchange offers may be withdrawn at any time prior to the Final Expiration Date. Tenders of Duke Realty Notes may not be withdrawn at any time thereafter. Consents to the Proposed Amendments given by holders of Duke Realty Notes in connection with the consent solicitations prior to the Early Expiration Date may be revoked at any time prior to the Early Expiration Date, but may not be revoked at any time thereafter. A valid withdrawal of tendered Duke Realty Notes prior to the Early Expiration Date will be deemed to be a concurrent revocation of the related consent to the Proposed Amendments to the Duke Realty Indenture.
Holders that tender Duke Realty Notes after the Early Expiration Date and before the Final Expiration Date will not receive the applicable Early Participation Premium and may withdraw their tender and the related consent at any time prior to the Final Expiration Date. If you validly withdraw your Duke Realty Notes before the Early Expiration Date, your consent will be revoked and any subsequent tender and corresponding consent of the withdrawn Duke Realty Notes after the Early Expiration Date and prior to the Final Expiration Date shall be for exchange consideration of $970 principal amount of Prologis Notes plus $1 in cash for each $1,000 principal amount of such re-tendered Duke Realty Notes (rather than receiving such exchange consideration and the Early Participation Premium, as would be obtained by validly tendering and not withdrawing your Duke Realty Notes prior to the Early Expiration Date). If you validly withdraw your Duke Realty Notes following the Early Expiration Date but before the Final Expiration Date, your consent will continue to be deemed delivered and you will not receive the Early Participation Premium, and any subsequent tender of the withdrawn Duke Realty Notes prior to the Final Expiration Date shall be for exchange consideration equal to $970 principal amount of Prologis Notes plus $1 in cash for each $1,000 principal amount of such re-tendered Duke Realty Notes (rather than receiving such exchange consideration and the Early Participation Premium , as would have been obtained if you had validly tendered and not withdrawn your Duke Realty Notes prior to the Early Expiration Date).
Beneficial owners desiring to withdraw Duke Realty Notes previously tendered through the ATOP procedures should contact the DTC participant through which they hold their Duke Realty Notes. In order to withdraw Duke Realty Notes previously tendered, a DTC participant may, prior to the Final Expiration Date, withdraw its instruction previously transmitted through ATOP by (1) withdrawing its acceptance through ATOP, or (2) delivering to the exchange agent by mail, hand delivery or facsimile transmission, notice of withdrawal of such instruction. The notice of withdrawal must contain the name and number of the DTC participant. Withdrawal of a prior instruction will be effective upon receipt of such notice of withdrawal by the exchange agent. All signatures on a notice of withdrawal must be guaranteed by a recognized participant in a Medallion Guarantee Program, except that signatures on the notice of withdrawal need not be guaranteed if the Duke Realty Notes being withdrawn are held for the account of an eligible institution. A withdrawal of an instruction must be executed by a DTC participant in the same manner as such DTC participant’s name appears on its transmission through ATOP to which such withdrawal relates. A DTC participant may withdraw a tender only if such withdrawal complies with the provisions described in this section.
If you are a beneficial owner of Duke Realty Notes issued in certificated form and have tendered these Duke Realty Notes (but not through DTC) and you wish to withdraw your tendered Duke Realty Notes, you should contact the exchange agent for instructions.
Withdrawals of tenders of Duke Realty Notes may not be rescinded and any Duke Realty Notes withdrawn will thereafter be deemed not validly tendered for purposes of the exchange offers. Properly withdrawn Duke Realty Notes, however, may be re-tendered by following the procedures described above at any time prior to the Final Expiration Date of the applicable exchange offer; and if such withdrawn Duke Realty Notes are so re-tendered after the Early Expiration Date, the holder will only be eligible to receive exchange consideration equal to $970 principal amount of Prologis Notes plus $1 in cash for each $1,000 principal amount of each re-tendered Duke Realty Notes.
Miscellaneous
All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Duke Realty Notes in connection with the exchange offers will be determined by Prologis OP, in its sole discretion, and its determination will be final and binding. Prologis OP reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of Prologis OP’s counsel, be unlawful. Prologis OP also reserves the absolute right to waive any defect or irregularity in the tender of any Duke Realty Notes in the applicable exchange offers, and Prologis OP’s interpretation of the terms and conditions of the exchange offers (including the instructions in the letter of transmittal) will be final and binding on all parties. None of Prologis, Duke Realty, their respective subsidiaries, the exchange agent, the information agent, the dealer managers, the Trustees or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.
Tenders of Duke Realty Notes involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Duke Realty Notes received by the exchange agent in connection with any exchange offer that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to (i) you by mail if they were tendered in certificated form or (ii) if they were tendered through the ATOP procedures, to the DTC participant who delivered such Duke Realty Notes by crediting an account maintained at DTC designated by such DTC participant, in either case promptly after the Final Expiration Date of the applicable exchange offer or the withdrawal or termination of the applicable exchange offer.
Transfer Taxes
Prologis OP will pay all transfer taxes, if any, applicable to the transfer and sale of Duke Realty Notes to Prologis OP in the applicable exchange offers. If transfer taxes are imposed for any other reason, the amount of those transfer taxes, whether imposed on the registered holders or any other persons, will be payable by the tendering holder.
If satisfactory evidence of payment of or exemption from those transfer taxes is not submitted with the letter of transmittal, the amount of those transfer taxes will be billed directly to the tendering holder and/or withheld from any payments due with respect to the Duke Realty Notes tendered by such holder.
U.S. Federal Backup Withholding
U.S. federal income tax law requires that a holder of Duke Realty Notes, whose Duke Realty Notes are accepted for exchange, provide the exchange agent, as payer, with the holder’s correct taxpayer identification number or otherwise establish a basis for an exemption from backup withholding. For U.S. holders, this information should be provided on Internal Revenue Service (“IRS”) Form W-9. In the case of a holder who is an individual, other than a resident alien, this identification number is his or her social security number. For holders other than individuals, the identification number is an employer identification number. Exempt holders, including, among others, all corporations and certain foreign individuals, are not subject to these backup withholding and reporting requirements, but must establish that they are so exempt. If you do not provide the exchange agent with your correct taxpayer identification number or an adequate basis for an exemption or, in the case of a non-U.S. holder, a completed IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8), you may be subject to backup withholding on payments made in exchange for any Duke Realty Notes and a penalty imposed by the IRS. Backup withholding is not an additional U.S. federal income tax. Rather, the amount of tax withheld will be credited against the U.S. federal income tax liability of the holder subject to backup withholding. If backup withholding results in an overpayment of taxes, you may obtain a refund from the IRS, provided that the required information is timely furnished to the IRS. You should consult with a tax advisor regarding qualifications for exemption from backup withholding and the procedure for obtaining the exemption.
To prevent backup withholding, you must either (1) provide a completed IRS Form W-9 and indicate either (a) your correct taxpayer identification number or (b) an adequate basis for an exemption, or (2) provide a completed Form W-8BEN or IRS Form W-8BEN-E (or other applicable IRS Form W-8).
Each of Prologis, Prologis OP, Duke Realty and Duke Realty OP reserves the right in its sole discretion to take all necessary or appropriate measures to comply with its respective obligations regarding backup withholding.
Exchange Agent
D.F. King & Co., Inc. has been appointed the exchange agent for the exchange offers and consent solicitations. Letters of transmittal and consent and all correspondence in connection with the exchange offers should be sent or delivered by each holder of Duke Realty Notes, or a beneficial owner’s custodian bank, depositary, broker, trust company or other nominee, to the exchange agent at the address and telephone numbers set forth on the back cover page of this prospectus. Prologis OP will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable, out-of-pocket expenses in connection therewith.
Information Agent
D.F. King & Co., Inc. has been appointed as the information agent for the exchange offers and the consent solicitations, and will receive customary compensation for its services. Questions concerning tender procedures and requests for additional copies of this prospectus or the letter of transmittal should be directed to the information agent at the address and telephone numbers set forth on the back cover page of this prospectus. Holders of any Duke Realty Notes issued in certificated form and that are held of record by a custodian bank, depositary, broker, trust company or other nominee may also contact such record holder for assistance concerning the exchange offers.
Dealer Managers
Prologis OP has retained TD Securities (USA) LLC and Wells Fargo Securities, LLC to act as dealer managers in connection with the exchange offers and consent solicitations and will pay a customary fee to the dealer managers as compensation for their services. Prologis OP will also reimburse the dealer managers for certain expenses. The obligations of the dealer managers to perform such function are subject to certain conditions. Prologis OP has agreed to indemnify the dealer managers against certain liabilities, including liabilities under the federal securities laws. Questions regarding the terms of the exchange offers or the consent solicitations may be directed to the dealer managers at their respective addresses and telephone numbers set forth on the back cover page of this prospectus.
The dealer managers and certain of their affiliates have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to Prologis, Prologis OP, Duke Realty, Duke Realty OP and their respective affiliates in the ordinary course of business, for which they have received and may continue to receive customary fees and commissions. In the ordinary course of their business, the dealer managers and their respective affiliates may actively trade or hold securities or loans of Prologis, Prologis OP, Duke Realty, Duke Realty OP and their respective affiliates, including the Duke Realty Notes subject to the exchange offers and consent solicitations, for their own accounts or for the accounts of customers and, accordingly, may at any time hold long or short positions in these securities or loans. From time to time, as a result of market making activities, the dealer managers may own common shares, common stock or other equity or debt securities issued by Prologis, Prologis OP, Duke Realty, Duke Realty OP or their respective affiliates. The dealer managers and their respective affiliates may also tender into the exchange offers and consent solicitations the Duke Realty Notes that they may hold or acquire.
Other Fees and Expenses
The expenses of soliciting tenders and consents with respect to the Duke Realty Notes will be borne by Prologis OP. The principal solicitations are being made by mail; however, additional solicitations may be made by facsimile transmission, telephone or in person by the dealer managers and the information agent, as well as by officers and other employees of Prologis, Prologis OP, Duke Realty, Duke Realty OP and their affiliates.
Tendering holders of Duke Realty Notes will not be required to pay any fee or commission to the dealer managers. However, if a tendering holder handles the transaction through its broker, dealer, commercial bank, trust company or other institution, such holder may be required to pay brokerage fees or commissions.

DESCRIPTION OF THE DIFFERENCES BETWEEN
THE PROLOGIS NOTES AND THE DUKE REALTY NOTES
The following is a summary comparison of the material terms of the Prologis Notes and the Duke Realty Notes (prior to the Proposed Amendments). The Prologis Notes issued in the applicable exchange offers will be governed by the Prologis OP Indenture. This summary does not purport to be complete, does not include changes to the relevant defined terms and cross-references related thereto and is qualified in its entirety by reference to the Prologis OP Indenture and the Duke Realty Indentures, without giving effect to the Proposed Amendments. Copies of those indentures are available from the information agent upon request.
Other terms used in the comparison of the Prologis Notes and the Duke Realty Notes below and not otherwise defined in this prospectus have the meanings given to such terms in the Prologis OP Indenture and the Duke Realty Indentures, respectively. Article and section references in the descriptions of the notes below are references to the applicable indenture under which the notes were or will be issued.
Each new Prologis Note issued in exchange for a Duke Realty Note will have the same interest rate, interest payment dates, redemption terms and maturity as the corresponding Duke Realty Note for which it is offered in exchange, and will accrue interest from the most recent interest payment date of the tendered Duke Realty Note. As described in the table below, the Duke Realty Indentures, without giving effect to the Proposed Amendments, and the Prologis OP Indenture will be substantially the same, except that, among other things:
•
the Prologis OP Indenture definition of debt (1) limits the amount of secured debt to include the lesser of the amount of secured debt or the fair market value of the property that secures such debt, (2) includes letters of credit only to the extent called upon and (3) includes the principal amount of all obligations with respect to redemption, repayment or other repurchase of any Disqualified Stock (as defined in the Prologis OP Indenture).

•
the financial reporting obligations in the Prologis OP Indenture are those of Prologis, rather than Duke Realty.

•
With respect to the 1995 Indenture only, the Prologis OP Indenture provides for cross-acceleration upon a default on other indebtedness in an aggregate principal amount exceeding $50,000,000.

The following description of the Duke Realty Notes reflects the Duke Realty Notes as currently constituted and does not reflect any changes to the covenants and other terms of the Duke Realty Notes or the Duke Realty Indentures that may be effected following the consent solicitations as described under “The Proposed Amendments.”
	Duke Realty Notes without giving effect to the Proposed Amendments to the Duke Realty Indentures	Prologis Notes
Definitions; Debt	Section 101 of the Duke Realty Indentures	Section 101 of the Prologis OP Indenture
	“Debt” of the Issuer or any Subsidiary means any indebtedness of the Issuer or any Subsidiary, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Issuer or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any	“Debt” of the Company or any Subsidiary means any indebtedness of the Company or any Subsidiary, excluding any accrued expense or trade payable, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company or any Subsidiary, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge,

	Duke Realty Notes without giving effect to the Proposed Amendments to the Duke Realty Indentures	Prologis Notes
	property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Issuer or any Subsidiary as lessee which is reflected on the Issuer’s consolidated balance sheet as a [capitalized lease/ financing lease, as the case may be pursuant to the applicable Duke Realty Indenture]1 in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the extent that any such items (other than letters of credit) would appear as a liability on the Issuer’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Issuer or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Issuer or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Issuer and it Subsidiaries on a consolidated basis whenever the Issuer and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof).	lien, charge, encumbrance or any security interest, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement, (iv) the principal amount of all obligations of the Company or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or (v) any lease of property by the Company or any Subsidiary as lessee which is reflected on the Company’s Consolidated Balance Sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (i) through (iii) above, that any such items (other than letters of credit) would appear as a liability on the Company’s Consolidated Balance Sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Company or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than the Company or any Subsidiary).
Definitions; GAAP	Section 101 of the Duke Realty Indentures “GAAP” means generally accepted accounting principles, as in effect from time to time, as used in the United States applied on a consistent basis.
Section 101 of the Prologis OP Indenture
“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating the financial covenants contained herein, “GAAP” means generally accepted accounting principles as used in the United States on August 14, 2009 consistently applied.

Definitions; Subsidiary	Section 101 of the Duke Realty Indentures “Subsidiary” means a corporation, partnership or limited liability company a	Section 101 of the Prologis OP Indenture “Subsidiary” means, with respect to any Person, (i) a corporation, partnership,

1
The unbolded language applies to the Duke Realty 2026, 2027, June 2028, September 2028 and 2029 Notes; the bolded language applies to the Duke Realty 2030, 2031, 2032 and 2050 Notes.

	Duke Realty Notes without giving effect to the Proposed Amendments to the Duke Realty Indentures	Prologis Notes
	majority of the outstanding voting stock, partnership interests or membership interests, as the case may be, of which is owned or controlled, directly or indirectly, by the Issuer or by one or more other Subsidiaries of the Issuer. For the purposes of this definition, “voting stock” means stock having voting power for the election of directors, or trustees, as the case may be, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.	joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.
Definitions; Total Assets
Section 101 of the Duke Realty Indentures
“Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding [intangibles/ non-real estate intangibles, operating lease assets, as the case may be pursuant to the applicable Duke Realty Indenture]2 and accounts receivable).

Section 101 of the Prologis OP Indenture
“Total Assets” as of any date means the sum of (i) Undepreciated Real Estate Assets and (ii) all other assets of the Company and its Subsidiaries determined in accordance with GAAP (but excluding accounts receivable and intangibles).

Definitions; Total Unencumbered Assets
Section 101 of the Duke Realty Indentures
“Total Unencumbered Assets” means the sum of (i) those Undepreciated Real Estate Assets not subject to an encumbrance and (ii) all other assets of the Issuer and its Subsidiaries not subject to an encumbrance determined in accordance with GAAP (but excluding [intangibles/ non-real estate intangibles, operating lease assets, as the case may be pursuant to the applicable Duke Realty Indenture,] and accounts receivable)[;

Section 101 of the Prologis OP Indenture
“Total Unencumbered Assets” means the sum of (i) Undepreciated Real Estate Assets not subject to an Encumbrance and (ii) the value (determined in accordance with GAAP) of all other assets (other than accounts receivable and intangibles) of the Company and its Subsidiaries not subject to an Encumbrance; provided, however, “Total Unencumbered Assets” does not include investments in unconsolidated joint

2
The unbolded language applies to the Duke Realty 2026, 2027, June 2028, September 2028 and 2029 Notes; the bolded language applies to the Duke Realty 2030, 2031, 2032 and 2050 Notes.

	Duke Realty Notes without giving effect to the Proposed Amendments to the Duke Realty Indentures	Prologis Notes
	provided, however, that all investments by the Issuer and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from the calculation of Total Unencumbered Assets to the extent that such investments would have otherwise been included, as the case may be pursuant to the applicable Duke Realty Indenture].3	ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.
No Personal Liability	Section N/A There is no comparable provision.
Section 111 of the Prologis OP Indenture
Except as provided in Article Sixteen of this Indenture, no recourse under or upon any obligation, covenant or agreement contained in this Indenture, in any Security or Guarantee appertaining thereto, or because of any indebtedness evidenced thereby, shall be had against any promoter, as such, or against any past, present or future stockholder, partner, director, officer, employee, agent thereof or trustee, as such, of the Company or any Guarantor or of any successor thereof, either directly or through the Company or any Guarantor or any successor thereof, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.

3
The unbolded language applies to the Duke Realty June 2028 Notes; the unbolded and bolded language applies to the Duke Realty 2026, 2027, September 2028 and 2029 Notes; the unbolded, bolded and italicized language applies to the Duke Realty 2030, 2031, 2032 and 2050 Notes.

	Duke Realty Notes without giving effect to the Proposed Amendments to the Duke Realty Indentures	Prologis Notes
Events of Default
Section 501(5) of the Duke Realty Indentures
(5)   a default under any bond, evidence of recourse indebtedness of the Issuer, or under any mortgage, indenture or other instrument of the Issuer (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any recourse indebtedness of the Issuer (or by any Subsidiary, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $[5,000,000 / 50,000,000, as the case may be pursuant to the applicable Duke Realty Indenture,]4 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $[5,000,000 / 50,000,000, as the case may be pursuant to the applicable Duke Realty Indenture,] becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Issuer to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

Section 501(5) of the Prologis OP Indenture
(5)   a default under any bond, debenture, note or other evidence of indebtedness of the Company, or under any mortgage, indenture or other instrument of the Company (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any indebtedness of the Company (or by any Subsidiary, the repayment of which the Company has guaranteed or for which the Company is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to the rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or

4
The unbolded language applies to the Duke Realty June 2028 Notes; the bolded language applies to the Duke Realty 2026, 2027, September 2028, 2029, 2030, 2031, 2032 and 2050 Notes.

	Duke Realty Notes without giving effect to the Proposed Amendments to the Duke Realty Indentures	Prologis Notes
Events of Default	Section N/A	Section 501(6) of the Prologis OP Indenture
	There is no comparable provision.	(6) the entry by a court of competent jurisdiction of final judgments, orders or decrees against the Company or any of its Subsidiaries in an aggregate amount (excluding amounts covered by insurance) in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount (excluding amounts covered by insurance) in excess of $50,000,000 for a period of 60 consecutive days; or
Reports	Section N/A	Section 701(a)(1) of the Prologis OP Indenture
There is no comparable provision.
(a)   The Company will:
(1)   file with the Trustee, within 15 days after the Company or the General Partner is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company or the General Partner may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company or the General Partner is not required to file information, documents or reports pursuant to either of such Sections, then it will file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

	Duke Realty Notes without giving effect to the Proposed Amendments to the Duke Realty Indentures	Prologis Notes
Supplemental Indentures	Section 901(5) of the Duke Realty Indentures	Section 901(5) of the Prologis OP Indenture
	(5) to change or eliminate any of the provisions of this Indenture, provided that any such change or elimination shall become effective only when there is no Security Outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision; or	(5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or
Limitations on Incurrence of Debt	Section 1004(a), (b) and (c) and Section 1005 of the Duke Realty Indentures	Section 1004(a), (b), (c) and (d) of the Prologis OP Indenture
(a) The Issuer will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt (representing Debt to which the only parties are the General Partner, the Issuer and/or any of their Subsidiaries (but only so long as such Debt is held solely by any of the General Partner, the Issuer and any Subsidiary) that is subordinate in right of payment to the Securities) if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) the Total Assets as of the end of the calendar quarter covered in the Issuer’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase together with the Total Assets being referred to as the “Adjusted Total Assets”);
(a)   The Company will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (without duplication) (i) Total Assets as of the end of the calendar quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.
(b)   In addition to the limitation set forth in subsection (a) of this Section 1004, the

Duke Realty Notes without giving effect to the Proposed Amendments to the Duke Realty Indentures	Prologis Notes

(b)   In addition to the limitation set forth in subsection (a) of this Section 1004, the Issuer will not, and will not permit any Subsidiary to, incur any Debt if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred, the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Issuer or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by the Issuer or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retained at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (iii) any income earned as a result of any increase in Adjusted Total Assets since the end of such four quarter period had been earned, on an annualized basis, for such period, and (iv) in the case of any acquisition or disposition by the Issuer or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
Section 1005. Maintenance of Total Unencumbered Assets. The Issuer will maintain Total Unencumbered Assets of not less than 150% of the aggregate

Company will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Company and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period; (ii) the repayment or retirement of any other Debt by the Company and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period); (iii) in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and (iv) in the case of any acquisition or disposition by the Company or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
(c)   In addition to the limitation set forth in subsections (a) and (b) of this Section 1004, the Company and its Subsidiaries may not at any time own

Duke Realty Notes without giving effect to the Proposed Amendments to the Duke Realty Indentures	Prologis Notes

outstanding principal amount of the Unsecured Debt of the Issuer.
Section 1004(c) In addition to the limitations set forth in subsections (a) and (b) of this Section 1004, the Issuer will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Issuer or any Subsidiary (the “Secured Debt”), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Issuer and its Subsidiaries on a consolidated basis is greater than 40% of the Adjusted Total Assets.

Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Company and its Subsidiaries on a consolidated basis.
(d)   In addition to the limitation set forth in subsections (a), (b) and (c) of this Section 1004, the Company will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of the property of the Company or any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all outstanding Debt of the Company and its Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on property of the Company or any Subsidiary is greater than 40% of the sum of (without duplication): (i) Total Assets as of the end of the calendar quarter covered in the Company’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by the Company or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

	Duke Realty Notes without giving effect to the Proposed Amendments to the Duke Realty Indentures	Prologis Notes
Limitations on Incurrence of Debt	Section N/A There is no comparable provision.
Section 1004(f) of the Prologis OP Indenture
(f)   Notwithstanding the foregoing, nothing in the above covenants shall prevent: (i) the incurrence by the Company or any Subsidiary of Debt between or among the Company, any Subsidiary or any Equity Investee or (ii) the Company or any Subsidiary from incurring Refinancing Debt.

Maintenance of Properties	Section 1008 of the Duke Realty Indentures	Section 1006 of the Prologis OP Indenture
	The Issuer will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer or any Subsidiary from selling or otherwise disposing for value its properties in the ordinary course of its business.	The Company will cause all of its properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company or any Subsidiary from selling or otherwise disposing for value its properties in the ordinary course of its business.
Insurance	Section 1009 of the Duke Realty Indentures	Section 1007 of the Prologis OP Indenture
	The Issuer will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having a rating of at least A:VIII in Best’s Key Rating Guide.	The Company will, and will cause each of its Subsidiaries to, keep in force upon all of its properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.
Payment of Taxes and Other Claims
Section 1010 of the Duke Realty Indentures
The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or

Section 1008 of the Prologis OP Indenture

The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or

	Duke Realty Notes without giving effect to the Proposed Amendments to the Duke Realty Indentures	Prologis Notes
	property of the Issuer or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.	property of the Company or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of Financial Information
Section 1011 of the Duke Realty Indentures
Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Securities are outstanding, the Issuer will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the “Financial Statements”) if the Issuer were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Issuer would have been required so to file such documents if the Issuer were so subject.
The Issuer will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports and quarterly reports which the Issuer would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Issuer were subject to such Sections, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Issuer were subject to such Sections and (y) if filing such documents by the Issuer with the Commission is not permitted under the

Section 1009 of the Prologis OP Indenture

Whether or not the Company or the General Partner are subject to Section 13 or 15(d) of the Exchange Act, the Company and the General Partner will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company and the General Partner would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the “Financial Statements”) if the Company and the General Partner were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Company and the General Partner would have been required so to file such documents if the Company and the General Partner were so subject.
The Company and the General Partner will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders, copies of the annual reports and quarterly reports which the Company and the General Partner are required to file or would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the General Partner were subject to such Sections, and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents which the Company

	Duke Realty Notes without giving effect to the Proposed Amendments to the Duke Realty Indentures	Prologis Notes
	Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.	and the General Partner would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Company and the General Partner were subject to such Sections and (y) if filing such documents by the Company or the General Partner with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.
Waiver of Certain Covenants
Section 1014 of the Duke Realty Indentures
The Issuer may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1011, inclusive, if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Issuer and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

Section 1012 of the Prologis OP Indenture

The Company may omit in any particular instance to comply with any term, provision or condition set forth in Sections 1004 to 1009, inclusive, and with any other term, provision or condition with respect to the Securities of any series specified in accordance with Section 301 (except any such term, provision or condition which could not be amended without the consent of all Holders of Securities of such series pursuant to Section 902), if before or after the time for such compliance the Holders of at least a majority in principal amount of all outstanding Securities of such series, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.

The Prologis OP Indenture also removes and revises provisions regarding securities in bearer form and related defined terms and cross-references related thereto.

THE PROPOSED AMENDMENTS
Background
The 1995 Indenture was originally executed by Duke Realty OP and the 1995 Indenture Trustee on September 19, 1995. The 2006 Indenture was originally executed by Duke Realty OP and the 2006 Indenture Trustee on July 28, 2006.
The table below identifies the various outstanding principal amounts of Duke Realty Notes as of the date of this prospectus.
Aggregate Principal Amount	Duke Realty Notes	Duke Realty Indenture
$375,000,000	3.250% Senior Notes due June 30, 2026	2006 Indenture
$475,000,000	3.375% Senior Notes due December 15, 2027	2006 Indenture
$50,000,000	7.250% Senior Notes due June 15, 2028	1995 Indenture
$450,000,000	4.000% Senior Notes due September 15, 2028	2006 Indenture
$400,000,000	2.875% Senior Notes due November 15, 2029	2006 Indenture
$350,000,000	1.750% Senior Notes due July 1, 2030	2006 Indenture
$450,000,000	1.750% Senior Notes due February 1, 2031	2006 Indenture
$500,000,000	2.250% Senior Notes due January 15, 2032	2006 Indenture
$325,000,000	3.050% Senior Notes due March 1, 2050	2006 Indenture
General
Prologis OP is soliciting the consents of the holders of Duke Realty Notes to (1) eliminate certain covenants in the Duke Realty Indentures that afford protection to holders of Duke Realty Notes, including substantially all of the restrictive covenants and certain affirmative covenants, (2) eliminate certain events of default and (3) eliminate the restrictions on Duke Realty OP’s ability to consolidate, merge or sell all or substantially all of its assets. If the Proposed Amendments described below are adopted, the amendments will apply to all Duke Realty Notes not validly tendered or not accepted by Prologis OP in the applicable exchange offers. Thereafter, all such Duke Realty Notes will be governed by the applicable Duke Realty Indenture as amended by the Proposed Amendments, which will have less restrictive terms and afford reduced protections to the holders of such securities compared to those currently in the Duke Realty Indentures. See “Risk Factors — Risks Related to the Exchange Offers and Consent Solicitations — The Proposed Amendments to the Duke Realty Indentures will afford reduced protection to remaining holders of Duke Realty Notes.”
Set forth below is a summary of the Proposed Amendments. This summary does not purport to be complete and is qualified in its entirety by reference to the form of the Twenty-First Supplemental Indenture to the 1995 Indenture and Twenty-First Supplemental Indenture to the 2006 Indenture, which are filed as exhibits to the registration statement of which this prospectus is a part. Copies of the Duke Realty Indentures and all of the supplemental indentures previously adopted thereunder relating to the Duke Realty Notes (including the Twenty-First Supplemental Indentures), are on file with the SEC and are also available upon request from the information agent. Any capitalized terms which are used but not defined in the following summary of the Proposed Amendments have the meanings assigned thereto in the Duke Realty Indentures.
By consenting to the Proposed Amendments to the Duke Realty Indentures, you will be deemed to have waived any default, event of default or other consequence under such indenture for failure to comply with the terms of the provisions identified above (whether before or after the date of the supplemental indenture effecting the amendments described above).
The text of the provisions prior to and after the Proposed Amendments follows the brief summary below.

Events of Default Amendments
The 1995 Events of Default Amendments would, with respect to the outstanding Duke Realty June 2028 Notes, delete in its entirety Section 501(5) (cross-acceleration event of default) of the 1995 Indenture, amend Section 501(4) of the 1995 Indenture to eliminate defaults or breaches of Article Eight of the 1995 Indenture from the items which constitute an Event of Default of the 1995 Indenture and delete each of the relevant defined terms and cross-references related thereto.
The Events of Default Amendments would, with respect to the outstanding Duke Realty Notes issued under the 2006 Indenture, delete in its entirety Section 501(5) (cross-acceleration event of default) of the 2006 Indenture, amend Section 501(4) of the 2006 Indenture to eliminate defaults or breaches of Article Eight of the 2006 Indenture from the items which constitute an Event of Default of the 2006 Indenture and delete each of the relevant defined terms and cross-references related thereto.
Merger Restriction Amendments
The 1995 Merger Restriction Amendments would, with respect to the outstanding Duke Realty June 2028 Notes, delete in their entirety Article Eight (Consolidation, Merger, Sale, Lease or Conveyance) of the 1995 Indenture and each of the relevant defined terms and cross-references related thereto.
The Merger Restriction Amendments would, with respect to the outstanding Duke Realty Notes issued under the 2006 Indenture, delete in their entirety Article Eight (Consolidation, Merger, Sale, Lease or Conveyance) of the 2006 Indenture and each of the relevant defined terms and cross-references related thereto.
Limitations on Incurrence of Debt Amendments
The 1995 Limitation on Incurrence of Debt Amendments would, with respect to the outstanding Duke Realty June 2028 Notes, delete in their entirety Section 1004 (Limitation on Incurrence of Debt) of the 1995 Indenture and each of the relevant defined terms and cross-references related thereto.
The Limitation on Incurrence of Debt Amendments would, with respect to the outstanding Duke Realty Notes issued under the 2006 Indenture, delete in their entirety Section 1004 (Limitation on Incurrence of Debt) of the 2006 Indenture and each of the relevant defined terms and cross-references related thereto.
Maintenance of Total Unencumbered Assets Amendments
The 1995 Maintenance of Total Unencumbered Assets Amendments would, with respect to the outstanding Duke Realty June 2028 Notes, delete in their entirety Section 1005 (Maintenance of Total Unencumbered Assets) of the 1995 Indenture and each of the relevant defined terms and cross-references related thereto.
The Maintenance of Total Unencumbered Assets Amendments would, with respect to the outstanding Duke Realty Notes issued under the 2006 Indenture, delete in their entirety Section 1005 (Maintenance of Total Unencumbered Assets) of the 2006 Indenture and each of the relevant defined terms and cross-references related thereto.
Maintenance of Properties Amendments
The 1995 Maintenance of Properties Amendments would, with respect to the outstanding Duke Realty June 2028 Notes, delete in their entirety Section 1008 (Maintenance of Properties) of the 1995 Indenture and each of the relevant defined terms and cross-references related thereto.
The Maintenance of Properties Amendments would, with respect to the outstanding Duke Realty Notes issued under the 2006 Indenture, delete in their entirety Section 1008 (Maintenance of Properties) of the 2006 Indenture and each of the relevant defined terms and cross-references related thereto.
Insurance Amendments
The 1995 Insurance Amendments would, with respect to the outstanding Duke Realty June 2028 Notes, delete in their entirety Section 1009 (Insurance) of the 1995 Indenture and each of the relevant defined terms and cross-references related thereto.

The Insurance Amendments would, with respect to the outstanding Duke Realty Notes issued under the 2006 Indenture, delete in their entirety Section 1009 (Insurance) of the 2006 Indenture and each of the relevant defined terms and cross-references related thereto.
Payment of Taxes and Other Claims Amendments
The 1995 Payment of Taxes and Other Claims Amendments would, with respect to the outstanding Duke Realty June 2028 Notes, delete in their entirety Section 1010 (Payment of Taxes and Other Claims) of the 1995 Indenture and each of the relevant defined terms and cross-references related thereto.
The Payment of Taxes and Other Claims Amendments would, with respect to the outstanding Duke Realty Notes issued under the 2006 Indenture, delete in their entirety Section 1010 (Payment of Taxes and Other Claims) of the 2006 Indenture and each of the relevant defined terms and cross-references related thereto.
Financial Information Amendments
The 1995 Financial Information Amendments would, with respect to the outstanding Duke Realty June 2028 Notes, delete in their entirety Section 1011 (Financial Information) of the 1995 Indenture and each of the relevant defined terms and cross-references related thereto.
The Financial Information Amendments would, with respect to the outstanding Duke Realty Notes issued under the 2006 Indenture, delete in their entirety Section 1011 (Provision of Financial Information) of the 2006 Indenture and each of the relevant defined terms and cross-references related thereto.
1995 Supplemental Indenture Amendments
The 1995 Supplemental Indenture Amendments would, with respect to the outstanding Duke Realty June 2028 Notes, (a) replace Article Two (Amendments) of the 1995 Supplemental Indenture with a provision that clarifies that Section 501(5), Article Eight, Section 1004, Section 1005, Section 1008, Section 1009, Section 1010 and Section 1011 of the 1995 Indenture do not apply to the Duke Realty June 2028 Notes issued under the 1995 Supplemental Indenture and further clarifies that defaults or breaches of Article Eight of the 1995 Indenture do not constitute an Event of Default and (b) delete certain related cross-references and defined terms of the 1995 Supplemental Indenture.
2006 Supplemental Indenture Amendments
The 2006 Supplemental Indenture Amendments would, with respect to the outstanding Duke Realty Notes issued under the 2006 Indenture (a) delete in its entirety Section 1.04(e) (Cross-Acceleration) of each 2006 Supplemental Indenture, (b) replace Section 1.04(d) (Definition of Total Unencumbered Assets) of each 2006 Supplemental Indenture with a provision that clarifies that Section 501(5), Article Eight, Section 1004, Section 1005, Section 1008, Section 1009, Section 1010 and Section 1011 of the 2006 Indenture do not apply to the Duke Realty Notes issued under such 2006 Supplemental Indenture and further clarifies that defaults or breaches of Article Eight of the 2006 Indenture do not constitute an Event of Default and (c) and delete certain related cross-references and defined terms of each 2006 Supplemental Indenture.
Effectiveness of Proposed Amendments
If Prologis OP receives the Requisite Consents, the Proposed Amendments to the Duke Realty Indentures will be entered into and become effective on the Settlement Date. This assumes that all other conditions of the exchange offers and consent solicitations are satisfied or waived, as applicable.
Summary Comparison of Proposed Amendments
The following is a summary comparison of the material terms of the Duke Realty Notes, as governed by the Duke Realty Indentures, and the Duke Realty Notes that are either not validly tendered or accepted by Prologis OP, which will be governed by the applicable Duke Realty Indenture, as if amended by all of the applicable Proposed Amendments. The description of the Duke Realty Notes reflects the changes to the covenants and other terms of the Duke Realty Notes or the Duke Realty Indentures that may be effected following the receipt of the required consents to the Proposed Amendments.
This summary does not purport to be complete, does not include changes to the relevant defined terms and cross-references related thereto and is qualified in its entirety by reference to the Duke Realty Indentures and the Proposed Amendments.
Other terms used in the comparison of the Duke Realty Notes below and not otherwise defined in this prospectus have the meanings given to such terms in the Duke Realty Indentures, as if amended by all of the Proposed Amendments. Article and section references in the descriptions of the notes below are references to the applicable indenture under which the notes were or will be issued.
	Duke Realty June 2028 Notes without giving effect to the Proposed Amendments to the 1995 Indenture	Duke Realty Notes without giving effect to the Proposed Amendments to the 2006 Indenture	Duke Realty Notes after giving effect to the Proposed Amendments to the applicable Duke Realty Indenture
Events of Default	Section 501(5) of the 1995 Indenture	Section 501(5) of the 2006 Indenture	Section N/A
	(5) a default under any bond, evidence of recourse indebtedness of the Issuer, or under any mortgage, indenture or other instrument of the Issuer (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any recourse indebtedness of the Issuer (or by any Subsidiary, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $5,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due	(5) a default under any bond, evidence of recourse indebtedness of the Issuer, or under any mortgage, indenture or other instrument of the Issuer (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any recourse indebtedness of the Issuer (or by any Subsidiary, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $5,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $5,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due	There are no comparable provisions.

	Duke Realty June 2028 Notes without giving effect to the Proposed Amendments to the 1995 Indenture	Duke Realty Notes without giving effect to the Proposed Amendments to the 2006 Indenture	Duke Realty Notes after giving effect to the Proposed Amendments to the applicable Duke Realty Indenture
	and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Issuer to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or	and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Issuer to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or
Events of Default	Section 501(4) of the 1995 Indenture	Section 501(4) of the 2006 Indenture	Section 501(4)
	(4) default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied	(4) default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of that series a written notice specifying such default or breach and requiring it to be remedied	(4) default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture, other than with respect to Article Eight for which any default or breach shall not constitute an event of default, with respect to any Security of that series (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with) , and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in principal amount of the Outstanding

	Duke Realty June 2028 Notes without giving effect to the Proposed Amendments to the 1995 Indenture	Duke Realty Notes without giving effect to the Proposed Amendments to the 2006 Indenture	Duke Realty Notes after giving effect to the Proposed Amendments to the applicable Duke Realty Indenture
	and stating that such notice is a “Notice of Default” hereunder; or	and stating that such notice is a “Notice of Default” hereunder; or	Securities of that series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or
Events of Default	Section N/A	Section 1.04(e) of each 2006 Supplemental Indenture	Section N/A
	This provision is contained in Section 501(5) noted above	(e) a default under any bond, evidence of recourse indebtedness of the Issuer, or under any mortgage, indenture or other instrument of the Issuer (including a default with respect to Securities of any series other than that series) under which there may be issued or by which there may be secured any recourse indebtedness of the Issuer (or by any Subsidiary, the repayment of which the Issuer has guaranteed or for which the Issuer is directly responsible or liable as obligor or guarantor), whether such indebtedness now exists or shall hereafter be created, which default shall constitute a failure to pay an aggregate principal amount exceeding $50,000,000 of such indebtedness when due and payable after the expiration of any applicable grace period with respect thereto and shall have resulted in such indebtedness in an aggregate principal amount exceeding $50,000,000 becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been	There are no comparable provisions.

	Duke Realty June 2028 Notes without giving effect to the Proposed Amendments to the 1995 Indenture	Duke Realty Notes without giving effect to the Proposed Amendments to the 2006 Indenture	Duke Realty Notes after giving effect to the Proposed Amendments to the applicable Duke Realty Indenture discharged, or such acceleration having been rescinded or annulled, within a period of 10 days after there shall have been given, by registered or certified mail, to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 10% in principal amount of the Outstanding Securities of that series a written notice specifying such default and requiring the Issuer to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a “Notice of Default” hereunder; or
Consolidation, Merger, Sale, Lease or Conveyance
Article Eight of the 1995 Indenture
Section 801. Consolidations and Mergers of Issuer and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. The Issuer may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (1) either the Issuer shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or a State thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and any interest (including all Additional Amounts, if any,

Article Eight of the 2006 Indenture
Section 801. Consolidations and Mergers of Issuer and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. The Issuer may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (1) either the Issuer shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States or a State thereof and such successor corporation shall expressly assume the due and punctual payment of the principal of (and premium, if any) and any interest (including all Additional Amounts, if any,
Article N/A There are no comparable provisions.

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payable pursuant to Section 1013) on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Issuer by supplemental indenture, complying with Article Nine hereof, satisfactory to the Trustee, executed and delivered to the Trustee by such corporation and (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer or any Subsidiary as a result thereof as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.
Section 802. Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under payable pursuant to Section 1013) on all of the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Issuer by supplemental indenture, complying with Article Nine hereof, satisfactory to the Trustee, executed and delivered to the Trustee by such corporation and (2) immediately after giving effect to such transaction and treating any indebtedness which becomes an obligation of the Issuer or any Subsidiary as a result thereof as having been incurred by the Issuer or such Subsidiary at the time of such transaction, no Event of Default, and no event which, after notice or the lapse of time, or both, would become an Event of Default, shall have occurred and be continuing.
Section 802. Rights and Duties of Successor Corporation. In case of any such consolidation, merger, sale, lease or conveyance and upon any such assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Issuer, with the same effect as if it had been named herein as the party of the first part, and the predecessor corporation, except in the event of a lease, shall be relieved of any further obligation under

Duke Realty June 2028 Notes without giving effect to the Proposed Amendments to the 1995 Indenture	Duke Realty Notes without giving effect to the Proposed Amendments to the 2006 Indenture	Duke Realty Notes after giving effect to the Proposed Amendments to the applicable Duke Realty Indenture this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.
In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

this Indenture and the Securities. Such successor corporation thereupon may cause to be signed, and may issue either in its own name or in the name of the Issuer, any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Issuer and delivered to the Trustee; and, upon the order of such successor corporation, instead of the Issuer, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Issuer to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.
In case of any such consolidation, merger, sale, lease or conveyance, such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

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	Section 803. Officers’ Certificate and Opinion of Counsel. Any consolidation, merger, sale, lease or conveyance permitted under Section 801 is also subject to the condition that the Trustee receive an Officers’ Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.	Section 803. Officers’ Certificate and Opinion of Counsel. Any consolidation, merger, sale, lease or conveyance permitted under Section 801 is also subject to the condition that the Trustee receive an Officers’ Certificate and an Opinion of Counsel to the effect that any such consolidation, merger, sale, lease or conveyance, and the assumption by any successor corporation, complies with the provisions of this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.
Limitations on Incurrence of Debt
Section 1004 of the 1995 Indenture
(a)   The Issuer will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt (representing Debt to which the only parties are the General Partner, the Issuer and/or any of their Subsidiaries (but only so long as such Debt is held solely by any of the General Partner, the Issuer and any Subsidiary) that is subordinate in right of payment to the Securities) if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 55% of the sum of (i) the

Section 1004 of the 2006 Indenture
(a)   The Issuer will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt (representing Debt to which the only parties are the General Partner, the Issuer and/or any of their Subsidiaries (but only so long as such Debt is held solely by any of the General Partner, the Issuer and any Subsidiary) that is subordinate in right of payment to the Securities) if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) the
Section N/A There are no comparable provisions.

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Total Assets as of the end of the calendar quarter covered in the Issuer’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase together with the Total Assets being referred to as the “Adjusted Total Assets”);
(b)   In addition to the limitation set forth in subsection (a) of this Section 1004, the Issuer will not, and will not permit any Subsidiary to, incur any Debt if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred, the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge shall have been less than 2.0 to 1, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other

Total Assets as of the end of the calendar quarter covered in the Issuer’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase together with the Total Assets being referred to as the “Adjusted Total Assets”);
(b)   In addition to the limitation set forth in subsection (a) of this Section 1004, the Issuer will not, and will not permit any Subsidiary to, incur any Debt if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred, the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other

Duke Realty June 2028 Notes without giving effect to the Proposed Amendments to the 1995 Indenture	Duke Realty Notes without giving effect to the Proposed Amendments to the 2006 Indenture	Duke Realty Notes after giving effect to the Proposed Amendments to the applicable Duke Realty Indenture
Debt incurred by the Issuer or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by the Issuer or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retained at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (iii) any income earned as a result of any increase in Adjusted Total Assets since the end of such four quarter period had been earned, on an annualized basis, for such period, and (iv) in the case of any acquisition or disposition by the Issuer or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.	Debt incurred by the Issuer or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by the Issuer or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retained at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (iii) any income earned as a result of any increase in Adjusted Total Assets since the end of such four quarter period had been earned, on an annualized basis, for such period, and (iv) in the case of any acquisition or disposition by the Issuer or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

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(c)   In addition to the limitations set forth in subsections (a) and (b) of this Section 1004, the Issuer will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Issuer or any Subsidiary (the “Secured Debt”), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Issuer and its Subsidiaries on a consolidated basis is greater than 40% of the Adjusted Total Assets.
(d)   For purposes of this Section 1004, Debt shall be deemed to be “incurred” by the Issuer or its Subsidiaries on a consolidated basis whenever the Issuer and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.

(c)   In addition to the limitations set forth in subsections (a) and (b) of this Section 1004, the Issuer will not, and will not permit any Subsidiary to, incur any Debt secured by any mortgage, lien, charge, pledge, encumbrance or security interest of any kind upon any of the property of the Issuer or any Subsidiary (the “Secured Debt”), whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Secured Debt, the aggregate principal amount of all outstanding Secured Debt of the Issuer and its Subsidiaries on a consolidated basis is greater than 40% of the Adjusted Total Assets.
(d)   For purposes of this Section 1004, Debt shall be deemed to be “incurred” by the Issuer or its Subsidiaries on a consolidated basis whenever the Issuer and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof.

Limitations on Incurrence of Debt	Section 2.01 of the 1995 Supplemental Indenture	Section 1.04(d) of each 2006 Supplemental Indenture5	Section N/A
	The following section will replace Sections 1004(a) and (b) of the Original Indenture in its entirety: Section 1004. Limitations on Incurrence of Debt. (a) The	This provision is contained in Section 1004 noted above (c) Definition of Total Unencumbered Assets. For purposes of the [covenant/ covenants]	The Duke Realty Notes shall be subject to all remedies contained in the [applicable] Indenture. Clause (5) of Section 501, Article Eight, Section 1004, Section 1005, Section 1008,

5
The unbolded language applies to the Duke Realty 2026, 2027, September 2028 and 2029 Notes; the unbolded and bolded language applies to the Duke Realty 2030, 2031, 2032 and 2050 Notes.

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Issuer will not, and will not permit any Subsidiary to, incur any Debt, other than intercompany Debt (representing Debt to which the only parties are the General Partner, the Issuer and/or any of their Subsidiaries (but only so long as such Debt is held solely by any of the General Partner, the Issuer and any Subsidiary) that is subordinate in right of payment to the Securities) if, immediately after giving effect to the incurrence of such additional Debt, the aggregate principal amount of all outstanding Debt of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with GAAP is greater than 60% of the sum of (i) the Total Assets as of the end of the calendar quarter covered in the Issuer’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the Commission (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt and (ii) any increase in the Total Assets since the end of such quarter including, without limitation, any increase in Total Assets resulting from the incurrence of such additional Debt (such increase together with the Total Assets being referred to as the “Adjusted Total Assets”);
entitled “Limitations on Incurrence of Debt” and “Maintenance of Total Unencumbered Assets” in [Section/ Sections 1004 and] 1005 of the Original Indenture, as the case may be pursuant to the applicable 2006 Supplemental Indenture, the [term “Total Unencumbered Assets”/ following terms] shall be defined, solely with respect to the Notes, as follows:
(i)   “Debt” of the Issuer or any Subsidiary means any indebtedness of the Issuer or any Subsidiary, whether or not contingent, in respect of (i) borrowed money evidenced by bonds, notes, debentures or similar instruments, (ii) indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Issuer or any Subsidiary, (iii) the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued or amounts representing the balance deferred and unpaid of the purchase price of any property except any such balance that constitutes an accrued expense or trade payable or (iv) any lease of property by the Issuer or any Subsidiary as lessee which is reflected on the Issuer’s consolidated balance sheet as a financing lease in accordance with GAAP, in the case of items of indebtedness under (i) through (iii) above to the
Section 1009, Section 1010 and Section 1011 of the [applicable] Indenture shall not apply to the Duke Realty Notes.

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(b) In addition to the limitation set forth in subsection (a) of this Section 1004, the Issuer will not, and will not permit any Subsidiary to, incur any Debt if, for the period consisting of the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred, the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge shall have been less than 1.5 to 1, on a pro forma basis after giving effect to the incurrence of such Debt and to the application of the proceeds therefrom, and calculated on the assumption that (i) such Debt and any other Debt incurred by the Issuer or its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period, (ii) the repayment or retirement of any other Debt by the Issuer or its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retained at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period), (iii) any income earned as a result of any increase in extent that any such items (other than letters of credit) would appear as a liability on the Issuer’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by the Issuer or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), indebtedness of another person (other than the Issuer or any Subsidiary) (it being understood that Debt shall be deemed to be incurred by the Issuer and its Subsidiaries on a consolidated basis whenever the Issuer and its Subsidiaries on a consolidated basis shall create, assume, guarantee or otherwise become liable in respect thereof).
(ii)   “Total Assets” as of any date means the sum of (i) the Undepreciated Real Estate Assets and (ii) all other assets of the Issuer and its Subsidiaries on a consolidated basis determined in accordance with GAAP (but excluding non-real estate intangibles, operating lease assets and accounts receivable).
(iii)   “Total Unencumbered Assets” means the sum of (i) those Undepreciated Real Estate Assets not subject to an encumbrance and (ii) all other assets of the Issuer and its Subsidiaries not subject to an encumbrance determined

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Adjusted Total Assets since the end of such four quarter period had been earned, on an annualized basis, for such period, and (iv) in the case of any acquisition or disposition by the Issuer or any Subsidiary of any asset or group of assets since the first day of such four-quarter period, including, without limitation, by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.
in accordance with GAAP (but excluding non-real estate intangibles, operating lease assets and accounts receivable); provided, however, that all investments by the Issuer and its Subsidiaries in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities shall be excluded from the calculation of Total Unencumbered Assets to the extent that such investments would have otherwise been included.
(iv)   “Undepreciated Real Estate Assets” means as of any date the cost (original cost plus capital improvements) of real estate assets of the Issuer and its Subsidiaries on such date, before depreciation and amortization, determined on a consolidated basis in accordance with GAAP.

Maintenance of Total Unencumbered Assets	Section 1005 of the 1995 Indenture The Issuer will maintain Total Unencumbered Assets of not less than 185% of the aggregate outstanding principal amount of the Unsecured Debt of the Issuer.	Section 1005 of the 2006 Indenture The Issuer will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Issuer.	Section N/A There is no comparable provision.
Maintenance of Total Unencumbered Assets	Section 2.02 of the 1995 Supplemental Indenture The following section will replace Section 1005 of the Original Indenture in its entirety: Section 1005. Maintenance of Total Unencumbered	Section 1004 of the 2006 Indenture This provision is contained in Section 1005 noted above	Section N/A The Duke Realty June 2028 Notes shall be subject to all remedies contained in the 1995 Indenture, as supplemented by the 1995 Supplemental Indenture. Clause (5) of Section 501,

	Duke Realty June 2028 Notes without giving effect to the Proposed Amendments to the 1995 Indenture	Duke Realty Notes without giving effect to the Proposed Amendments to the 2006 Indenture	Duke Realty Notes after giving effect to the Proposed Amendments to the applicable Duke Realty Indenture
	Assets. The Issuer will maintain Total Unencumbered Assets of not less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of the Issuer.		Article Eight, Section 1004, Section 1005, Section 1006, Section 1008, Section 1009, Section 1010 and Section 1011 of the 1995 Indenture shall not apply to the Duke Realty June 2028 Notes.
Maintenance of Properties	Section 1008 of the 1995 Indenture	Section 1008 of the 2006 Indenture	Section N/A
	The Issuer will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer or any Subsidiary from selling or otherwise disposing for value its properties in the ordinary course of its business.	The Issuer will cause all of its material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Issuer may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Issuer or any Subsidiary from selling or otherwise disposing for value its properties in the ordinary course of its business.	There is no comparable provision.
Insurance	Section 1009 of the 1995 Indenture	Section 1009 of the 2006 Indenture	Section N/A
	The Issuer will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having a rating of at	The Issuer will, and will cause each of its Subsidiaries to, keep all of its insurable properties insured against loss or damage at least equal to their then full insurable value with insurers of recognized responsibility and having a rating of at	There is no comparable provision.

	Duke Realty June 2028 Notes without giving effect to the Proposed Amendments to the 1995 Indenture	Duke Realty Notes without giving effect to the Proposed Amendments to the 2006 Indenture	Duke Realty Notes after giving effect to the Proposed Amendments to the applicable Duke Realty Indenture
	least A:VIII in Best’s Key Rating Guide.	least A:VIII in Best’s Key Rating Guide.
Payment of Taxes and Other Claims	Section 1010 of the 1995 Indenture	Section 1010 of the 2006 Indenture	Section N/A
	The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.	The Issuer will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all taxes, assessments and governmental charges levied or imposed upon it or any Subsidiary or upon the income, profits or property of the Issuer or any Subsidiary, and (2) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Issuer or any Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.	There is no comparable provision.
Provision of Financial Information
Section 1011 of the 1995 Indenture
Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Securities are outstanding, the Issuer will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the “Financial

Section 1011 of the 2006 Indenture
Whether or not the Issuer is subject to Section 13 or 15(d) of the Exchange Act and for so long as any Securities are outstanding, the Issuer will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to such Section 13 or 15(d) (the “Financial
Section N/A There is no comparable provision.

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Statements”) if the Issuer were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Issuer would have been required so to file such documents if the Issuer were so subject.
The Issuer will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports and quarterly reports which the Issuer would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Issuer were subject to such Sections, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Issuer were subject to such Sections and (y) if filing such documents by the Issuer with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

Statements”) if the Issuer were so subject, such documents to be filed with the Commission on or prior to the respective dates (the “Required Filing Dates”) by which the Issuer would have been required so to file such documents if the Issuer were so subject.
The Issuer will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail to all Holders, as their names and addresses appear in the Security Register, without cost to such Holders copies of the annual reports and quarterly reports which the Issuer would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Issuer were subject to such Sections, and (ii) file with the Trustee copies of the annual reports, quarterly reports and other documents which the Issuer would have been required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act if the Issuer were subject to such Sections and (y) if filing such documents by the Issuer with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective Holder.

DESCRIPTION OF THE PROLOGIS NOTES
Prologis OP has summarized below certain material terms and provisions of the Prologis Notes. This summary is not a complete description of all of the terms and provisions of the Prologis Notes. For more information, Prologis OP refers you to the Prologis Notes and the Prologis OP Indenture, all of which are available from Prologis OP. Prologis OP urges you to read the Prologis OP Indenture because it, and not this description, defines your rights as a holder of the Prologis Notes. This summary is subject to and qualified in its entirety by reference to all the provisions of those documents, including definitions of terms referred to in this prospectus.
Prologis OP will issue the Prologis Notes. The Prologis Notes will be issued under the Prologis OP Indenture. The terms of the Prologis Notes will include those expressly set forth in the Prologis Notes, the Prologis OP Indenture and those made part of the Prologis OP Indenture by reference to the Trust Indenture Act.
General
The Prologis Notes will be Prologis OP’s direct, unsecured and unsubordinated obligations and will rank pari passu with all of Prologis OP’s other unsecured and unsubordinated indebtedness outstanding from time to time. The Prologis Notes will be effectively subordinated to any current and future indebtedness of Prologis OP that is both secured and unsubordinated to the extent of the assets securing such indebtedness.
A substantial portion (amounting to approximately 63%) of the total assets of Prologis OP at June 30, 2022 are held directly by Prologis OP’s consolidated subsidiaries. Accordingly, the cash flow of Prologis OP and the consequent ability to service its debt, including the Prologis Notes, are partially dependent on the earnings of such consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures and the Prologis Notes will be effectively subordinated to all existing and future indebtedness, guarantees and other liabilities of such consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures. At June 30, 2022, total indebtedness, including current maturities, of Prologis OP and its consolidated subsidiaries totaled approximately $18.0 billion. Further, taking into account Prologis’ existing indebtedness and the assumption of Duke Realty’s debt in the merger, Prologis’ pro forma consolidated indebtedness as of June 30, 2022, after giving effect to the merger, would be approximately $21.6 billion.
The Prologis Notes will be effectively subordinated to Prologis OP’s mortgages and other secured indebtedness to the extent of any collateral pledged as security therefor. As of June 30, 2022, Prologis OP (excluding its consolidated subsidiaries and unconsolidated joint ventures and co-investment ventures) had amounts outstanding under unsecured credit facilities and senior indebtedness (including the notes) aggregating approximately $10.4 billion and no amounts outstanding for mortgages and other secured indebtedness. Although the covenants described under “— Covenants — Limitations on incurrence of debt” impose certain limitations on the incurrence of additional indebtedness, Prologis OP and its subsidiaries will retain the ability to incur substantial additional secured and unsecured indebtedness and other liabilities in the future.
Under the Prologis OP Indenture, in addition to the ability to issue notes with terms different from the Prologis Notes, Prologis OP will have the ability to reopen a previous issue of a series of Prologis Notes and issue additional Prologis Notes of any series without the consent of the holders. Each series may be as established from time to time in or pursuant to authority granted by a resolution of Prologis OP’s general partner, Prologis, or as established in one or more indentures supplemental to the Prologis OP Indenture.
Except as set forth below under “— Covenants — Limitations on incurrence of debt,” the Prologis OP Indenture does not contain any provisions that would limit Prologis OP’s ability to incur indebtedness or that would afford holders of Prologis Notes protection in the event of a highly leveraged or similar transaction involving Prologis OP or in the event of a change of control.
Denominations
The Prologis Notes will be issued in registered form and in denominations of $1,000 and in integral multiples of $1,000 in excess thereof.

Principal, Maturity and Interest
The principal of, and premium or make-whole amounts, if any, and interest on the Prologis Notes will be payable at the corporate trust office of U.S. Bank Trust Company, National Association, located at 633 West Fifth Street, 24th Floor, Los Angeles, CA 90071; provided that, at Prologis OP’s option, payment of interest may be made by check mailed to the address of the person entitled to the payment as it appears in the security register or by wire transfer of funds to the person to an account maintained within the United States.
Interest on the Prologis Notes will be computed on the basis of a 360-day year consisting of twelve 30-day months. If any interest payment date, principal payment date or the maturity date falls on a day that is not a business day, the required payment will be made on the next business day as if it were made on the date the payment was due and no interest will accrue on the amount so payable for the period from and after the interest payment date, principal payment date or the maturity date, as the case may be, until the next business day. “Business day” means any day, other than a Saturday, Sunday or legal holidays, on which banks in New York, New York are not authorized or required by law or executive order to be closed. Any interest not punctually paid or duly provided for on any interest payment date with respect to a Prologis Note, will cease to be payable to the holder on the applicable regular record date and either may be paid to the person in whose name the Prologis Note is registered at the close of business on a special record date for the payment of the defaulted interest to be fixed by the Trustee, notice of which will be given to the holder of the Prologis Note not less than ten days prior to the special record date, or may be paid at any time in any other lawful manner, all as more completely described in the Prologis OP Indenture.
The Prologis June 2028 Notes will mature on June 15, 2028. Up to approximately $50 million in aggregate principal amount of Prologis June 2028 Notes may be issued in the applicable exchange offers. Interest on the Prologis June 2028 Notes will:
•
accrue at the rate of 7.250% per annum, from June 15, 2022 (the most recent date on which interest will have been paid on the Duke Realty June 2028 Notes);

•
be payable in cash semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2022; and

•
be payable to holders of record on the 15th day (regardless of whether such day is a Business Day) immediately preceding the related interest payment dates.

The Prologis June 2028 Notes cannot be redeemed prior to their maturity date.
The Prologis 2026 Notes will mature on June 30, 2026. Up to approximately $375 million in aggregate principal amount of Prologis 2026 Notes may be issued in the applicable exchange offers. Interest on the Prologis 2026 Notes will:
•
accrue at the rate of 3.250% per annum, from June 30, 2022 (the most recent date on which interest will have been paid on the Duke Realty 2026 Notes);

•
be payable in cash semi-annually in arrears on each June 30 and December 30, commencing on December 30, 2022; and

•
be payable to holders of record on the 15th day (regardless of whether such day is a Business Day) immediately preceding the related interest payment dates.

The Prologis 2027 Notes will mature on December 15, 2027. Up to approximately $475 million in aggregate principal amount of Prologis 2027 Notes may be issued in the applicable exchange offers. Interest on the Prologis 2027 Notes will:
•
accrue at the rate of 3.375% per annum, from June 15, 2022 (the most recent date on which interest will have been paid on the Duke Realty 2027 Notes);

•
be payable in cash semi-annually in arrears on each June 15 and December 15, commencing on December 15, 2022; and

•
be payable to holders of record on the 15th day (regardless of whether such day is a Business Day) immediately preceding the related interest payment dates.

The Prologis September 2028 Notes will mature on September 15, 2028. Up to approximately $450 million in aggregate principal amount of Prologis September 2028 Notes may be issued in the applicable exchange offers. Interest on the Prologis September 2028 Notes will:
•
accrue at the rate of 4.000% per annum, from September 15, 2022 (the most recent date on which interest will have been paid on the Duke Realty September 2028 Notes);

•
be payable in cash semi-annually in arrears on each March 15 and September 15, commencing on March 15, 2023; and

•
be payable to holders of record on the 15th day (regardless of whether such day is a Business Day) immediately preceding the related interest payment dates.

The Prologis 2029 Notes will mature on November 15, 2029. Up to approximately $400 million in aggregate principal amount of Prologis 2029 Notes may be issued in the applicable exchange offers. Interest on the Prologis 2029 Notes will:
•
accrue at the rate of 2.875% per annum, from May 15, 2022 (the most recent date on which interest will have been paid on the Duke Realty 2029 Notes);

•
be payable in cash semi-annually in arrears on each May 15 and November 15, commencing on November 15, 2022; and

•
be payable to holders of record on the 15th day (regardless of whether such day is a Business Day) immediately preceding the related interest payment dates.

The Prologis 2030 Notes will mature on July 1, 2030. Up to approximately $350 million in aggregate principal amount of Prologis 2030 Notes may be issued in the applicable exchange offers. Interest on the Prologis 2030 Notes will:
•
accrue at the rate of 1.750% per annum, from July 1, 2022 (the most recent date on which interest will have been paid on the Duke Realty 2030 Notes);

•
be payable in cash semi-annually in arrears on each January 1 and July 1, commencing on January 1, 2023; and

•
be payable to holders of record on the 15th day (regardless of whether such day is a Business Day) immediately preceding the related interest payment dates.

The Prologis 2031 Notes will mature on February 1, 2031. Up to approximately $450 million in aggregate principal amount of Prologis 2031 Notes may be issued in the applicable exchange offers. Interest on the Prologis 2031 Notes will:
•
accrue at the rate of 1.750% per annum, from August 1, 2022 (the most recent date on which interest will have been paid on the Duke Realty 2031 Notes);

•
be payable in cash semi-annually in arrears on each February 1 and August 1, commencing on February 1, 2023; and

•
be payable to holders of record on the 15th day (regardless of whether such day is a Business Day) immediately preceding the related interest payment dates.

The Prologis 2032 Notes will mature on January 15, 2032. Up to approximately $500 million in aggregate principal amount of Prologis 2032 Notes may be issued in the applicable exchange offers. Interest on the Prologis 2032 Notes will:
•
accrue at the rate of 2.250% per annum, from July 15, 2022 (the most recent date on which interest will have been paid on the Duke Realty 2032 Notes);

•
be payable in cash semi-annually in arrears on each January 15 and July 15, commencing on January 15, 2023; and

•
be payable to holders of record on the 15th day (regardless of whether such day is a Business Day) immediately preceding the related interest payment dates.

The Prologis 2050 Notes will mature on March 1, 2050. Up to approximately $325 million in aggregate principal amount of Prologis 2050 Notes may be issued in the applicable exchange offers. Interest on the Prologis 2050 Notes will:
•
accrue at the rate of 3.050% per annum, from September 1, 2022 (the most recent date on which interest will have been paid on the Duke Realty 2050 Notes);

•
be payable in cash semi-annually in arrears on each March 1 and September 1, commencing on March 1, 2023; and

•
be payable to holders of record on the 15th day (regardless of whether such day is a Business Day) immediately preceding the related interest payment dates.

Optional Redemption with respect to the Prologis 2026 Notes
Prologis OP may redeem the Prologis 2026 Notes at any time at the option of Prologis OP, in whole or from time to time in part, at a redemption price equal to the Redemption Price.
If notice has been given as provided in the Prologis OP Indenture and funds for the redemption of any Prologis 2026 Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such Prologis 2026 Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Prologis 2026 Notes will be to receive payment of the Redemption Price.
Notice of any optional redemption of any Prologis 2026 Notes will be given to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Prologis 2026 Notes held by such Holder to be redeemed.
If less than all the Prologis 2026 Notes are to be redeemed at the option of Prologis OP, Prologis OP will notify the Trustee under the Prologis OP Indenture at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Prologis 2026 Notes to be redeemed and their Redemption Date. The Trustee shall select, in such manner as it shall deem fair and appropriate and in accordance with applicable depositary procedures, Prologis 2026 Notes to be redeemed in whole or in part.
“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any Prologis 2026 Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had not been made, over (ii) the aggregate principal amount of the Prologis 2026 Notes being redeemed or paid.
“Redemption Price” means the sum of (i) the principal amount of the Prologis 2026 Notes being redeemed and (ii) the Make-Whole Amount, if any, with respect to such Prologis 2026 Notes, in either case plus accrued and unpaid interest thereon to, but excluding, the Redemption Date; provided, however, that if the Redemption Date is any time on or after March 30, 2026, the Redemption Price shall mean the principal amount of the Prologis 2026 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date.
“Reinvestment Rate” means 0.300% plus the arithmetic mean of the yields under the respective heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity, as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.
“Statistical Release” means the statistical release designated “H.15” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Prologis OP Indenture, then such other reasonably comparable index which shall be designated by Prologis OP.
Optional Redemption with respect to the Prologis 2027 Notes
Prologis OP may redeem the Prologis 2027 Notes at any time at the option of Prologis OP, in whole or from time to time in part, at a redemption price equal to the Redemption Price.
If notice has been given as provided in the Prologis OP Indenture and funds for the redemption of any Prologis 2027 Notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such Prologis 2027 Notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the Prologis 2027 Notes will be to receive payment of the Redemption Price.
Notice of any optional redemption of any Prologis 2027 Notes will be given to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 30 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the Prologis 2027 Notes held by such Holder to be redeemed.
If less than all the Prologis 2027 Notes are to be redeemed at the option of Prologis OP, Prologis OP will notify the Trustee under the Prologis OP Indenture at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of Prologis 2027 Notes to be redeemed and their Redemption Date. The Trustee shall select, in such manner as it shall deem fair and appropriate and in accordance with applicable depositary procedures, Prologis 2027 Notes to be redeemed in whole or in part.
“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any Prologis 2027 Note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar through September 15, 2027 if such redemption or accelerated payment had not been made, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had been made on September 15, 2027, over (ii) the aggregate principal amount of the Prologis 2027 Notes being redeemed or paid.
“Redemption Price” means the sum of (i) the principal amount of the Prologis 2027 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, and (ii) the Make-Whole Amount, if any, with respect to such Prologis 2027 Notes; provided, however, that if the Redemption Date is any time on or after September 15, 2027, the Redemption Price shall mean the principal amount of the Prologis 2027 Notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date without any payment of a Make-Whole Amount.
“Reinvestment Rate” means 0.20% plus the arithmetic mean of the yields under the respective heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity (which maturity shall be deemed to be September 15, 2027), as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the

Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.
“Statistical Release” means the statistical release designated “H.15” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Prologis OP Indenture, then such other reasonably comparable index which shall be designated by Prologis OP.
Optional Redemption with respect to the Prologis September 2028 Notes, the Prologis 2029 Notes, the Prologis 2030 Notes, the Prologis 2031 Notes, the Prologis 2032 Notes and the Prologis 2050 Notes
Prologis OP may redeem the applicable series of notes at any time at the option of Prologis OP, in whole or from time to time in part, at a redemption price equal to the Redemption Price.
If notice has been given as provided in the Prologis OP Indenture and funds for the redemption of any series of notes called for redemption shall have been made available on the Redemption Date referred to in such notice, such notes will cease to bear interest on the date fixed for such redemption specified in such notice and the only right of the Holders of the applicable notes will be to receive payment of the Redemption Price.
Notice of any optional redemption of any series of notes will be given to Holders at their addresses, as shown in the Security Register, not more than 60 nor less than 15 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the Redemption Price and the principal amount of the notes held by such Holder to be redeemed.
If less than all the notes of any series are to be redeemed at the option of Prologis OP, Prologis OP will notify the Trustee under the Prologis OP Indenture at least 45 days prior to giving notice of redemption (or such shorter period as is satisfactory to the Trustee) of the aggregate principal amount of notes to be redeemed and their Redemption Date. The Trustee shall select no less than 45 days prior to the Redemption Date, in such manner as it shall deem fair and appropriate and in accordance with applicable depositary procedures, the notes to be redeemed in whole or in part.
“Make-Whole Amount” means, in connection with any optional redemption or accelerated payment of any note, the excess, if any, of (i) the aggregate present value as of the date of such redemption or accelerated payment of each dollar of principal being redeemed or paid and the amount of interest (exclusive of interest accrued to the date of redemption or accelerated payment) that would have been payable in respect of each such dollar through the applicable Par Call Date if such redemption or accelerated payment had been made on the applicable Par Call Date, determined by discounting, on a semi-annual basis, such principal and interest at the Reinvestment Rate (determined on the third Business Day preceding the date such notice of redemption is given or declaration of acceleration is made) from the respective dates on which such principal and interest would have been payable if such redemption or accelerated payment had been made on the applicable Par Call Date, over (ii) the aggregate principal amount of the notes being redeemed or paid.
“Par Call Date” means (i) with respect to the Prologis September 2028 Notes, June 15, 2028, (ii) with respect to the Prologis 2029 Notes, August 15, 2029, (iii) with respect to the Prologis 2030 Notes, April 1, 2030, (iv) with respect to the Prologis 2031 Notes, November 1, 2030, (v) with respect to the Prologis 2032 Notes, October 15, 2031, and (vi) with respect to the Prologis 2050 Notes, September 1, 2049.
“Redemption Price” means the sum of (i) the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date, and (ii) the Make-Whole Amount, if any, with respect to such notes; provided, however, that if the Redemption Date is any time on or after the applicable Par Call Date, the Redemption Price shall mean the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date without any payment of a Make-Whole Amount. The Redemption Price shall be calculated by Prologis OP or such other party appointed by Prologis OP.
“Reinvestment Rate” means (i) with respect to the Prologis September 2028 Notes, 0.200%, (ii) with respect to the Prologis 2029 Notes, 0.15%, (iii) with respect to the Prologis 2030 Notes, 0.200%, (iv) with respect to the Prologis 2031 Notes, 0.125%, (v) with respect to the Prologis 2032 Notes, 0.150%, and (vi) with respect to the Prologis 2050 Notes, 0.200%, in each case plus the arithmetic mean of the yields under the respective heading “Week Ending” published in the most recent Statistical Release under the caption “Treasury Constant Maturities” for the maturity (rounded to the nearest month) corresponding to the remaining life to maturity (which maturity shall be deemed to be the applicable Par Call Date), as of the payment date of the principal being redeemed or paid. If no maturity exactly corresponds to such maturity, yields for the two published maturities most closely corresponding to such maturity shall be calculated pursuant to the immediately preceding sentence and the Reinvestment Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding in each of such relevant periods to the nearest month. For the purposes of calculating the Reinvestment Rate, the most recent Statistical Release published prior to the date of determination of the Make-Whole Amount shall be used.
“Statistical Release” means the statistical release designated “H.15” or any successor publication which is published weekly by the Federal Reserve System and which establishes yields on actively traded United States government securities adjusted to constant maturities, or, if such statistical release is not published at the time of any determination under the Prologis OP Indenture, then such other reasonably comparable index which shall be designated by Prologis OP.
Merger, Consolidation or Sale
Prologis OP may consolidate with or merge with or into another entity, or sell, lease or convey all or substantially all of its assets to another entity, provided that the following three conditions are met:
(1)
After the transaction, Prologis OP is, or a person organized and existing under the laws of the United States or one of the fifty states is, the continuing entity. If the continuing entity is an entity other than Prologis OP, that entity must also assume Prologis OP’s payment obligations under the Prologis OP Indenture, as well as the due and punctual performance and observance of all of the covenants contained in the Prologis OP Indenture;

(2)
After giving effect to the transaction and treating any indebtedness which became an obligation of Prologis OP or any of Prologis OP’s subsidiaries as a result of the transaction as having been incurred by Prologis OP or such subsidiary at the time of such transaction, an event of default (or an event which, with notice or lapse of time or both, would become an event of default) has not occurred under the Prologis OP Indenture. Additionally, the transaction may not cause an event which, after notice or a lapse of time, or both, would become an event of default; and

(3)
The continuing entity delivers an officers’ certificate and legal opinion covering (1) and (2) above.

Any consolidation, merger, sale, lease, assignment, transfer or conveyance permitted above is also subject to the condition precedent that the Trustee receive an officers’ certificate and legal opinion to the effect that any such consolidation, merger, sale, lease, assignment, transfer or conveyance, and the assumption by any successor corporation, complies with the provisions of the Prologis OP Indenture and that all conditions precedent provided for in the Prologis OP Indenture relating to such transaction have been complied with.
Although there is a limited body of case law interpreting the phrase “all or substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the property or assets of a person.
Covenants
This section describes covenants Prologis OP makes in the Prologis OP Indenture, for the benefit of the holders of certain series of Prologis Notes.
Existence.   Except as permitted under “— Merger, Consolidation or Sale,” Prologis OP will do or cause to be done all things necessary to preserve and keep in full force and effect the existence, rights, both charter and statutory, and franchises of Prologis OP and its subsidiaries; provided, however, that Prologis OP will not be required to preserve any right or franchise if Prologis OP determines that the preservation of the right or franchise is no longer desirable in the conduct of Prologis OP’s business and that the loss of the right or franchise is not disadvantageous in any material respect to the holders of the Prologis Notes.
Payment of taxes and other claims.   Prologis OP will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon Prologis OP or any subsidiary or upon its income, profits or property or any subsidiary and all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon Prologis OP’s property or any subsidiary; provided, however, that Prologis OP will not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
Provision of financial information.   Whether or not Prologis OP or Prologis are subject to Section 13 or 15(d) of the Exchange Act, Prologis OP and Prologis will, to the extent permitted under the Exchange Act, file with the SEC the annual reports, quarterly reports and other documents which Prologis OP and Prologis would have been required to file with the SEC pursuant to such Section 13 or 15(d) (the “Financial Statements”) if Prologis OP and Prologis were so subject, such documents to be filed with the SEC on or prior to the respective dates (the “Required Filing Dates”) by which Prologis OP and Prologis would have been required so to file such documents if Prologis OP and Prologis were so subject.
Prologis OP and Prologis will also in any event (x) within 15 days of each Required Filing Date (i) transmit by mail or electronic transmittal to all holders, as their names and addresses appear in the security register, without cost to such Holders, copies of the annual reports and quarterly reports which Prologis OP and Prologis are required to file or would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis OP and Prologis were subject to such sections, and (ii) file with the Trustee copies of annual reports, quarterly reports and other documents which Prologis OP and Prologis would have been required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act if Prologis OP and Prologis were subject to such sections and (y) if filing such documents by Prologis OP or Prologis with the SEC is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder.
Limitations on incurrence of debt.   Prologis OP will not, and will not permit any Subsidiary to, incur any Debt if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds of the additional Debt, the aggregate principal amount of all Prologis OP’s outstanding Debt and that of its Subsidiaries on a consolidated basis as determined in accordance with GAAP is greater than 60% of the sum of (without duplication):
(1)
Prologis OP’s Total Assets as of the end of the calendar quarter covered in Prologis OP’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt; and

(2)
the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis OP or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

Additionally, Prologis OP will not, and will not permit any Subsidiary to, incur any Debt if the ratio of Consolidated Income Available for Debt Service to the Annual Service Charge for the four consecutive fiscal quarters most recently ended prior to the date on which such additional Debt is to be incurred shall have been less than 1.5, on a pro forma basis after giving effect thereto and to the application of the proceeds therefrom, and calculated on the assumption that:
(1)
such Debt and any other Debt incurred by Prologis OP and its Subsidiaries since the first day of such four-quarter period and the application of the proceeds therefrom, including to refinance other Debt, had occurred at the beginning of such period;

(2)
the repayment or retirement of any other Debt by Prologis OP and its Subsidiaries since the first day of such four-quarter period had been incurred, repaid or retired at the beginning of such period (except that, in making such computation, the amount of Debt under any revolving credit facility shall be computed based upon the average daily balance of such Debt during such period);
(3)
in the case of Acquired Debt or Debt incurred in connection with any acquisition since the first day of such four-quarter period, the related acquisition had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation; and

(4)
in the case of any acquisition or disposition by Prologis OP or its Subsidiaries of any asset or group of assets since the first day of such four-quarter period, whether by merger, stock purchase or sale, or asset purchase or sale, such acquisition or disposition or any related repayment of Debt had occurred as of the first day of such period with the appropriate adjustments with respect to such acquisition or disposition being included in such pro forma calculation.

Prologis OP and its Subsidiaries may not at any time own Total Unencumbered Assets equal to less than 150% of the aggregate outstanding principal amount of the Unsecured Debt of Prologis OP and its Subsidiaries on a consolidated basis.
In addition to the foregoing limitations on the incurrence of Debt, Prologis OP will not, and will not permit any Subsidiary to, incur any Debt for borrowed money secured by any mortgage, lien, charge, pledge, encumbrance or security interest upon any of Prologis OP’s property or the property of any Subsidiary, whether owned at the date hereof or hereafter acquired, if, immediately after giving effect to the incurrence of such additional Debt and the application of the proceeds thereof, the aggregate principal amount of all of Prologis OP’s outstanding Debt and the outstanding Debt of Prologis OP’s Subsidiaries on a consolidated basis for borrowed money which is secured by any mortgage, lien, charge, pledge, encumbrance or security interest on Prologis OP property or the property of any Subsidiary is greater than 40% of the sum of (without duplication):
(1)
Prologis OP’s Total Assets as of the end of the calendar quarter covered in Prologis OP’s Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, most recently filed with the SEC (or, if such filing is not permitted under the Exchange Act, with the Trustee) prior to the incurrence of such additional Debt; and

(2)
the purchase price of any real estate assets or mortgages receivable acquired, and the amount of any securities offering proceeds received (to the extent that such proceeds were not used to acquire real estate assets or mortgages receivable or used to reduce Debt), by Prologis OP or any Subsidiary since the end of such calendar quarter, including those proceeds obtained in connection with the incurrence of such additional Debt.

For purposes of the covenants described under this “— Limitations on incurrence of debt,” Debt shall be deemed to be “incurred” by Prologis OP or a Subsidiary whenever Prologis OP or such Subsidiary shall create, assume, guarantee or otherwise become liable in respect thereof.
Nothing in the above covenants shall prevent: (i) the incurrence by Prologis OP or any Subsidiary of Debt between or among Prologis OP, any Subsidiary or any Equity Investee or (ii) Prologis OP or any Subsidiary from incurring Refinancing Debt.
For purposes of the foregoing covenants the following definitions apply:
“Acquired Debt” means Debt of a Person (i) existing at the time such Person becomes a Subsidiary or (ii) assumed in connection with the acquisition of assets from such Person, in each case, other than Debt incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition. Acquired Debt shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary.
“Annual Service Charge” as of any date means the maximum amount which is payable in any period for interest on, and original issue discount of, Prologis OP or its subsidiaries’ Debt and the amount of dividends which are payable in respect of any Disqualified Stock.

“Consolidated Income Available for Debt Service” for any period means Earnings from Operations of Prologis OP and its Subsidiaries plus amounts which have been deducted, and minus amounts which have been added, for the following (without duplication):
(A)   interest on Debt of Prologis OP and its Subsidiaries,
(B)   provision for taxes of Prologis OP and its Subsidiaries based on income,
(C)   amortization of debt discount,
(D)   provisions for unrealized gains and losses, depreciation and amortization, and the effect of any other non-cash items,
(E)   extraordinary, non-recurring and other unusual items (including, without limitation, any costs and fees incurred in connection with any debt financing or amendments thereto, any acquisition, disposition, recapitalization or similar transaction (regardless of whether such transaction is completed)),
(F)   the effect of any noncash charge resulting from a change in accounting principles in determining Earnings from Operations for such period,
(G)   amortization of deferred charges, and
(H)   any of the items described in clauses (D) and (E) above that were included in Earnings From Operations on account of an Equity Investee.
“Debt” of Prologis OP or any Subsidiary means any indebtedness of Prologis OP or any Subsidiary, excluding any accrued expense or trade payable, whether or not contingent, in respect of
(1)
borrowed money evidenced by bonds, notes, debentures or similar instruments,

(2)
indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Prologis OP or any Subsidiary, but only to the extent of the lesser of (x) the amount of indebtedness so secured and (y) the fair market value of the property subject to such mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Prologis OP or any Subsidiary,

(3)
the reimbursement obligations, contingent or otherwise, in connection with any letters of credit actually issued and called or amounts representing the balance deferred and unpaid of the purchase price of any property or services, or all conditional sale obligations or obligations under any title retention agreement,

(4)
the principal amount of all obligations of Prologis OP or any Subsidiary with respect to redemption, repayment or other repurchase of any Disqualified Stock or

(5)
any lease of property by Prologis OP or any Subsidiary as lessee which is reflected on Prologis OP’s consolidated balance sheet as a capitalized lease in accordance with GAAP and to the extent, in the case of items of indebtedness under (1) through (3) above, that any such items (other than letters of credit) would appear as a liability on Prologis OP’s consolidated balance sheet in accordance with GAAP, and also includes, to the extent not otherwise included, any obligation by Prologis OP or any Subsidiary to be liable for, or to pay, as obligor, guarantor or otherwise (other than for purposes of collection in the ordinary course of business), Debt of another Person (other than Prologis OP or any Subsidiary).
“Disqualified Stock” means, with respect to any person, any capital stock of such person which by the terms of such capital stock (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable), upon the happening of any event or otherwise, (i) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, (ii) is convertible into or exchangeable or exercisable for Debt or Disqualified Stock or (iii) is redeemable at the option of the holder thereof, in whole or in part, in each case on or prior to the stated maturity of a series of debt securities.

“Earnings from Operations” for any period means net earnings excluding gains and losses on sales of investments, net, as reflected in the financial statements of Prologis OP and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP.
“Encumbrance” means any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by Prologis OP or any Subsidiary securing indebtedness for borrowed money, other than a Permitted Encumbrance.
“Equity Investee” means any Person in which Prologis OP or any Subsidiary hold an ownership interest that is accounted for by Prologis OP or a Subsidiary under the equity method of accounting.
“GAAP” means generally accepted accounting principles as used in the United States applied on a consistent basis as in effect from time to time; provided, that solely for purposes of calculating these financial covenants, “GAAP” means generally accepted accounting principles as used in the United States on August 14, 2009, consistently applied.
“Permitted Encumbrances” means leases, Encumbrances securing taxes, assessments and similar charges, mechanics liens and other similar Encumbrances.
“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Refinancing Debt” means Debt issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding Debt (including the principal amount, accrued interest and premium, if any, of such Debt plus any fees and expenses incurred in connection with such refinancing); provided that (a) if such new Debt, or the proceeds of such new Debt, are used to refinance or refund Debt that is subordinated in right of payment to the notes, such new Debt shall only be permitted if it is expressly made subordinate in right of payment to the notes at least to the extent that the Debt to be refinanced is subordinated to the notes and (b) such new Debt does not mature prior to the stated maturity of the Debt to be refinanced or refunded, and the weighted average life of such new Debt is at least equal to the remaining weighted average life of the Debt to be refinanced or refunded.
“Subsidiary” means, with respect to any Person, (i) a corporation, partnership, joint venture, limited liability company or other entity the majority of the shares, if any, of the non-voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person and/or any other Subsidiary or Subsidiaries of such Person, and the majority of the shares of the voting capital stock or other equivalent ownership interests of which (except directors’ qualifying shares) are at the time directly or indirectly owned by such Person, any other Subsidiary or Subsidiaries of such Person, and (ii) any other entity the accounts of which are consolidated with the accounts of such Person. For the purposes of this definition, “voting capital stock” means capital stock having voting power for the election of directors, whether at all times or only so long as no senior class of capital stock has such voting power by reason of any contingency.
“Total Assets” means, as of any date, the sum of (i) Undepreciated Real Estate Assets and (ii) all of Prologis OP and its Subsidiaries’ other assets, but excluding accounts receivable and intangibles, determined in accordance with GAAP.
“Total Unencumbered Assets” means the sum of Prologis OP and its Subsidiaries’ Undepreciated Real Estate Assets and the value determined in accordance with GAAP of all Prologis OP and its Subsidiaries’ other assets, other than accounts receivable and intangibles, in each case not subject to an Encumbrance; provided, however, “Total Unencumbered Assets” does not include investments in unconsolidated joint ventures, unconsolidated limited partnerships, unconsolidated limited liability companies and other unconsolidated entities.
“Undepreciated Real Estate Assets” as of any date means the cost (original cost plus capital improvements) of real estate assets of Prologis OP and its Subsidiaries on such date, before depreciation, amortization and impairment charges determined on a consolidated basis in accordance with GAAP.

“Unsecured Debt” means Debt of the types described in clauses (1), (3) and (4) of the definition thereof which is not secured by any mortgage, lien, charge, pledge or security interest of any kind upon any of the properties of Prologis OP or any Subsidiary.
Maintenance of properties.   Prologis OP will cause all of its properties used or useful in the conduct of its business or the business of any subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements of Prologis OP’s properties, all as in its judgment may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that Prologis OP and its subsidiaries will not be prevented from selling or otherwise disposing for value Prologis OP’s properties in the ordinary course of business.
Insurance.   Prologis OP will, and will cause each of Prologis OP’s subsidiaries to, keep in force upon all of Prologis OP’s properties and operations policies of insurance carried with responsible companies in such amounts and covering all such risks as shall be customary in the industry in accordance with prevailing market conditions and availability.
Events of Default, Notice and Waiver
The Prologis OP Indenture provides that the following events are events of default with respect to any series of Prologis Notes issued pursuant to it:
(1)
default in the payment of any installment of interest or additional amounts payable on any Prologis Notes of such series which continues for 30 days;

(2)
default in the payment of the principal, or premium or make-whole amount, if any, on any Prologis Notes of such series at its maturity or redemption date;

(3)
default in making any sinking fund payment as required for any Prologis Notes of such series;

(4)
default in the performance of any other of Prologis OP’s covenants contained in the Prologis OP Indenture, other than a covenant in the Prologis OP Indenture solely for the benefit of another series of Prologis Notes issued under the Prologis OP Indenture, which continues for 60 days after written notice as provided in the Prologis OP Indenture;

(5)
default in the payment of an aggregate principal amount exceeding $50,000,000 under any bond, note or other evidence of indebtedness or any mortgage, indenture or other instrument under which such indebtedness is issued or by which such indebtedness is secured (or any such indebtedness of any of Prologis OP’s subsidiaries, which Prologis OP has guaranteed), such default having occurred after the expiration of any applicable grace period and having resulted in the acceleration of the maturity of such indebtedness, but only if such indebtedness is not discharged or such acceleration is not rescinded or annulled within ten days after written notice as provided in the Prologis OP Indenture;

(6)
the entry by a court of competent jurisdiction of final judgments, orders or decrees against Prologis OP or any of Prologis OP’s subsidiaries in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 and such judgments, orders or decrees remain undischarged, unstayed and unsatisfied in an aggregate amount, excluding amounts fully covered by insurance, in excess of $50,000,000 for a period of 60 consecutive days; and

(7)
events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee for Prologis OP, Prologis or any significant subsidiary or for all or substantially all of Prologis OP’s or its significant subsidiary’s property.

The term significant subsidiary means each of Prologis OP’s significant subsidiaries, as defined in Regulation S-X promulgated under the Securities Act.
If an event of default under the Prologis OP Indenture with respect to a series of Prologis Notes occurs and is continuing, then in every such case, unless the principal of the Prologis Notes of such series shall already have become due and payable, the Trustee or the holders of not less than 25% in principal amount of such series of Prologis Notes may declare the principal and the make-whole amount on the Prologis Notes of such series to be due and payable immediately by written notice to Prologis OP that payment of the Prologis Notes is due, and to the Trustee if given by the holders. However, at any time after such a declaration of acceleration with respect to a series of Prologis Notes has been made, but before a judgment or decree for payment of the money due has been obtained by the Trustee, the holders of not less than a majority in principal amount of the Prologis Notes of a series may rescind and annul such declaration and its consequences if Prologis OP shall have deposited with the Trustee all required payments of the principal of, and premium or make-whole amount and interest on, the Prologis Notes of such series, plus fees, expenses, disbursements and advances of the Trustee and all events of default, other than the nonpayment of accelerated principal, the make-whole amount or interest with respect to Prologis Notes of such series have been cured or waived as provided in the Prologis OP Indenture. The Prologis OP Indenture also provides that the holders of not less than a majority in principal amount of the Prologis Notes of a series may waive any past default with respect to such series and its consequences, except a default in the payment of the principal of, or premium or make-whole amount or interest payable on the Prologis Notes or in respect of a covenant or provision contained in the Prologis OP Indenture that cannot be modified or amended without the consent of the holder of each outstanding Prologis Note affected by the proposed modification or amendment.
The Trustee is required to give notice to the holders of the Prologis Notes within 90 days of a default under the Prologis OP Indenture known to the Trustee, unless the default has been cured or waived; provided, however, that the Trustee may withhold notice to the holders of the Prologis Notes of any default with respect to such series, except a default in the payment of the principal of, or premium or make-whole amount, if any, or interest payable on the Prologis Notes if the responsible officers of the Trustee consider such withholding to be in the interest of such holders.
The Prologis OP Indenture provides that no holders of the Prologis Notes may institute any proceedings, judicial or otherwise, with respect to the Prologis OP Indenture or for any remedy which the Prologis OP Indenture provides, except in the case of failure of the Trustee, for 60 days, to act after it has received a written request to institute proceedings in respect of an event of default from the holders of not less than 25% in principal amount of the outstanding Prologis Notes, as well as an offer of reasonable indemnity. This provision will not prevent, however, any holder of the Prologis Notes from instituting suit for the enforcement of payment of the principal of, and premium or make-whole amount, or interest on the Prologis Notes at the due date of the Prologis Notes.
Subject to provisions in the Prologis OP Indenture relating to its duties in case of default, the Trustee is under no obligation to exercise any of its rights or powers under the Prologis OP Indenture at the request or direction of any holders of any series of Prologis Notes then outstanding under the Prologis OP Indenture, unless such holders shall have offered to the Trustee reasonable security or indemnity. The holders of not less than a majority in principal amount of the Prologis Notes of a series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or of exercising any trust or power conferred upon the Trustee with respect to that series. However, the Trustee may refuse to follow any direction which is in conflict with any law or the Prologis OP Indenture, which may involve the Trustee in personal liability or which may be unduly prejudicial to the holders of the Prologis Notes not joining in the proceeding.
Within 120 days after the close of each fiscal year, Prologis OP must deliver to the Trustee a certificate, signed by one of several specified officers, stating whether or not such officer has knowledge of any default under the Prologis OP Indenture and, if so, specifying each such default and the nature and status of the default.
Modification of the Prologis OP Indenture
Modifications and amendments of the Prologis OP Indenture may be made with the consent of the holders of not less than a majority in principal amount of all outstanding debt securities issued under the Prologis OP Indenture, including the Prologis Notes, which are affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the holder of each debt security affected by the modification or amendment:
(1)
change the stated maturity of the principal of, or premium or make-whole amounts, if any, or any installment of principal of or interest or additional amounts payable on, any such debt security;

(2)
reduce the principal amount of, or the rate or amount of interest on, or any premium or make-whole amounts payable on redemption of, or any additional amounts payable with respect to, any such debt security, or reduce the amount of principal of an original issue discount security or make-whole amount, if any, that would be due and payable upon declaration of acceleration of the maturity of the security or would be provable in bankruptcy, or adversely affect any right of repayment of the holder of any such debt security;

(3)
change the place of payment, or the coin or currency, for payment of principal of, and premium or make-whole amounts, if any, or interest on, or any additional amounts payable with respect to, any such debt security;

(4)
impair the right to institute suit for the enforcement of any payment on or with respect to any such debt security;

(5)
reduce the above-stated percentage of outstanding debt securities of any series necessary to modify or amend the Prologis OP Indenture, to waive compliance with a provisions of the debt security or defaults and consequences under the Prologis OP Indenture or to reduce the quorum or voting requirements set forth in the Prologis OP Indenture;

(6)
modify any of the provisions relating to modification of the Prologis OP Indenture or any of the provisions relating to the waiver of past defaults or covenants, except to increase the required percentage to effect such action or to provide that other provisions may not be modified or waived without the consent of the holder of the affected debt security; or

(7)
release any guarantor from any of its obligations under its guarantee or the Prologis OP Indenture, except in accordance with the terms of the Prologis OP Indenture.

The holders of not less than a majority in principal amount of outstanding debt securities have the right to waive Prologis OP’s compliance with covenants in the Prologis OP Indenture applicable to such debt securities other than those covenants which require the consent of each affected holder of debt securities with respect to modifications or amendments to such covenant.
Modifications and amendments of the Prologis OP Indenture may be made by Prologis OP and the Trustee without the consent of any holder of debt securities for any of the following purposes:
(1)
to evidence the succession of another person to Prologis OP as obligor or to any guarantor under the Prologis OP Indenture;

(2)
to add to Prologis OP’s or any guarantor’s covenants for the benefit of the holders of all or any series of debt securities or to surrender any right or power conferred upon Prologis OP or any guarantor in the Prologis OP Indenture;

(3)
to add events of default for the benefit of the holders of all or any series of debt securities;

(4)
to add to or change any of the provisions of the Prologis OP Indenture to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of securities in uncertificated form;

(5)
to add to, change or eliminate any of the provisions of the Prologis OP Indenture in respect of one or more series of securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;

(6)
to secure the debt securities or related guarantees;

(7)
to establish the form or terms of debt securities of any series;

(8)
to provide for the acceptance of appointment by a successor trustee or facilitate the administration of the trust under the Prologis OP Indenture by more than one trustee;

(9)
to cure any ambiguity, defect or inconsistency in the Prologis OP Indenture or to make any other changes, provided that in each case, the action shall not adversely affect the interests of holders of debt securities or related guarantees of any series in any material respect;

(10)
to close the Prologis OP Indenture with respect to the authentication and delivery of additional series of debt securities or any related guarantees or to qualify, or maintain qualification of, the Prologis OP Indenture under the Trust Indenture Act; or

(11)
to supplement any of the provisions of the Prologis OP Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of such debt securities, provided that the action shall not adversely affect the interests of the holders of the debt securities and any related guarantees of any series in any material respect.

The Prologis OP Indenture provides that in determining whether the holders of the requisite principal amount of outstanding debt securities of a series have given any request, demand, authorization, direction, notice, consent or waiver under the Prologis OP Indenture or whether a quorum is present at a meeting of holders of debt securities:
(1)
the principal amount of an original issue discount security that will be deemed to be outstanding shall be the amount of the principal of the security that would be due and payable as of the date of the determination upon declaration of acceleration of the maturity of the debt securities;

(2)
the principal amount of a debt security denominated in a foreign currency that will be deemed outstanding shall be the United States dollar equivalent, determined on the issue date for the debt securities, of the principal amount, or, in the case of an original issue discount security, the United States dollar equivalent on the issue date of the debt securities of the amount determined as provided in (1) above;

(3)
the principal amount of an indexed security that shall be deemed outstanding will be the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to Section 301 of the Prologis OP Indenture; and

(4)
debt securities owned by Prologis OP or any other obligor upon the debt securities or any of Prologis OP’s affiliates or of the other obligor will be disregarded.

The Prologis OP Indenture contains provisions for convening meetings of the holders of debt securities of a series. A meeting may be called at any time by the Trustee, and also, upon request, by Prologis OP or the holders of at least 10% in principal amount of the outstanding debt securities of that series, in any such case upon notice given as provided in the Prologis OP Indenture.
Except for any consent that must be given by the holder of each debt security affected by modifications and amendments of the Prologis OP Indenture, any resolution presented at a meeting or at an adjourned meeting duly reconvened, at which a quorum is present, may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding debt securities of that series; provided, however, that, except as referred to above, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that may be made, given or taken by the holders of a specified percentage, which is less than a majority, in principal amount of the outstanding debt securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the holders of the specified percentage in principal amount of the outstanding debt securities of that series. Any resolution passed or decision taken at any meeting of holders of debt securities of any series duly held in accordance with the Prologis OP Indenture will be binding on all holders of debt securities of that series. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the outstanding debt securities of a series; provided, however, that if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding debt securities of a series, the persons holding or representing the specified percentage in principal amount of the outstanding debt securities of that series will constitute a quorum.

Notwithstanding the foregoing provisions, if any action is to be taken at a meeting of holders of debt securities of any series with respect to any request, demand, authorization, direction, notice, consent, waiver or other action that the Prologis OP Indenture expressly provides may be made, given or taken by the holders of a specified percentage in principal amount of all outstanding debt securities affected by the action, or of the holders of that series and one or more additional series:
(1)
there shall be no minimum quorum requirement for the meeting; and

(2)
the principal amount of the outstanding debt securities of that series that vote in favor of the request, demand, authorization, direction, notice, consent, waiver or other action will be taken into account in determining whether the request, demand, authorization, direction, notice, consent, waiver or other action has been made, given or taken under the Prologis OP Indenture.

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by the Prologis OP Indenture to be given or taken by a specified percentage in principal amount of the holders of any or all series of debt securities may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by the specified percentage of holders in person or by agent duly appointed in writing; and, except as otherwise expressly provided in the Prologis OP Indenture, the action will become effective when the instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any agent will be sufficient for any purpose of the Prologis OP Indenture and, subject to the Prologis OP Indenture provisions relating to the appointment of any such agent, conclusive in favor of the Trustee and Prologis OP, if made in the manner specified above.
Discharge, Defeasance and Covenant Defeasance
Prologis OP may discharge various obligations to holders of Prologis Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year, or that are scheduled for redemption within one year. The discharge will be completed by irrevocably depositing with the Trustee the funds needed to pay the principal, any make-whole amounts, interest and additional amounts payable to the date of deposit or to the date of maturity, as the case may be.
Prologis OP may take either of the following actions with respect to the Prologis Notes:
(1)
Prologis OP may defease and be discharged from any and all obligations with respect to the Prologis Notes. However, Prologis OP would continue to be obligated to pay any additional amounts resulting from tax events, assessment or governmental charges with respect to payments on the Prologis Notes and the obligations to register the transfer or exchange of the Prologis Notes. Additionally, Prologis OP would remain responsible for replacing temporary or mutilated, destroyed, lost or stolen Prologis Notes, for maintaining an office or agency in respect of Prologis Notes and for holding moneys for payment in trust.

(2)
With respect to the Prologis Notes, Prologis OP may elect to effect covenant defeasance and be released from Prologis OP’s obligations to fulfill the covenants contained under the heading “— Covenants” in this prospectus. Further, Prologis OP may elect to be released from Prologis OP’s obligations with respect to any other covenant in the Prologis OP Indenture, if such a provision is included in the series of Prologis Notes at the time that they are issued. Once Prologis OP has made this election, any omission to comply with those covenants shall not constitute a default or an event of default with respect to the series of Prologis Notes.

In either case, Prologis OP must irrevocably deposit the needed funds in trust with the Trustee.
The trust may only be established if, among other things, Prologis OP has delivered an opinion of counsel to the Trustee. The opinion of counsel shall state that the holders of the series of Prologis Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the defeasance or covenant defeasance had not occurred. The opinion of counsel, in the case of defeasance, must refer to and be based upon a ruling of the IRS or a change in applicable United States federal income tax law occurring after the date of the Prologis OP Indenture.
If after Prologis OP has deposited funds and/or government obligations to effect defeasance or covenant defeasance with respect to Prologis Notes of any series and
(1)
the holder of a series of Prologis Notes is entitled to and elects to receive payment in a currency, currency unit or composite currency other than that in which the deposit has been made in respect of the Prologis Notes; or

(2)
a conversion event occurs in respect of the currency, currency unit or composite currency in which such deposit has been made,

the indebtedness represented by the Prologis Notes will be deemed to have been, and will be, fully discharged. The indebtedness will be satisfied through the payment of the principal of, and premium or any make-whole amount and interest on, the Prologis Note as they become due out of the proceeds yielded by converting the amount so deposited in respect of the Prologis Note into the currency, currency unit or composite currency in which the Prologis Note becomes payable as a result of the holder’s election or the cessation of usage based on the applicable market exchange rate.
“Conversion event” means the cessation of use of:
(1)
a currency, currency unit or composite currency, other than the Euro or other currency unit, both by the government of the country which issued such currency and for the settlement of transactions by a central bank or other public institutions of or within the international banking community;

(2)
the Euro for the settlement of transactions by public institutions of or within the European Union; or

(3)
any currency unit or composite currency other than the Euro for the purposes for which it was established.

All payments of principal of, and premium or any make-whole amount and interest on any Prologis Note that is payable in a foreign currency that ceases to be used by its government of issuance shall be made in United States dollars.
In the event Prologis OP effects covenant defeasance with respect to any Prologis Notes and the Prologis Notes are declared due and payable because of the occurrence of any event of default, other than the events of default that would no longer be applicable because of the covenant defeasance or an event of default triggered by an event of bankruptcy or other insolvency proceeding, the amount of funds on deposit with the Trustee will be sufficient to pay amounts due on the Prologis Notes at the time of their stated maturity, but may not be sufficient to pay amounts due on the Prologis Notes at the time of the acceleration resulting from the event of default. However, Prologis OP would remain liable to make payment of the amounts due at the time of acceleration.
Registration and Transfer
Subject to limitations imposed upon Prologis Notes issued in book-entry form, the Prologis Notes of any series will be exchangeable for other Prologis Notes of the same series and of a like aggregate principal amount and tenor of different authorized denominations upon surrender of the Prologis Notes at the corporate trust office of the Trustee referred to above. In addition, subject to the limitations imposed upon Prologis Notes issued in book-entry form, the Prologis Notes of any series may be surrendered for exchange or registration of transfer of the security at the corporate trust office of the Trustee referred to above. Every Prologis Note surrendered for registration of transfer or exchange will be duly endorsed or accompanied by a written instrument of transfer. No service charge will be made for any registration of transfer or exchange of any Prologis Notes, but Prologis OP may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Prologis OP may at any time designate a transfer agent, in addition to the Trustee, with respect to any series of Prologis Notes. If Prologis OP has designated such a transfer agent or transfer agents, Prologis OP may at any time rescind the designation of any such transfer agent or approve a change in the location at which any such transfer agent acts, except that Prologis OP will be required to maintain a transfer agent in each place of payment for the series.
Neither Prologis OP nor the Trustee will be required to:
(1)
issue, register the transfer of or exchange Prologis Notes of any series during a period beginning at the opening of business 15 days before any selection of Prologis Notes of that series to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption;

(2)
register the transfer of or exchange any Prologis Note, or portion of security, called for redemption, except the unredeemed portion of any Prologis Note being redeemed in part; or

(3)
issue, register the transfer of or exchange any Prologis Note which has been surrendered for repayment at the option of the holder, except the portion, if any, of such Prologis Note not to be so repaid.

Global Securities
DTC, New York, New York, will act as securities depository for the Prologis Notes. The Prologis Notes will be issued as fully registered securities registered in the name of Cede & Co., which is DTC’s nominee. Fully registered global notes, without interest coupons, will be issued with respect to the Prologis Notes.
Redemption notices will be sent to DTC. If less than all of the Prologis Notes within a series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the series to be redeemed.
Neither DTC nor Cede & Co. will consent or vote with respect to the Prologis Notes. Under its usual procedures, DTC mails an omnibus proxy to Prologis OP as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date, which are identified in a listing attached to the omnibus proxy.
Prologis OP may, at any time, decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, certificates representing the Prologis Notes will be printed and delivered.
You may hold your beneficial interests in the global securities directly through DTC if you have an account at DTC, or indirectly through organizations that have accounts at DTC.
What is a global security? A global security is a special type of indirectly held security in the form of a certificate held by a depository for the investors in a particular issue of securities. The Prologis Notes will be issued in the form of global securities, and the ultimate beneficial owners can only be indirect holders. Prologis OP does this by requiring that the global securities be registered in the name of a financial institution Prologis OP selects and by requiring that the Prologis Notes included in the global securities not be transferred to the name of any other direct holder unless the special circumstances described below occur. The financial institution that acts as the sole direct holder of the global securities is called the “Depository.” Any person wishing to own a Prologis Note must do so indirectly by virtue of an account with a broker, bank or other financial institution that in turn has an account with the Depository.
Except as described below, each global security may be transferred, in whole and not in part, only to DTC, to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in global securities will be represented, and transfers of such beneficial interests will be made, through accounts of financial institutions acting on behalf of beneficial owners either directly as account holders, or indirectly through account holders, at DTC.
Special investor considerations for global securities.   As an indirect holder, an investor’s rights relating to global securities will be governed by the account rules of the investor’s financial institution and of the Depository, DTC, as well as general laws relating to securities transfers. Prologis OP does not recognize this type of investor as a holder of Prologis Notes and instead deals only with DTC, the Depository that holds global securities.

An investor in global securities should be aware that because the Prologis Notes are issued only in the form of global securities:
•
The investor cannot get Prologis Notes registered in his or her own name.

•
The investor cannot receive physical certificates for his or her interest in the Prologis Notes.

•
The investor will be a “street name” holder and must look to his or her own bank or broker for payments on the Prologis Notes and protection of his or her legal rights relating to the Prologis Notes.

•
The investor may not be able to sell interests in the Prologis Notes to some insurance companies and other institutions that are required by law to own their securities in the form of physical certificates.

•
DTC’s policies will govern payments, transfers, exchanges and other matters relating to the investor’s interest in the global notes. Prologis OP and the Trustee have no responsibility for any aspect of DTC’s actions or for its records of ownership interests in the global securities. Prologis OP and the Trustee also do not supervise DTC in any way.

Exchanges among the global securities.   Any beneficial interest in one of the global securities that is transferred to a person who takes delivery in the form of an interest in another global security will, upon transfer, cease to be an interest in such global note and become an interest in the other global security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other global security for as long as it remains such an interest.
Certain book-entry procedures for the global securities.   The descriptions of the operations and procedures of DTC, Euroclear and Clearstream set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither Prologis OP nor the dealer managers take any responsibility for these operations or procedures, and investors are urged to contact the relevant system or its participants directly to discuss these matters.
Beneficial interests in the global securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global securities through DTC either directly if they are participants in DTC or indirectly through organizations that are participants in DTC.
Clearstream.   Clearstream is incorporated under the laws of the Grand Duchy of Luxembourg as a professional depositary. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates. Clearstream provides Clearstream Participants with, among other things, services for safekeeping, administration, clearance and establishment of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute. Clearstream Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the dealer managers. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Participant either directly or indirectly.
Distributions with respect to Prologis Notes held beneficially through Clearstream will be credited to cash accounts of Clearstream Participants in accordance with its rules and procedures to the extent received by a United States depositary for Clearstream.
Euroclear.   Euroclear was created in 1968 to hold securities for participants of Euroclear (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V. (the “Euroclear Operator”),

under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the dealer managers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.
The Euroclear Operator is regulated and examined by the Belgian Banking Commission.
DTC.   DTC has advised Prologis OP that it is:
(1)
a limited-purpose trust company organized under the New York State Banking Law;

(2)
a “banking organization” within the meaning of the New York State Banking Law;

(3)
a member of the Federal Reserve System;

(4)
a “clearing corporation” within the meaning of the New York Uniform Commercial Code, as amended; and

(5)
a “clearing agency” registered pursuant to Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes to the accounts of its participants, thereby eliminating the need for physical transfer and delivery of certificates. DTC’s participants include securities brokers and dealers, banks and trust companies, clearing corporations and certain other organizations. Indirect access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies (collectively, the “Indirect Participants”) that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Investors who are not participants may beneficially own securities held by or on behalf of DTC only through participants or Indirect Participants.
Prologis OP expects that pursuant to procedures established by DTC (1) upon deposit of each global security, DTC will credit the accounts of participants with an interest in the global security and (2) ownership of the Prologis Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the interests of participants) and the records of participants and the Indirect Participants (with respect to the interests of persons other than participants).
The laws of some jurisdictions may require that certain purchasers of securities take physical delivery of such securities in definitive form. Accordingly, the ability to transfer interests in the Prologis Notes represented by a global security to such persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in Prologis Notes represented by a global security to pledge or transfer such interest to persons or entities that do not participate in DTC’s system, or to otherwise take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.
So long as DTC or its nominee is the registered owner of a global security, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Prologis Notes represented by the global note for all purposes under the Prologis OP Indenture. Owners of beneficial interests in a global security will not be entitled to have Prologis Notes represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of certificated notes, and will not be considered the owners or holders thereof under the Prologis OP Indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the Trustee thereunder. Accordingly, each holder owning a beneficial interest in a global security must rely on the procedures of DTC and, if such holder is not a participant or an Indirect Participant, on the procedures of the participant through which such holder owns its interest, to exercise any rights of a holder of Prologis Notes under the Prologis OP Indenture or such global security. Prologis OP understands that under existing industry practice, in the event that Prologis OP requests any action of holders of Prologis Notes, or a holder that is an owner of a beneficial interest in a global security desires to take any action that DTC, as the holder of such global security, is entitled to take,

DTC would authorize the participants to take such action and the participants would authorize holders owning through such participants to take such action or would otherwise act upon the instruction of such holders. Neither Prologis OP nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of Prologis Non-Exchangeable LP Notes by DTC, or for maintaining, supervising or reviewing any records of DTC relating to such Prologis Notes.
Payments with respect to the principal of, and premium, if any, additional interest, if any, and interest on, any Prologis Notes represented by a global security registered in the name of DTC or its nominee on the applicable record date will be payable by the Trustee to or at the direction of DTC or its nominee in its capacity as the registered holder of the global note representing such Prologis Notes under the Prologis OP Indenture. Under the terms of the Prologis OP Indenture, Prologis OP and the Trustee may treat the persons in whose names the Prologis Notes, including the global securities, are registered as the owners thereof for the purpose of receiving payment thereon and for any and all other purposes whatsoever. Accordingly, neither Prologis OP nor the Trustee has or will have any responsibility or liability for the payment of such amounts to owners of beneficial interests in a global security (including principal, premium, if any, additional interest, if any, and interest). Payments by the participants and the Indirect Participants to the owners of beneficial interests in a global security will be governed by standing instructions and customary industry practice and will be the responsibility of the participants or the Indirect Participants and DTC.
Transfers between participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in same-day funds. Transfers between participants in Euroclear or Clearstream will be effected in the ordinary way in accordance with their respective rules and operating procedures. Subject to compliance with the transfer restrictions applicable to the Prologis Notes, cross-market transfers between the participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels, Belgium time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to DTC to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant global securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositaries for Euroclear or Clearstream.
Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a global security from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear or Clearstream as a result of sales of interests in a global security by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.
Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in global securities among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. Neither Prologis OP nor the Trustee will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.
Links have been established among DTC, Clearstream and Euroclear to facilitate the initial issuance of the Prologis Notes sold outside of the United States and cross-market transfers of the notes associated with secondary market trading. Although DTC, Clearstream and Euroclear have agreed to the procedures provided below in order to facilitate transfers, they are under no obligation to perform these procedures, and these procedures may be modified or discontinued at any time.

Clearstream and Euroclear will record the ownership interests of their participants in much the same way as DTC, and DTC will record the total ownership of each of the United States agents of Clearstream and Euroclear, as participants in DTC. When Prologis Notes are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser must send instructions to Clearstream or Euroclear through a participant at least one day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct its United States agent to receive Prologis Notes against payment. After settlement, Clearstream or Euroclear will credit its participant’s account. Credit for the notes will appear on the next day (European time).
Because settlement is taking place during New York business hours, DTC participants will be able to employ their usual procedures for sending Prologis Notes to the relevant United States agent acting for the benefit of Clearstream or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. As a result, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants. When a Clearstream or Euroclear participant wishes to transfer Prologis Notes to a DTC participant, the seller will be required to send instructions to Clearstream or Euroclear through a participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct its United States agent to transfer these Prologis Notes against payment for them. The payment will then be reflected in the account of the Clearstream or Euroclear participant the following day, with the proceeds back valued to the value date, which would be the preceding day, when settlement occurs in New York, if settlement is not completed on the intended value date, that is, the trade fails, proceeds credited to the Clearstream or Euroclear participant’s account will instead be valued as of the actual settlement date.
You should be aware that you will only be able to make and receive deliveries, payments and other communications involving the Prologis Notes through Clearstream and Euroclear on the days when those clearing systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States. In addition, because of time zone differences there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States.
Definitive securities.   A global security is exchangeable for definitive securities in registered certificated form (“Certificated Securities”) if:
(1)
DTC (a) notifies the issuer that it is unwilling or unable to continue as depositary for the global securities or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each cash the issuer fails to appoint a successor depositary;

(2)
the issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Securities; or

(3)
there shall have occurred and be continuing a default or event of default with respect to the Prologis Notes.

In all cases, Certificated Securities delivered in exchange for any global security or beneficial interests in global securities will be registered in the names, and issued in any approved denominations, requested by or on behalf of DTC (in accordance with its customary procedures).
Settlement and Payment
Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules and will be settled in same-day funds. All payments of principal and interest will be made by Prologis OP in immediately available funds or the equivalent, so long as DTC continues to make its Same-Day Funds Settlement System available to it.
No Personal Liability
Except as provided in the Prologis OP Indenture, no past, present or future trustee, director, officer, employee, stockholder or partner of Prologis OP or any successor to Prologis OP will have any liability for any of Prologis OP’s obligations under the Prologis Notes or the Prologis OP Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Prologis Notes by accepting the Prologis Notes waives and releases all such liability. The waiver and release are part of the consideration for the issue of Prologis Notes.
Trustee
U.S. Bank Trust Company, National Association will be the trustee, registrar and paying agent. Under the Prologis OP Indenture, the Trustee may resign or be removed with respect to the Prologis Notes, and a successor trustee may be appointed to act with respect to the Prologis Notes. If an event of default occurs and is continuing, the Trustee will be required to use the degree of care and skill of a prudent man in the conduct of his own affairs. The Trustee will become obligated to exercise any of its powers under the Prologis OP Indenture at the request of any of the holders of any Prologis Notes only after those holders have offered the Trustee indemnity satisfactory to it. If an event of default occurs and is continuing and the Trustee becomes one of a creditor of Prologis OP or Prologis, it will be subject to limitations on its rights to obtain payment of claims or to realize on some property received for any such claim, as security or otherwise. The Trustee is permitted to engage in other transactions with Prologis OP and Prologis. If, however, an event of default occurs and is continuing and it acquires any conflicting interest, it must eliminate that conflict or resign.
The Prologis OP Indenture provides that there may be more than one trustee, each with respect to one or more series of debt securities. Any trustee under the Prologis OP Indenture may resign or be removed with respect to one or more series of debt securities, and a successor trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as trustee with respect to different series of debt securities, each such trustee will be a trustee of a trust under the Prologis OP Indenture separate and apart from the trust administered by any other trustee. Except as otherwise indicated in this prospectus, any action described in this prospectus to be taken by the trustee may be taken by each such trustee with respect to, and only with respect to, the one or more series of debt securities for which it is trustee under the Prologis OP Indenture.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
The following discussion of the material U.S. federal income tax consequences relating to the exchange offers and consent solicitations and the ownership of Prologis Notes is for general information only. This discussion only addresses tax considerations relevant to holders that hold Duke Realty Notes, and will hold Prologis Notes as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).
This discussion does not purport to address all tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:
•
dealers or traders in securities or currencies;

•
REITs or regulated investment companies;

•
U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•
persons holding notes as part of a hedge, straddle, conversion, constructive sale, or other “synthetic security” or integrated transaction;

•
U.S. expatriates and certain former citizens or long-term residents of the United States;

•
banks and other financial institutions;

•
holders subject to the alternative minimum tax;

•
accrual method taxpayers that file applicable financial statements (as described in Section 451(b) of the Code)

•
insurance companies; and

•
entities that are tax-exempt for U.S. federal income tax purposes.

This discussion does not address all of the aspects of U.S. federal income taxation that may be relevant to you in light of your particular investment or other circumstances. If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds Duke Realty Notes or will hold Prologis Notes as a result of any of the exchange offers, the tax treatment of a partner will generally depend on the status of the partner and on the activities of the partnership. Partners of partnerships holding notes are urged to consult their tax advisors. This discussion is limited to holders of Prologis Notes who acquire these securities in connection with the exchange offers. In addition, this discussion does not address any state, local or foreign income or other tax consequences.
This discussion is based on U.S. federal income tax law, including the provisions of the Code, Treasury Regulations, administrative rulings and judicial authority, all as in effect as of the date of this document. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of owning and disposing of notes as described in this discussion. The Internal Revenue Service, or IRS, may challenge one or more of the tax results described in this discussion, and Prologis OP has not obtained, nor does Prologis OP intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the exchange offers and consent solicitations and of the ownership and disposition of Prologis Notes.
For purposes of this discussion, you are a U.S. holder if you are a beneficial owner of Duke Realty Notes or Prologis Notes received upon the exchange of Duke Realty Notes pursuant to any of the exchange offers for U.S. federal income tax law purposes:
•
an individual who is a U.S. citizen or U.S. resident alien,

•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia,

•
an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

•
a trust if a U.S. court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person.

You generally are a non-U.S. holder for purposes of this discussion if you are a beneficial owner (other than a U.S. holder or a partnership or entity or arrangement treated as a partnership for U.S. federal income tax purposes) of Duke Realty Notes or Prologis Notes received upon the exchange of Duke Realty Notes pursuant to any of the exchange offers, as described above.
Holders are urged to consult their own tax advisors regarding the particular U.S. federal, state and local and foreign income and other tax consequences of the exchange offers and consent solicitations and of owning and disposing of Prologis Notes that may be applicable in their particular circumstances.
U.S. Federal Income Tax Considerations Relating to the Exchange Offers
Holders of Duke Realty Notes Validly Tendering (and not Validly Withdrawing) Prior to the Early Expiration Date, and Holders of Duke Realty 2050 Notes Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date
Exchange Offers
Under U.S. federal income tax law, the modification of a debt instrument creates a deemed exchange upon which gain or loss is realized if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Under applicable Treasury Regulations, the modification of a debt instrument is a “significant” modification (i.e., a modification upon which gain or loss is realized) if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively (other than certain enumerated types of modifications), the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” For example, the Treasury Regulations that govern the determination of whether a modification is a significant modification provide that a change in the obligor of a recourse debt instrument is treated as a significant modification unless certain exceptions apply. Based upon the aforementioned rules, while it is not entirely clear, Prologis OP believes that the exchange of any Duke Realty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date for Prologis Notes and the exchange of the Duke Realty 2050 Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date for the Prologis 2050 Notes will not constitute a significant modification of such Duke Realty Notes. Therefore, although the IRS could take a contrary position, Prologis OP intends to take the position that there is no taxable exchange for U.S. federal income tax purposes resulting from the exchange of any Duke Realty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date for Prologis Notes and the exchange of the Duke Realty 2050 Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date for the Prologis 2050 Notes. If, consistent with the position that, the exchange of any Duke Realty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date for Prologis Notes and the exchange of the Duke Realty 2050 Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date for the Prologis 2050 Notes do not constitute a significant modification of such Duke Realty Notes, then each series of Prologis Notes received in such an exchange will be treated as a continuation of the corresponding series of Duke Realty Notes. In that case, in general, if you exchange Duke Realty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date for the Prologis Notes or if you exchange the Duke Realty 2050 Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date for the Prologis 2050 Notes pursuant to this prospectus, you will not be deemed to have a taxable exchange for U.S. federal income tax purposes, and you will have the same adjusted tax basis and holding period in the Prologis Notes as you had in the Duke Realty Notes immediately before the exchange.
If, contrary to this conclusion, the exchange offers with respect to the Duke Realty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date or with respect to the Duke Realty 2050 Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date constitute a significant modification under the Treasury Regulations, then the exchange of such Duke Realty Notes for Prologis Notes would be treated as a taxable exchange for U.S. federal income tax purposes (the consequences of such treatment are generally described below under the headings “— U.S. Holders of Duke Realty Notes (other than Duke Realty 2050 Notes) Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date” and “— Non-U.S. Holders of Duke Realty Notes (other than Duke Realty 2050 Notes) Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date”). Holders are urged to consult their own tax advisors regarding the particular tax treatment of the exchange offer and whether it will result in a taxable exchange.
Cash Consideration
Although the correct treatment is not entirely clear under current U.S. federal income tax law, Prologis OP intends to treat the $1 in cash (such cash, the “Cash Consideration”) received by a holder of Duke Realty Notes that are validly tendered (and not validly withdrawn) prior to the Early Expiration Date or by a holder of Duke Realty 2050 Notes that are validly tendered (and not validly withdrawn) after the Early Expiration Date as a payment on the applicable Prologis Notes, rather than a separate fee paid for consenting to the Proposed Amendments. Accordingly, such payment will generally first be treated as a taxable payment of additional ordinary interest income to the extent of accrued but unpaid interest, and then as a payment of principal. Any portion of the Cash Consideration treated as a payment of principal on a Prologis Note would generally not be taxable to a U.S. Holder but would reduce a U.S. Holder’s adjusted tax basis in the Prologis Note, except that such payment could result in the recognition of ordinary income under the market discount rules to any U.S. Holder that acquired the original Duke Realty Note with market discount to the extent of any accrued market discount that such U.S. Holder had not previously elected to include in income as it accrued. However, a broker or other information reporting agent may report the Cash Consideration as a separate payment taxable as ordinary income, and an applicable withholding agent may withhold the full amount of such Cash Consideration payments to non-U.S. holders for U.S. federal income tax at a rate of 30 percent, unless a reduction or exemption applies under a U.S. income tax treaty and proper certification is provided (generally on IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable) or the non-U.S. holder provides a properly executed IRS Form W-8ECI claiming that the fee is effectively connected with the conduct of a trade or business in the United States. You are urged to consult your own tax advisors as to the proper treatment of the Cash Consideration.
U.S. Holders of Duke Realty Notes (other than Duke Realty 2050 Notes) Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date
Exchange Offers
As described above, under U.S. federal income tax law, the modification of a debt instrument creates a deemed exchange upon which gain or loss is realized if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. A modification to the yield of a debt instrument will be a significant modification if the yield varies from the annual yield of the unmodified instrument by more than the greater of: (i) 1/4 of 1% or (ii) 5% of the annual yield of the unmodified instrument (a “Significant Change in Yield”). Prologis OP believes that the exchange of Duke Realty Notes (other than the Duke Realty 2050 Notes) that are validly tendered (and not validly withdrawn) after the Early Expiration Date for Prologis Notes with a principal amount equal to 97% of the principal amount of such Duke Realty Notes will result in a Significant Change in Yield that is a significant modification under the Treasury Regulations. Holders of such Duke Realty Notes should generally recognize gain or loss equal to the difference between (i) the sum of the issue price, as defined below, of the Prologis Notes received in exchange for such Duke Realty Notes and the amount of any cash treated as exchange consideration received and (ii) the holder’s adjusted tax basis in such Duke Realty Notes. This gain or loss will generally be capital gain or loss except for gain attributable to accrued but unrecognized market discount, if any, which will be ordinary income. In addition, such holders will recognize ordinary interest income on the amount of accrued and unpaid interest on such Duke Realty Notes which the holder has not previously included in income, although such amount will not be again included in income when actually paid. The deductibility of capital losses is subject to limitations. A holder’s initial tax basis in the Prologis Notes received in exchange for such Duke Realty Notes that have a Significant Change in Yield will generally equal such Prologis Note’s issue price. The holding period for such Prologis Notes will begin the day after the exchange.

Cash Consideration
A U.S. holder who validly tenders Duke Realty Notes (other than the Duke Realty 2050 Notes) after the Early Expiration Date and does not validly withdraw its tender will also receive the Cash Consideration. Although the correct treatment is not entirely clear under current U.S. federal income tax law, Prologis OP intends to treat the Cash Consideration received by such holders as part of the total consideration received from the exchange of Duke Realty Notes for Prologis Notes, and, therefore, the amount realized by the exchanging U.S. holder in the exchange of the Duke Realty Notes and would be taken into account in computing the exchanging U.S. holder’s taxable gain or loss described above. If the Cash Consideration is not treated as additional consideration for the relevant Duke Realty Notes, it is possible that the Cash Consideration may be treated as interest or a separate fee that would be subject to tax as ordinary income. You are urged to consult your own tax advisors as to the proper treatment of the Cash Consideration.
Non-U.S. Holders of Duke Realty Notes (other than the Duke Realty 2050 Notes) Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date
Exchange Offers
You generally will not be subject to U.S. federal income tax or withholding of such tax on any gain recognized on the exchange of Duke Realty Notes (other than the Duke Realty 2050 Notes) that are validly tendered (and not validly withdrawn) after the Early Expiration Date for Prologis Notes with a principal amount equal to 97% of the principal amount of such Duke Realty Notes unless:
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you are an individual present in the United States for 183 days or more in the year of such exchange and specific other conditions are met, or

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the gain from the exchange is effectively connected with your conduct of a U.S. trade or business and, if a U.S. income tax treaty applies, is generally attributable to a U.S. “permanent establishment” you maintain.

If you are a non-U.S. holder described in the first bullet point above, you will be subject to a flat 30% U.S. federal income tax (or at a reduced rate under an applicable U.S. income tax treaty) on the gain derived from the exchange, which may be offset by U.S. source capital losses. If you are a non-U.S. holder described in the second bullet point above, you generally will be subject to U.S. federal income tax in the same manner as a U.S. holder.
Cash Consideration
A non-U.S. holder who validly tenders Duke Realty Notes (other than the Duke Realty 2050 Notes) after the Early Expiration Date and does not validly withdraw its tender will also receive the Cash Consideration. As discussed above, under current U.S. federal income tax law it is not entirely clear whether the Cash Consideration should be included as part of the amount realized from the exchange of Duke Realty Notes for Prologis Notes or as interest or a separate fee. If the Cash Consideration is treated as interest or as a separate fee, a non-U.S. holder receiving such fees could be subject to U.S. federal withholding tax. Prologis OP intends to treat any Cash Consideration received by a non-U.S. holder who validly tenders Duke Realty Notes (other than the Duke Realty 2050 Notes) after the Early Termination Date as part of the total consideration received from the exchange of Duke Realty Notes for Prologis Notes, and, therefore, the amount of such payments will be taxable as described above under “— Non-U.S. Holders of Duke Realty Notes (other than the Duke Realty 2050 Notes) Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date — Exchange Offers”. You are urged to consult your own tax advisors as to the proper treatment of the Cash Consideration.
U.S. Federal Income Tax Considerations Relating to the Prologis Notes
U.S. Holders
Taxation of Interest, Discount and Premium on Prologis Notes
Generally, stated interest on the Prologis Notes will be taxed as ordinary interest income at the time it is paid or at the time it accrues in accordance with your method of accounting for U.S. federal income tax purposes. Special rules governing the treatment of discount and premium described below apply to the exchange offers.

If the stated redemption price at maturity amount of any Prologis Note exceeds the issue price of the note by more than a de minimis amount (which is generally 1/4 of one percent of the principal amount multiplied by the number of complete years to maturity), the excess will constitute original issue discount for U.S. federal income tax purposes. Each holder of a Prologis Note that is issued with original issue discount would be required to include the discount in ordinary income as interest for U.S. federal income tax purposes as it accrues in accordance with a constant yield method based upon a compounding of interest, before receiving cash to which that interest income is attributable. Your tax basis in the Prologis Notes will be increased by the amount of original issue discount includible in your gross income as it accrues.
If the Prologis Notes are received in exchange for Duke Realty Notes validly tendered (and not validly withdrawn) before the Early Expiration Date, or for Duke Realty 2050 Notes validly tendered (and not validly withdrawn) after the Early Expiration Date, the issue price of such Prologis Notes (“Unmodified Notes”) will equal the issue price of your Duke Realty Notes exchanged, and therefore such Prologis Notes will not have more than de minimis amount of original issue discount since the Duke Realty Notes did not have more than de minimis amount of original issue discount when they were issued.
The issue price of Prologis Notes received in exchange for Duke Realty Notes (other than Duke Realty 2050 Notes) validly tendered (and not validly withdrawn) after the Early Expiration Date (“Modified Notes”) may differ from that of the Unmodified Notes, even if such Modified Notes and Unmodified Notes are part of the same series. If a series of Prologis Notes is publicly traded, within the meaning of the applicable Treasury Regulations, the issue price of any Modified Notes of such series of Prologis Notes will equal their fair market value, less any pre-issuance accrued interest. If a series of Prologis Notes is not publicly traded but the applicable series of Duke Realty Notes is publicly traded, the issue price of any Modified Notes of such series of Prologis Notes will be the fair market value of the Duke Realty Notes , less any pre-issuance accrued interest on such Prologis Notes. The fair market value of publicly traded notes are generally based on sales prices, or quotes from brokers, dealers or pricing services if no sales prices are available. If neither the series of Prologis Notes nor the applicable series of Duke Realty Notes is publicly traded, the issue price of any Modified Notes of such Series of Prologis Notes will equal their principal amount. However, in certain circumstances, Modified Notes of a particular series of Prologis Notes could be treated as part of a “qualified reopening” of the Unmodified Notes of such series and be treated as part of the same issuance — with the same issue price — as such Unmodified Notes, despite what their issue price would be under the rules described above.
A debt instrument is not treated as “publicly traded” for this purpose if the outstanding principal amount of the issue that includes that debt instrument does not exceed $100 million. Debt instruments that are part of an issuance in excess of $100 million, will be treated as traded on an established market, and therefore as “publicly traded” for these purposes, if, at any time during the 31-day period ending 15 days after the issue date of such debt instruments (i.e., the exchange date), (a) a “sales price” for an executed purchase of the debt instrument appears on a medium that is made available to issuers of debt instruments, persons that regularly purchase or sell debt instruments, or persons that broker purchases or sales of debt instruments; (b) a “firm” price quote for the debt instrument is available from at least one broker, dealer or pricing service for property and the quoted price is substantially the same as the price for which the person receiving the quoted price could purchase or sell the property; or (c) there are one or more “indicative” quotes available from at least one broker, dealer or pricing service for property.
While it is not entirely clear, Prologis OP expects that each series of both the Duke Realty Notes and Prologis Notes (other than the Duke Realty September 2028 Notes and the Prologis September 2028 Notes) will likely be treated as “publicly traded” for this purpose. Consequently, because Prologis OP cannot determine the issue price of the Modified Notes (other than Prologis June 2028 Notes) until after such Modified Notes are exchanged for Duke Realty Notes, Prologis OP cannot know the issue price of such Modified Notes before the exchange date. Also, because Modified Notes may have a different issue price (i.e., the issue price described above) than Unmodified Notes of the same series (i.e., the issue price of the Duke Realty Notes exchanged), they may be treated as part of a different issuance with different fundamental tax characteristics (including original issue discount and yield) and as such, may receive different CUSIP numbers. These rules are complex and you should consult your tax advisor regarding the determination of the issue price of Modified Notes. We expect to provide information about the position we will adopt regarding the issue price of the Modified Notes on our website no later than 90 days following the date of the adoption of the Proposed Amendments.

If your tax basis in a Modified Note exceeds its face amount, you will be considered to have acquired such Prologis Note with “amortizable bond premium” equal in amount to that excess. You may elect to amortize the premium by offsetting against the interest otherwise required to be included in income in respect of the Prologis Note during any taxable year the allocable portion of such premium, determined under the constant yield method over the remaining term. In that case, your basis in such Prologis Note will be reduced by the amount of bond premium offset against interest. An election to amortize bond premium will apply to all taxable debt obligations that you then own and thereafter acquire and may be revoked only with the consent of the IRS.
The rules concerning original issue discount and amortizable bond premium are complex, and you are urged to consult your own tax advisor to determine how, and to what extent, any discount or premium will be included in your income or amortized and as to the desirability, mechanics and consequences of making any elections in connection therewith in connection with your particular circumstances.
Sale, Exchange or Other Disposition of Prologis Notes
When you sell or otherwise dispose of a Prologis Note (including a retirement or redemption) in a taxable transaction, you generally will recognize taxable gain or loss equal to the difference, if any, between:
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the cash and the fair market value of any property received, less any amount attributable to accrued interest, which to the extent you have not previously included the accrued interest in income, will be taxable in the manner described under “— U.S. Holders — Taxation of Interest, Discount and Premium on Prologis Notes”; and

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your adjusted tax basis in a Prologis Note.

Your adjusted tax basis in a Modified Note will generally equal its issue price (as described above), increased by any original issue discount included in your income with respect to the note and decreased by the amount of any payment other than stated interest with respect to the note and by the amount of any amortized bond premium. Your adjusted tax basis in an Unmodified Note will equal your adjusted basis in such Duke Realty Note prior to the exchange, again increased by any original issue discount included in your income with respect to the note and decreased by the amount of any payment other than stated interest with respect to the note and by the amount of any amortized bond premium. Gain or loss realized on the sale or other disposition of a Prologis Note will generally be capital gain or loss and will be long-term capital gain or loss if the note is held for more than one year. You are urged to consult your own tax advisors regarding the treatment of capital gains, which may be taxed at lower rates than ordinary income for taxpayers who are not corporations, and losses, the deductibility of which is subject to limitations.
Non-U.S. Holders
Taxation of Interest
Under current U.S. federal income tax laws, and subject to the discussion below, U.S. federal income and withholding tax will not apply to payments of interest on the Prologis Notes if such interest is not effectively connected with your conduct of a trade or business in the United States, you properly certify as to your foreign status as described below and:
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you do not actually or constructively own 10% or more of Prologis OP’s capital or profits interests,

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you are not a controlled foreign corporation that is related to Prologis OP within the meaning of the Code and

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you are not a bank receiving interest on an extension of credit made in the ordinary course of your trade or business.

Payments made to a non-U.S. holder which are attributable to original issue discount will generally be treated in the same manner as payments of interest.
The exemption from withholding and several of the special rules for non-U.S. holders described below generally apply only if you appropriately certify as to your foreign status. You can generally meet this certification requirement by providing a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable to Prologis OP or its paying agent. If you hold the notes through a financial institution or other agent acting on your behalf, you may be required to provide appropriate certifications to the agent. Your agent will then generally be required to provide appropriate certifications to Prologis OP or its paying agent, either directly or through other intermediaries. Special rules apply to foreign partnerships, estates and trusts, and, in certain circumstances, certifications as to foreign status of partners, trust owners or beneficiaries may have to be provided to Prologis OP or its paying agent. In addition, special rules apply to qualified intermediaries that enter into withholding agreements with the IRS.
If you cannot satisfy the requirements described above, payments of interest made to you generally will be subject to U.S. federal withholding tax at a rate of 30%, unless you provide to Prologis OP or its paying agent a properly executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable claiming an exemption from or a reduction of withholding under the benefit of a U.S. income tax treaty or you provide a properly executed IRS Form W-8ECI claiming that the payments of interest are effectively connected with your conduct of a trade or business in the United States.
Sale, Exchange or Other Disposition of Prologis Notes
You will generally not be subject to U.S. federal income tax on any gain recognized on a sale, exchange, redemption or repayment of a Prologis Note (other than any amount representing accrued but unpaid interest, which will be treated as such) unless (1) the gain is effectively connected with your conduct of a U.S. trade or business income, and, if a U.S. income tax treaty applies, is generally attributable to a U.S. “permanent establishment” you maintain (in which case the branch profits tax may also apply to a corporate non-U.S. holder), or (2) you are an individual who is present in the United States for 183 or more days in the taxable year of the disposition and certain other requirements are met.
Backup Withholding and Information Reporting
U.S. Holders
Interest payments (including original issue discount) made on, or the proceeds of the sale or other disposition of, Duke Realty Notes or Prologis Notes will be subject to information reporting. Additionally, the receipt of these payments will be subject to backup withholding of U.S. federal income tax if the recipient of those payments fails to supply an accurate taxpayer identification number or otherwise fails to establish an exemption or comply with applicable U.S. information reporting or certification requirements. Any amount withheld from a payment to a U.S. holder under the backup withholding rules is allowable as a credit against the U.S. holder’s U.S. federal income tax, provided that the required information is timely furnished to the IRS.
Non-U.S. Holders
Payments to you of interest (including original issue discount) on a note, and amounts withheld from such payments, if any, generally will be required to be reported to the IRS and to you.
Backup withholding of U.S. federal income tax generally will not apply to payments of interest (including original issue discount) on a note to you if the statement described above in “— U.S. Federal Income Tax Considerations Relating to the Prologis Notes — Non-U.S. Holders — Taxation of Interest” is duly provided by you or you otherwise establish an exemption, provided that Prologis OP does not have actual knowledge or reason to know that you are a U.S. person.
Payment of the proceeds of a sale of a note effected by the U.S. office of a U.S. or foreign broker will be subject to information reporting requirements and backup withholding unless you properly certify under penalties of perjury as to your foreign status and certain other conditions are met or you otherwise establish an exemption. Information reporting requirements and backup withholding generally will not apply to any payment of the proceeds of the sale of a note effected outside the United States by a foreign office of a broker. However, unless such a broker has documentary evidence in its records that you are a non-U.S. holder and certain other conditions are met, or you otherwise establish an exemption, information reporting will apply to a payment of the proceeds of the sale of a note effected outside the United States by such a broker if it is a:
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United States person,

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foreign person that derives 50% or more of its gross income for certain periods from the conduct of trade or business in the United States,

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controlled foreign corporation for U.S. federal income tax purposes or

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foreign partnership that, at any time during its taxable year, has more than 50% of its income or capital interests owned by United States persons or is engaged in the conduct of a U.S. trade or business.

Any amount withheld under the backup withholding rules may be credited against your U.S. federal income tax liability, if any, and any excess may be refundable if the proper information is timely provided to the IRS.
FATCA Withholding
Pursuant to the Sections 1471 through 1474 of the Code and the U.S. Treasury regulations promulgated thereunder (“FATCA”), a U.S. withholding tax at the rate of 30% is imposed on payments of interest made to non-U.S. financial institutions and certain other non-U.S. non-financial entities (including, in some instances, where such an entity is acting as an intermediary) that fail to comply with certain information reporting obligations. If an amount in respect of U.S. withholding tax were to be deducted or withheld from interest payments on the notes as a result of a Holder’s failure to comply with these rules or the presence in the payment chain of an intermediary that does not comply with these rules, neither Prologis OP nor any paying agent nor any other person would be required to pay additional amounts as a result of the deduction or withholding of such tax. As a result, Holders may receive less interest than expected. Certain countries have entered into, and other countries are expected to enter into, agreements with the United States to facilitate the type of information reporting required under FATCA. Holders should consult their own tax advisors regarding FATCA and whether it may be relevant to their purchase, ownership and disposition of the Prologis Notes.
Holders Not Exchanging in the Exchange Offers
As described above, under general principles of tax law, the modification of a debt instrument creates a deemed exchange upon which gain or loss is realized if the modified debt instrument differs materially either in kind or in extent from the original debt instrument. Under the Treasury Regulations, the modification of a debt instrument is a “significant” modification (i.e., a modification upon which gain or loss is realized) if, based on all the facts and circumstances and taking into account all modifications of the debt instrument collectively, the legal rights or obligations that are altered and the degree to which they are altered are “economically significant.” Whether holders that do not exchange their Duke Realty Notes in the appropriate exchange offers are treated as exchanging, for U.S. federal income tax purposes, their Duke Realty Notes for new Duke Realty Notes as a result of the adoption of the proposed modifications to the Duke Realty Notes (see “the Proposed Amendments”) depends on whether these transactions result in a “significant” modification of the existing Duke Realty Notes. The Treasury Regulations also provide that a modification of a debt instrument that adds, deletes or alters customary accounting or financial covenants is not a significant modification. The Treasury Regulations do not, however, define “customary accounting or financial covenants.” In the case of the adoption of the Proposed Amendments, although the issue is not free from doubt, Prologis OP intends to treat the adoption of such amendments as not constituting a significant modification of the terms of the Duke Realty Notes for U.S. federal income tax purposes, in which case a U.S. holder would not recognize any gain or loss and such U.S. holder should continue to have the same tax basis and holding period with respect to such notes as it had before the adoption of the Proposed Amendments.
If the adoption of the Proposed Amendments were treated as a significant modification of the terms of the Duke Realty Notes, however, a non-exchanging U.S. holder of such notes would be treated, for U.S. federal income tax purposes, as having exchanged its Duke Realty Notes for new Duke Realty Notes. In that event, a non-exchanging U.S. holder would recognize capital gain or loss in an amount equal to the difference between the U.S. holder’s adjusted tax basis in the Duke Realty Notes and the issue price of the new Duke Realty Notes deemed received in exchange therefor, provided that any such gain attributable to accrued but unrecognized market discount would be subject to tax as ordinary income. The deductibility of capital losses is subject to limitations. In addition, a non-exchanging U.S. holder would recognize ordinary interest income on the amount of accrued and unpaid interest on such Duke Realty Notes that such holder has not previously included in income, although such amount will not be again included in income when actually paid. The non-exchanging U.S. holder’s holding period in such new Duke Realty Notes would begin the day after the effective date of the Proposed Amendments, and the non-exchanging U.S. holder’s basis in the new Duke Realty Notes would generally equal their issue price.
A non-U.S. holder who does not exchange the Duke Realty Notes in the exchange offers will be subject to the same rules as those discussed above with respect to non-exchanging U.S. holders for purposes of determining whether the Proposed Amendments give rise to a deemed exchange. In the event that such Proposed Amendments are considered to result in a deemed taxable exchange, a non-U.S. holder will generally be taxed on any gain realized on the exchange only under the circumstances described above under “— Non-U.S. Holders of Duke Realty Notes (other than Duke Realty 2050 Notes) Validly Tendering (and not Validly Withdrawing) After the Early Expiration Date — Exchange Offers.”
Holders are urged to consult their tax advisors as to the amount, timing and character of any income, gain or loss that would be recognized for U.S. federal income tax purposes in the case of a deemed exchange and the possibility of the new Duke Realty Notes being treated as issued with original issue discount or premium.
Prologis’ Qualification and Taxation as a REIT
General.   Prologis elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its taxable year ending December 31, 1997. Prologis believes that it has been organized and has operated in a manner that allows it to qualify for taxation as a REIT under the Code commencing with its taxable year ending December 31, 1997, and Prologis currently intends to continue to be organized and operate in this manner. However, Prologis’ qualification and taxation as a REIT depend upon its ability to meet the various qualification tests imposed under the Code, including through actual annual operating results, asset composition, distribution levels and diversity of stock ownership, the results of which have not been and will not be reviewed by Prologis’ tax counsel. Accordingly, the actual results of Prologis’ operations during any particular taxable year may not satisfy those requirements, and no assurance can be given that Prologis has operated or will continue to operate in a manner so as to qualify or remain qualified as a REIT. See “— Failure to Qualify.”
The sections of the Code and the corresponding Treasury Regulations that relate to the qualification and taxation as a REIT are highly technical and complex. This summary is qualified in its entirety by the applicable Code provisions, relevant rules and Treasury Regulations promulgated under the Code, and administrative and judicial interpretations of the Code, and those rules and Treasury Regulations.
Provided Prologis qualifies for taxation as a REIT, it generally will not be required to pay federal corporate income taxes on its net income that is currently distributed to its stockholders. This treatment substantially eliminates the “double taxation” that ordinarily results from investment in a “C corporation.” Double taxation means taxation once at the corporate level when income is earned and once again at the stockholder level when that income is distributed. Prologis will, however, be required to pay federal income tax as follows:
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First, Prologis will be required to pay tax at the corporate rate on any undistributed “REIT taxable income,” including undistributed net capital gains.

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Second, if Prologis has (1) net income from the sale or other disposition of “foreclosure property” held primarily for sale to customers in the ordinary course of business or (2) other non-qualifying income from foreclosure property, Prologis will be required to pay tax at the corporate rate on this income. Foreclosure property is generally property acquired through foreclosure or after a default on a loan secured by the property or a lease of the property.

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Third, Prologis will be required to pay a 100% tax on any net income from prohibited transactions. Prohibited transactions are, in general, sales or other taxable dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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Fourth, if Prologis fails to satisfy the 75% gross income test or the 95% gross income test, as described below, but has otherwise maintained its qualification as a REIT because certain other requirements are met, Prologis will be required to pay a tax equal to (1) the greater of (A) the amount by which 75% of its gross income exceeds the amount qualifying under the 75% gross income test, and (B) the amount by which 95% of its gross income exceeds the amount qualifying under the 95% gross income test, multiplied by (2) a fraction intended to reflect Prologis’ profitability.

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Fifth, if Prologis fails to satisfy any of the REIT asset tests (other than a de minimis failure of the 5% or 10% asset tests), as described below, provided such failure is due to reasonable cause and not due to willful neglect, and Prologis nonetheless maintains its REIT qualification because of specified cure provisions, Prologis will be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the non-qualifying assets that caused Prologis to fail such test.

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Sixth, if Prologis fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or certain violations of the asset tests described below) and the violation is due to reasonable cause and not due to willful neglect, Prologis may retain its REIT qualification but it will be required to pay a penalty of $50,000 for each such failure.

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Seventh, Prologis will be required to pay a 4% excise tax to the extent it fails to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for the year, (2) 95% of its REIT capital gain net income for the year, and (3) any undistributed taxable income from prior periods.

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Eighth, if Prologis acquires any asset from a corporation that is or has been a C corporation in a transaction in which Prologis’ initial basis in the asset is less than the fair market value of the asset at the time Prologis acquires the asset, and Prologis subsequently recognizes gain on the disposition of the asset during the applicable recognition period, then Prologis will be required to pay tax at the corporate tax rate on this gain to the extent of the excess of (1) the fair market value of the asset over (2) Prologis’ adjusted basis in the asset, in each case determined as of the date on which Prologis acquired the asset. The results described in this paragraph with respect to the recognition of gain assume that the necessary parties make or refrain from making the appropriate elections under the applicable Treasury Regulations then in effect.

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Ninth, Prologis’ subsidiaries that are C corporations, including its “taxable REIT subsidiaries,” generally will be required to pay federal corporate income tax on their taxable income. See “— Ownership of Interests in Taxable REIT Subsidiaries.”

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Tenth, Prologis OP and Prologis’ other subsidiaries that are classified as partnerships for U.S. federal income tax purposes may be required to pay tax, penalties and interest in connection with an income tax audit. See “Tax Aspects of Prologis OP, the Subsidiary Partnerships and the Limited Liability Companies — Partnership Audit Rules.”

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Eleventh, Prologis will be required to pay a 100% tax on any “redetermined rents,” “redetermined deductions,” “excess interest” or “redetermined TRS service income.” In general, redetermined rents are rents from real property that are overstated as a result of services furnished by a taxable REIT subsidiary of Prologis to any of Prologis’ tenants. Redetermined deductions and excess interest generally represent amounts that are deducted by a taxable REIT subsidiary of Prologis for amounts paid to Prologis that are in excess of the amounts that would have been deducted based on arm’s length negotiations. Redetermined TRS service income generally represents income of a taxable REIT subsidiary attributable to services provided to Prologis or on its behalf that is less than the income that the taxable REIT subsidiary would have earned from such services based on arm’s length negotiations. See “— Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income” below.

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Twelfth, if Prologis fails to comply with the requirement to send annual letters to its stockholders requesting information regarding the actual ownership of its stock and the failure is not due to reasonable cause or is due to willful neglect, Prologis will be subject to a $25,000 penalty, or if the failure is intentional, a $50,000 penalty.

Requirements for Qualification as a REIT.   The Code defines a REIT as a corporation, trust or association:
(1)   that is managed by one or more trustees or directors;
(2)   that issues transferable shares or transferable certificates to evidence its beneficial ownership;
(3)   that would be taxable as a domestic corporation, but for Sections 856 through 860 of the Code;
(4)   that is not a financial institution or an insurance company within the meaning of certain provisions of the Code;
(5)   that is beneficially owned by 100 or more persons;
(6)   not more than 50% in value of the outstanding stock of which is owned, actually or constructively, by five or fewer individuals, (as defined in the Code to include certain entities) during the last half of each taxable year; and
(7)   that meets other tests, described below, regarding the nature of its income and assets and the amount of its distributions.
The Code provides that conditions (1) through (4), inclusive, must be met during the entire taxable year and that condition (5) must be met during at least 335 days of a taxable year of twelve months, or during a proportionate part of a taxable year of less than twelve months. Conditions (5) and (6) above do not apply until after the first taxable year for which an election is made to be taxed as a REIT.
For purposes of condition (6), specified tax-exempt entities are treated as individuals, except that a “look-through” exception applies with respect to pension funds.
Prologis believes that it has been organized, has operated and has issued sufficient shares of capital stock with sufficient diversity of ownership to allow it to satisfy conditions (1) through (7), inclusive, during the relevant time periods. In addition, Prologis’ charter provides for restrictions on the ownership and transfer of its shares intended to assist Prologis in continuing to satisfy the share ownership requirements described in conditions (5) and (6) above. These stock ownership and transfer restrictions may not ensure that Prologis will, in all cases, be able to satisfy the share ownership requirements described in conditions (5) and (6) above. If Prologis fails to satisfy these share ownership requirements, except as provided in the next sentence, its status as a REIT will terminate. If, however, Prologis complies with the rules contained in applicable Treasury Regulations that require it to ascertain the actual ownership of its shares and Prologis does not know, or would not have known through the exercise of reasonable diligence, that it failed to meet the requirement described in condition (6) above, Prologis will be treated as having met this requirement. See the section below entitled “— Failure to Qualify.”
In addition, Prologis may not maintain its status as a REIT unless its taxable year is the calendar year. Prologis has and intends to continue to have a calendar taxable year.
Ownership of a Partnership Interest.   Prologis owns and operates one or more properties through partnerships and limited liability companies treated as partnerships for federal income tax purposes. Treasury Regulations provide that if Prologis is a partner in a partnership, it will be deemed to own its proportionate share of the assets of the partnership based on Prologis’ interest in the partnership’s capital, subject to special rules relating to the 10% asset test described below. Prologis also will be deemed to be entitled to its proportionate share of the income of the partnership. The character of the assets and gross income of the partnership retains the same character in Prologis’ hands for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. In addition, for these purposes, the assets and items of income of any partnership in which Prologis directly or indirectly owns an interest include such partnership’s share of assets and items of income of any partnership in which it owns an interest. Thus, Prologis’ proportionate share of the assets and items of income of Prologis OP, including Prologis OP’s share of these items for any partnership in which Prologis OP owns an interest, are treated as Prologis’ assets and items of income for purposes of applying the requirements described in this prospectus, including the income and asset tests described below. A brief summary of the rules governing the federal income taxation of partnerships is provided below in “— Tax Aspects of Prologis OP, the Subsidiary Partnerships and the Limited Liability Companies.”
Prologis has direct control of Prologis OP and indirect control of some of its subsidiary partnerships, and Prologis intends to continue to operate them in a manner consistent with the requirements for qualification as a REIT. However, Prologis is a limited partner in certain partnerships. If a partnership in which Prologis owns an interest takes or expects to take actions that could jeopardize Prologis’ status as a REIT or require it to pay tax, Prologis may be forced to dispose of its interest in such entity. In addition, it is possible that a partnership could take an action that could cause Prologis to fail a REIT income or asset test, and that Prologis would not become aware of such action in time to dispose of its interest in the partnership or take other corrective action on a timely basis. In that case, Prologis could fail to qualify as a REIT unless it was entitled to relief, as described below. See “— Failure to Qualify” below. The treatment described in this paragraph also applies with respect to Prologis’ ownership of interests in limited liability companies or other entities or arrangements that are treated as partnerships for federal income tax purposes.
Ownership of Interests in Qualified REIT Subsidiaries.   Prologis owns 100% of the stock of a number of corporate subsidiaries that it believes will be treated as qualified REIT subsidiaries under the Code, and may acquire additional qualified REIT subsidiaries in the future. A corporation will qualify as a qualified REIT subsidiary if Prologis own 100% of its stock and it is not a “taxable REIT subsidiary,” as described below. A qualified REIT subsidiary is not treated as a separate corporation for federal income tax purposes. All assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary are treated as Prologis’ assets, liabilities and such items (as the case may be) for all purposes under the Code, including the REIT qualification tests. For this reason, references in this discussion to Prologis’ income and assets include the income and assets of any qualified REIT subsidiary it owns. A qualified REIT subsidiary is not required to pay federal income tax, and Prologis’ ownership of the stock of a qualified REIT subsidiary will not violate the restrictions on ownership of securities, as described below under “— Asset Tests.”
Ownership of Interests in Taxable REIT Subsidiaries.   Prologis’ taxable REIT subsidiaries are corporations other than REITs and qualified REIT subsidiaries in which it directly or indirectly holds stock, and that have made a joint election with Prologis to be treated as taxable REIT subsidiaries. A taxable REIT subsidiary also includes any corporation other than a REIT with respect to which one of Prologis’ taxable REIT subsidiaries owns more than 35% of the total voting power or value of the outstanding securities of such corporation. Other than some activities relating to lodging and health care facilities, a taxable REIT subsidiary may generally engage in any business, including the provision of customary or non-customary services to tenants of its parent REIT. A taxable REIT subsidiary is subject to federal income tax as a regular C corporation. In addition, Prologis’ taxable REIT subsidiaries may be limited in their ability to deduct interest expenses as described below under “— Limitation on Deductibility of Business Interest.”. Prologis currently holds an interest in a number of taxable REIT subsidiaries, and may acquire securities in one or more additional taxable REIT subsidiaries in the future. Prologis’ ownership of securities of taxable REIT subsidiaries will not be subject to the 5% or 10% asset tests, but will be subject to the 20% asset test, described below under “— Asset Tests.”
Affiliated REITs.   Prologis owns interests in certain corporate subsidiaries which have elected to be taxed as REITs. Provided each of these subsidiary REITs qualifies as a REIT, Prologis’ interest in each subsidiary REIT will be treated as a qualifying real estate asset for purposes of the REIT asset tests and any dividend income or gains derived by Prologis from each such subsidiary REIT will generally be treated as income that qualifies for purposes of the REIT gross income tests. To qualify as a REIT, each subsidiary REIT must independently satisfy the various REIT qualification requirements described in this summary. If a subsidiary REIT were to fail to qualify as a REIT, and certain relief provisions did not apply, such subsidiary REIT would be treated as a taxable C corporation and its income would be subject to federal income tax. In addition, a failure of a subsidiary REIT to qualify as a REIT could have an adverse effect on Prologis’ ability to comply with the REIT income and asset tests, and thus could impair its ability to qualify as a REIT.

Income Tests.   Prologis must satisfy two gross income requirements annually to maintain its qualification as a REIT. First, in each taxable year, Prologis must derive directly or indirectly at least 75% of its gross income (excluding gross income from prohibited transactions, from certain hedging transactions entered into after July 30, 2008 and from certain foreign currency gains recognized after July 30, 2008) from investments relating to real property or mortgages on real property, including “rents from real property” and, in certain circumstances, interest, or from certain types of temporary investments. Second, in each taxable year, Prologis must derive at least 95% of its gross income (excluding gross income from prohibited transactions, from certain hedges of indebtedness, from certain other hedges entered into after July 30, 2008 and from certain foreign currency gains) from (a) these real property investments, (b) dividends, interest and gain from the sale or disposition of stock or securities, or (c) any combination of the foregoing. For these purposes, the term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of all or some of the amount depends in any way on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term “interest” solely by reason of being based on a fixed percentage or percentages of receipts or sales.
Rents Prologis receives from a tenant will qualify as “rents from real property” for the purpose of satisfying the gross income requirements described above only if all of the following conditions are met:
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The amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount Prologis receives or accrues generally will not be excluded from the term “rents from real property” solely because it is based on a fixed percentage or percentages of receipts or sales;

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Prologis, or an actual or constructive owner of 10% or more of Prologis’ stock, must not actually or constructively own 10% or more of the interests in the assets or net profits of the tenant, or, if the tenant is a corporation, 10% or more of the total combined voting power of all classes of stock entitled to vote or 10% or more of the total value of all classes of stock of the tenant. Rents received from such a tenant that is also a taxable REIT subsidiary, however, will not be excluded from the definition of “rents from real property” as a result of this condition if at least 90% of the space at the property to which the rents relate is leased to third parties, and the rents paid by the taxable REIT subsidiary are substantially comparable to rents paid by other tenants for comparable space. Whether rents paid by a taxable REIT subsidiary are substantially comparable to rents paid by other tenants is determined at the time the lease with the taxable REIT subsidiary is entered into, extended, and modified, if such modification increases the rents due under such lease. Notwithstanding the foregoing, however, if a lease with a “controlled taxable REIT subsidiary” is modified and such modification results in an increase in the rents payable by such taxable REIT subsidiary, any such increase will not qualify as “rents from real property.” For purposes of this rule, a “controlled taxable REIT subsidiary” is a taxable REIT subsidiary in which Prologis owns stock possessing more than 50% of the voting power or more than 50% of the total value;

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Rent attributable to personal property leased in connection with a lease of real property must not be greater than 15% of the total rent received under the lease. If this requirement is not met, then the portion of the rent attributable to personal property will not qualify as “rents from real property;” and

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Prologis generally must not operate or manage its property or furnish or render services to its tenants, subject to a 1% de minimis exception, other than through an independent contractor from whom Prologis derives no revenue. Prologis may, however, directly perform certain services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered “rendered to the occupant” of the property. Examples of such services include the provision of light, heat, or other utilities, trash removal and general maintenance of common areas. In addition, Prologis may employ a taxable REIT subsidiary, which may be wholly or partially owned by Prologis, to provide both customary and non-customary services to its tenants without causing the rent Prologis receives from those tenants to fail to qualify as “rents from real property.” Any amounts Prologis receives from a taxable REIT subsidiary with respect to its provision of non-customary services will, however, be non-qualifying income under the 75% gross income test and, except to the extent received through the payment of dividends, the 95% gross income test.

Prologis generally does not intend to take, and as the general partner of Prologis OP, does not intend to permit Prologis OP to take, actions Prologis believes will cause it to fail to satisfy any of the rental conditions described above. However, Prologis may intentionally have taken and may intentionally continue to take actions that fail to satisfy these conditions to the extent the failure will not, based on the advice of tax counsel, jeopardize its tax status as a REIT. In addition, with respect to the limitation on the rental of personal property, Prologis has not obtained appraisals of the real property and personal property leased to tenants. Accordingly, there can be no assurance that the IRS will agree with Prologis’ determinations of value.
From time to time, Prologis may enter into hedging transactions with respect to one or more of its assets or liabilities. Prologis’ hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Income from a hedging transaction, including gain from the sale or disposition of such a transaction, that is clearly and timely identified as a hedging transaction as specified in the Internal Revenue Code will not constitute gross income and thus will be exempt from the 95% gross income test to the extent such a hedging transaction was entered into on or after January 1, 2005, and will not constitute gross income and thus will be exempt from the 75% gross income test to the extent such hedging transaction was entered into after July 30, 2008. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into on or prior to July 30, 2008 will be treated as non-qualifying income for purposes of the 75% gross income test. Income and gain from a hedging transaction, including gain from the sale or disposition of such a transaction, entered into prior to January 1, 2005 will be qualifying income for purposes of the 95% gross income test. The term “hedging transaction,” as used above, generally means (A) any transaction Prologis enters into in the normal course of its business primarily to manage risk of (1) interest rate changes or fluctuations with respect to borrowings made or to be made by Prologis to acquire or carry real estate assets, and (2) for hedging transactions entered into after July 30, 2008, currency fluctuations with respect to an item of qualifying income under the 75% or 95% gross income test (or any property which generates such income and gain) and (B) for taxable years beginning after December 31, 2015, new transactions entered into to hedge the income or loss from prior hedging transactions, where the property or indebtedness which was the subject of the prior hedging transaction was extinguished or disposed of. To the extent that Prologis does not properly identify such transactions as hedges or Prologis hedges with other types of financial instruments, or hedge other types of indebtedness, the income from those transactions is not likely to be treated as qualifying income for purposes of the gross income tests. Prologis intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.
Prologis has made investments in certain entities located outside the United States, and from time to time Prologis may acquire additional properties outside of the United States, through a taxable REIT subsidiary or otherwise. These acquisitions could cause Prologis to incur foreign currency gains or losses. Prior to July 30, 2008, the characterization of any such foreign currency gains for purposes of the REIT gross income tests was unclear, although the IRS had indicated that REITs may apply the principles of proposed Treasury Regulations to determine whether such foreign currency gain constitutes qualifying income under the REIT income tests. As a result, Prologis anticipated that any foreign currency gain it recognized relating to rents it receives from any property located outside of the United States were qualifying income for purposes of the 75% and 95% gross income tests. Any foreign currency gains recognized after July 30, 2008 to the extent attributable to specified items of qualifying income or gain, or specified qualifying assets, however, generally will not constitute gross income for purposes of the 75% and 95% gross income tests, and will be exempt from these tests.
Prologis’ taxable REIT subsidiaries may provide certain services in exchange for a fee or derive other income that would not qualify under the REIT gross income tests. Such fees and other income do not accrue to Prologis, but, to the extent its taxable REIT subsidiaries pay dividends, Prologis generally will derive its allocable share of such dividend income through its interest in Prologis OP. Such dividend income qualifies under the 95%, but not the 75%, REIT gross income test. Prologis OP may provide certain management or administrative services to Prologis’ taxable REIT subsidiaries. In addition, certain of Prologis’ subsidiaries receive fees, which may include incentive fees, in exchange for the provision of certain services to asset management clients. The fees Prologis derives as a result of the provision of such services will be non-qualifying income to Prologis under both the 95% and 75% REIT income tests. The amount of such dividend and fee income will depend on a number of factors that cannot be determined with certainty, including the level of services provided by the subsidiaries receiving fees, Prologis’ taxable REIT subsidiaries and Prologis OP. Prologis will monitor the amount of the dividend income from its taxable REIT subsidiaries and the fee income (received by certain subsidiaries) described above, and will take actions intended to keep this income, and any other non-qualifying income, within the limitations of the REIT income tests. However, there can be no guarantee that such actions will in all cases prevent Prologis from violating a REIT income test.
Prologis believes that the aggregate amount of its non-qualifying income, from all sources, in any taxable year will not exceed the limit on non-qualifying income under the gross income tests. If Prologis fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for the year if it is entitled to relief under certain provisions of the Code. Prologis generally may make use of the relief provisions if:
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following its identification of the failure to meet the 75% or 95% gross income tests for any taxable year, Prologis files a schedule with the IRS setting forth each item of its gross income for purposes of the 75% or 95% gross income tests for such taxable year in accordance with Treasury Regulations to be issued; and

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its failure to meet these tests was due to reasonable cause and not due to willful neglect.

It is not possible, however, to state whether in all circumstances Prologis would be entitled to the benefit of these relief provisions. For example, if Prologis fails to satisfy the gross income tests because non-qualifying income that it intentionally accrues or receives exceeds the limits on non-qualifying income, the IRS could conclude that its failure to satisfy the tests was not due to reasonable cause. If these relief provisions do not apply to a particular set of circumstances, Prologis will not qualify as a REIT. As discussed above in “— Prologis’ Qualification and Taxation as a REIT — General,” even if these relief provisions apply, and Prologis retains its status as a REIT, a tax would be imposed with respect to its non-qualifying income. Prologis may not always be able to comply with the gross income tests for REIT qualification despite periodic monitoring of its income.
Prohibited Transaction Income.   Any gain Prologis recognizes (including any net foreign currency gain) on the sale of property (other than foreclosure property) held as inventory or other property held primarily for sale to customers in the ordinary course of business, including its share of any such gain realized by its qualified REIT subsidiaries, partnerships or limited liability companies, will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income could also adversely affect Prologis’ ability to satisfy the income tests for qualification as a REIT. Under existing law, whether property is held as inventory or primarily for sale to customers in the ordinary course of a trade or business is a question of fact that depends on all the facts and circumstances surrounding the particular transaction. A sale of property will not be treated as a prohibited transaction if the sale meets the requirements of safe harbor provisions contained in the Code. Prologis intends to hold its properties for investment with a view to long-term appreciation, to engage in the business of acquiring, developing and owning its properties and to make occasional sales of the properties as are consistent with its investment objectives. Prologis does not believe that any of its sales were prohibited transactions, but it may not always meet the safe harbor requirements described above. The IRS may contend that one or more of these sales is subject to the 100% penalty tax.
Redetermined Rents, Redetermined Deductions, Excess Interest, and Redetermined TRS Service Income.   Any redetermined rents, redetermined deductions, excess interest or (for taxable years beginning after December 31, 2015) redetermined TRS service income Prologis generates will be subject to a 100% penalty tax. In general, redetermined rents are rents from real property that are overstated as a result of services furnished by one of Prologis’ taxable REIT subsidiaries to any of Prologis’ tenants, redetermined deductions and excess interest represent amounts that are deducted by a taxable REIT subsidiary for amounts paid to Prologis that are in excess of the amounts that would have been deducted based on arm’s length agreements, and redetermined TRS service income is income of a taxable REIT subsidiary attributable to services provided to Prologis or on its behalf that is less than the income that would have been earned from such services based on arm’s length agreements. Rents Prologis receives will not constitute redetermined rents if they qualify under the safe harbor provisions contained in the Code.
Prologis intends to deal with its taxable REIT subsidiaries on a commercially reasonable arm’s length basis, but it may not always satisfy the safe harbor provisions described above. These determinations are inherently factual, and the IRS has broad discretion to assert that amounts paid between related parties should be reallocated to clearly reflect their respective incomes. If the IRS successfully made such an assertion, Prologis would be required to pay a 100% penalty tax on the difference between an arm’s length amount and the amount actually paid.
Asset Tests.   At the close of each quarter of Prologis’ taxable year, it must also satisfy certain tests relating to the nature and diversification of its assets. First, at least 75% of the value of Prologis’ total assets, including assets held by its qualified REIT subsidiaries and its allocable share of the assets held by the partnerships and limited liability companies in which it owns an interest, must be represented by real estate assets, cash, cash items and U.S. government securities. For purposes of this test, the term “real estate assets” generally means real property (including interests in real property and interests in mortgages on real property) and shares (or transferable certificates of beneficial interest) in other REITs, as well as any stock or debt instrument attributable to the investment of the proceeds of a stock offering or a public offering of debt with a term of at least five years, but only for the one-year period beginning on the date Prologis receives such proceeds. For taxable years beginning after December 31, 2015, the term “real estate assets” also includes debt instruments of publicly offered REITs, personal property securing a mortgage secured by both real property and personal property if the fair market value of such personal property does not exceed 15% of the total fair market value of all such property, and personal property leased in connection with a lease of real property for which the rent attributable to personal property is not greater than 15% of the total rent received under the lease.
Second, not more than 25% of the value of Prologis’ total assets may be represented by securities, other than those securities included in the 75% asset test.
Third, of the investments included in the 25% asset class, and except for investments in other REITs, Prologis’ qualified REIT subsidiaries and its taxable REIT subsidiaries, the value of any one issuer’s securities may not exceed 5% of the value of Prologis’ total assets, and Prologis may not own more than 10% of the total vote or value of the outstanding securities of any one issuer except, in the case of the 10% value test, securities satisfying the “straight debt” safe harbor. Certain types of securities are disregarded as securities solely for purposes of the 10% value test, including, but not limited to, any loan to an individual or an estate, any obligation to pay rents from real property and any security issued by a REIT. In addition, solely for purposes of the 10% value test, the determination of Prologis’ interest in the assets of a partnership or limited liability company in which it owns an interest will be based on its proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.
Fourth, not more than 20% of the value of Prologis’ total assets may be represented by the securities of one or more taxable REIT subsidiaries. Through Prologis OP, Prologis owns an interest in several corporations which have jointly elected or will jointly elect with Prologis to be treated as taxable REIT subsidiaries. Some of these corporations own the stock of other corporations, which have also become taxable REIT subsidiaries. So long as each of these corporations qualifies as a taxable REIT subsidiary, Prologis will not be subject to the 5% asset test, the 10% voting securities limitation or the 10% value limitation with respect to its ownership of their securities. Prologis may acquire securities in other taxable REIT subsidiaries in the future. Prologis believes that the aggregate value of its taxable REIT subsidiaries has not exceeded and will not exceed 20% of the aggregate value of its gross assets. Prior to the election to treat these corporations as its taxable REIT subsidiaries, Prologis did not own more than 10% of the voting securities of these corporations. In addition, Prologis believes that prior to the election to treat these corporations as its taxable REIT subsidiaries, the value of the pro rata share of the securities of these corporations held by Prologis did not, in any case, exceed 5% of the total value of its assets. With respect to each issuer in which Prologis currently own securities that does not qualify as a REIT, a qualified REIT subsidiary or a taxable REIT subsidiary, Prologis believes that the value of the securities of each issuer does not exceed 5% of the total value of its assets and its ownership of the securities of each issuer complies with the 10% voting securities limitation and 10% value limitation. No independent appraisals have been obtained to support these conclusions, and there can be no assurance that the IRS will agree with Prologis’ determinations of value.
Fifth, not more than 25% of the value of Prologis’ total assets may be represented by debt instruments of publicly offered REITs to the extent those debt instruments would not be real estate assets but for the treatment of debt instruments of publicly offered REITs as real estate assets, as described above.

The asset tests must be satisfied at the close of each quarter of Prologis’ taxable year in which it (directly or through its qualified REIT subsidiaries, partnerships or limited liability companies) acquires securities in the applicable issuer, and also at the close of each quarter of Prologis’ taxable year in which it increases its ownership of securities of such issuer, including as a result of increasing its interest in Prologis OP or other partnerships and limited liability companies that own such securities, or acquire other assets. For example, Prologis’ indirect ownership of securities of each issuer will increase as a result of its capital contributions to Prologis OP or as limited partners exercise their redemption/exchange rights. After initially meeting the asset tests at the close of any quarter, Prologis will not lose its status as a REIT for failure to satisfy the asset tests at the end of a later quarter solely by reason of changes in asset values (including a change caused by changes in the foreign currency exchange rate used to value foreign assets). If Prologis fails to satisfy an asset test because it acquires securities or other property during a quarter, Prologis may cure this failure by disposing of sufficient non-qualifying assets within 30 days after the close of that quarter. For this purpose, an increase in Prologis’ interests in Prologis OP or any other partnership or limited liability company in which it directly or indirectly owns an interest will be treated as an acquisition of a portion of the securities or other property owned by that partnership or limited liability company.
Certain relief provisions may be available to Prologis if it discovers a failure to satisfy the asset tests described above after the 30 day cure period. Under these provisions, Prologis will be deemed to have met the 5% and 10% asset tests if the value of its non-qualifying assets (1) does not exceed the lesser of (a) 1% of the total value of its assets at the end of the applicable quarter or (b) $10,000,000, and (2) Prologis disposes of the non-qualifying assets or otherwise satisfies such tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued. For violations of any of the asset tests due to reasonable cause and not due to willful neglect and that are, in the case of the 5% and 10% asset tests, in excess of the de minimis exception described above, Prologis may avoid disqualification as a REIT after the 30 day cure period by taking steps including (1) the disposition of sufficient non-qualifying assets, or the taking of other actions, which allow Prologis to meet the asset tests within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury Regulations to be issued, (2) paying a tax equal to the greater of (a) $50,000 or (b) the corporate tax rate multiplied by the net income generated by the non-qualifying assets, and (3) disclosing certain information to the IRS.
Although Prologis believes that it has satisfied the asset tests and plans to take steps to ensure that it satisfies such tests for any quarter with respect to which retesting is to occur, there can be no assurance that its efforts will always be successful, or will not require a reduction in Prologis OP’s overall interest in an issuer. If Prologis fails to cure any noncompliance with the asset tests in a timely manner, and the relief provisions described above are not available, Prologis would cease to qualify as a REIT. See “— Failure to Qualify” below.
Annual Distribution Requirements.   To maintain its qualification as a REIT, Prologis is required to distribute dividends, other than capital gain dividends, to its stockholders in an amount at least equal to the sum of:
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90% of its “REIT taxable income,” and

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90% of its after tax net income, if any, from foreclosure property; minus

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the excess of the sum of certain items of its non-cash income over 5% of “REIT taxable income” as described below.

Prologis’ “REIT taxable income” is computed without regard to the dividends paid deduction and its net capital gain. In addition, for purposes of this test, non-cash income means income attributable to leveled stepped rents, original issue discount on purchase money debt, cancellation of indebtedness or a like-kind exchange that is later determined to be taxable.
In addition, if Prologis disposes of any asset it acquired from a corporation which is or has been a C corporation in a transaction in which Prologis’ initial basis in the asset is less than the fair market value of the asset at the time it acquires the asset, and such disposition occurs within five years from the date of acquisition of such asset, Prologis would be required to distribute at least 90% of the after-tax gain, if any, it recognized on the disposition of the asset, to the extent that gain does not exceed the excess of (a) the fair market value of the asset on the date Prologis acquired the asset over (b) Prologis’ adjusted basis in the asset on the date it acquired the asset.
Prologis generally must pay the distributions described above in the taxable year to which they relate, or in the following taxable year if they are declared during the last three months of the taxable year, payable to stockholders of record on a specified date during such period and paid during January of the following year. Such distributions are treated as paid by Prologis and received by its stockholders on December 31 of the year in which they are declared. In addition, at Prologis’ election, a distribution will be treated as paid in a taxable year if it is declared before Prologis timely files its tax return for that year and paid on or before the first regular dividend payment after such declaration, provided such payment is made during the twelve month period following the close of that year. Except as provided below, these distributions are taxable to Prologis’ stockholders, other than tax-exempt entities, as discussed below, in the year in which paid. This is so even though these distributions relate to the prior year for purposes of Prologis’ 90% distribution requirement. To the extent that Prologis does not distribute all of its net capital gain or distribute at least 90%, but less than 100%, of its “REIT taxable income,” as adjusted, Prologis will be required to pay tax on the undistributed amount at the regular corporate tax rate. Prologis believes it has made, and intends to continue to make, timely distributions sufficient to satisfy these annual distribution requirements. In this regard, Prologis OP’s partnership agreement authorizes Prologis, as general partner, to take such steps as may be necessary to cause Prologis OP to distribute to its partners an amount sufficient to permit Prologis to meet these distribution requirements.
Prologis expects that its “REIT taxable income” will be less than its cash flow because of depreciation and other non-cash charges included in computing its “REIT taxable income.” Accordingly, Prologis anticipates that it will generally have sufficient cash or liquid assets to enable it to satisfy the distribution requirements described above. However, from time to time, Prologis may not have sufficient cash or other liquid assets to meet these distribution requirements due to timing differences between the actual receipt of income and actual payment of deductible expenses, and the inclusion of income and deduction of expenses in determining its taxable income. If these timing differences occur, Prologis may be required to borrow funds to pay dividends or pay dividends in the form of taxable stock dividends in order to meet the distribution requirements.
Under some circumstances, Prologis may be able to rectify an inadvertent failure to meet the 90% distribution requirement for a year by paying “deficiency dividends” to its stockholders in a later year, which it may include in its deduction for dividends paid for the earlier year. Thus, Prologis may be able to avoid being taxed on amounts distributed as deficiency dividends. However, Prologis will be required to pay interest to the IRS based upon the amount of any deduction taken for deficiency dividends.
Furthermore, Prologis will be required to pay a 4% excise tax to the extent it fails to distribute during each calendar year (or in the case of distributions with declaration and record dates falling in the last three months of the calendar year, by the end of January immediately following such year) at least the sum of 85% of its REIT ordinary income for such year, 95% of its REIT capital gain income for the year and any undistributed taxable income from prior periods. Any REIT taxable income and net capital gain on which this excise tax is imposed for any year is treated as an amount distributed during that year for purposes of calculating the tax in subsequent years.
Like-Kind Exchanges.   Prologis has in the past disposed of properties in transactions intended to qualify as like-kind exchanges under the Internal Revenue Code, and may continue this practice in the future. Such like-kind exchanges are intended to result in the deferral of gain for federal income tax purposes. The failure of any such transaction to qualify as a like-kind exchange could subject Prologis to federal income tax, possibly including the 100% prohibited transaction tax, depending on the facts and circumstances surrounding the particular transaction.
Earnings and Profits Distribution Requirement.   A REIT is not permitted to have accumulated earnings and profits attributable to non-REIT years. A REIT has until the close of its first taxable year in which it has non-REIT earnings and profits to distribute all such earnings and profits. Prologis’ failure to comply with this rule would require Prologis to pay a “deficiency dividend” to its stockholders, and interest to the IRS, to distribute any remaining earnings and profits. A failure to make this deficiency dividend distribution would result in the loss of Prologis’ REIT status. See “— Failure to Qualify.”
Limitation on Deductibility of Business Interest.   Under new legislation, the deduction for net business interest is generally limited to 30% of the borrower’s adjusted taxable income (excluding non-business income, net operating losses, business interest income, and, for taxable years beginning before January 1, 2022, computed without regard to depreciation and amortization). This limitation on the deductibility of net business interest could result in additional taxable income for Prologis and its U.S. subsidiaries that are C corporations, including its taxable REIT subsidiaries, unless Prologis and its subsidiaries qualify as real estate companies and elect not to be subject to such limitation in exchange for using longer depreciation periods than may otherwise be available. The limitation on the deductibility of business interest was increased from 30% to 50% of adjusted taxable income for taxable years beginning in 2019 or 2020, provided that for partnerships the 50% limitation applied only for taxable years beginning in 2020.
Failure to Qualify
Specified cure provisions will be available to Prologis in the event that it violates a provision of the Code that would result in its failure to qualify as a REIT. Except with respect to violations of the REIT income tests and asset tests (for which the cure provisions are described above), and provided the violation is due to reasonable cause and not due to willful neglect, these cure provisions generally impose a $50,000 penalty for each violation in lieu of a loss of REIT status.
If Prologis fails to qualify for taxation as a REIT in any taxable year, and the relief provisions of the Internal Revenue Code do not apply, Prologis will be required to pay tax on its taxable income at the corporate rate. Distributions to stockholders in any year in which Prologis fails to qualify as a REIT will not be deductible by Prologis, and Prologis will not be required to distribute any amounts to its stockholders. As a result, Prologis anticipates that its failure to qualify as a REIT would reduce the cash available for distribution its stockholders. In addition, if Prologis fails to qualify as a REIT, all distributions to stockholders will be taxable as ordinary corporate dividends to the extent of Prologis’ current and accumulated earnings and profits. In this event, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends-received deduction. Unless entitled to relief under specific statutory provisions, Prologis will also be disqualified from taxation as a REIT for the four taxable years following the year during which it lost its qualification. It is not possible to state whether in all circumstances Prologis would be entitled to this statutory relief.
Tax Aspects of Prologis OP, the Subsidiary Partnerships and the Limited Liability Companies
General.   Substantially all of Prologis’ investments are held indirectly through Prologis OP and subsidiary partnerships and limited liability companies. In general, partnerships and limited liability companies that are classified as partnerships for federal income tax purposes are “pass-through” entities which are not required to pay federal income tax. Rather, partners or members of such entities are allocated their proportionate shares of the items of income, gain, loss, deduction and credit of the entity, and are potentially required to pay tax on this income, without regard to whether they receive a distribution from the entity. Prologis will include in its income its proportionate share of these partnership and limited liability company items for purposes of the various REIT income tests and in the computation of Prologis’ REIT taxable income. Moreover, for purposes of the REIT asset tests and subject to special rules relating to the 10% asset test described above, Prologis will include its proportionate share of assets held by Prologis OP and its subsidiary partnerships and limited liability companies.
Entity Classification.   Prologis’ ownership of an interest in Prologis OP involves special tax considerations, including the possibility that the IRS might challenge the status of Prologis OP or one or more of the subsidiary partnerships or limited liability companies as partnerships, as opposed to associations taxable as corporations for federal income tax purposes. If Prologis OP or one or more of the subsidiary partnerships or limited liability companies were treated as an association, they would be taxable as a corporation and therefore be required to pay an entity-level income tax. In this situation, the character of Prologis’ assets and items of gross income would change and could prevent Prologis from satisfying the asset tests and possibly the income tests. This, in turn, could prevent Prologis from qualifying as a REIT. In addition, a change in the tax status of Prologis OP or one or more of the subsidiary partnerships or limited liability companies might be treated as a taxable event, in which case, Prologis might incur a tax liability without any related cash distributions.
Treasury Regulations that apply for tax periods beginning on or after January 1, 1997, provide that a domestic business entity not otherwise organized as a corporation and which has at least two members may elect to be treated as a partnership for federal income tax purposes. Unless it elects otherwise, an eligible entity in existence prior to January 1, 1997, will have the same classification for federal income tax purposes that it claimed under the entity classification Treasury Regulations in effect prior to this date. In addition, an eligible entity which did not exist, or did not claim a classification, prior to January 1, 1997, will be classified as a partnership (or disregarded entity) for federal income tax purposes unless it elects otherwise.
An entity that is otherwise classified as a partnership may be treated as a corporation if it is deemed to be a “publicly traded partnership.” A publicly traded partnership is a partnership whose interests are traded on an established securities market or are considered readily tradable on a secondary market or the substantial equivalent thereof. Treasury Regulations provide safe harbors under which the interests in a partnership will not be considered readily tradable on a secondary market (or its substantial equivalent). In addition, a publicly traded partnership will not be treated as a corporation for tax purposes if 90% or more of its gross income consists of “qualifying income.” Qualifying income generally includes rents from real property, gain from the sale of real property, and other income that would satisfy the 95% gross income test applicable to REITs as described above. Prologis expects Prologis OP and the subsidiary partnerships and limited liability companies to qualify for one or more exemptions from treatment as a corporation under the publicly traded partnership rules. Consequently, Prologis believes that Prologis OP and the subsidiary partnerships and limited liability companies will be classified as partnerships (or disregarded entities) for federal income tax purposes. No assurance can be given, however, that the IRS would not assert that Prologis OP or a subsidiary partnership or limited liability company constitutes a publicly traded partnership or that facts and circumstances will not develop which could result in Prologis OP or a subsidiary partnership or limited liability company being treated as a publicly traded partnership that is treated as a corporation for federal tax purposes.
Allocations of Income, Gain, Loss and Deduction.   The net proceeds from Prologis’ issuance of any preferred stock will be contributed to Prologis OP in exchange for its preferred limited partnership units. In addition, to the extent Prologis issues preferred stock in exchange for preferred limited partnership units of Prologis 2, L.P., Prologis will contribute substantially all of such units to Prologis OP in exchange for additional preferred limited partnership units in Prologis OP. In each case, Prologis OP’s partnership agreement will provide for preferred distributions of cash and preferred allocations of income to Prologis with respect to these newly issued preferred units. As a consequence, Prologis will receive distributions from Prologis OP that Prologis will use to pay dividends on substantially all of the shares of preferred stock that it issues before any of the other partners in Prologis OP (other than a holder of preferred units, if such units are not then held by Prologis) receive a distribution.
In addition, if necessary, income will be specially allocated to Prologis, and losses will be allocated to the other partners of Prologis OP, in amounts necessary to ensure that the balance in Prologis’ capital account will at all times be equal to or in excess of the amount Prologis is required to pay on the preferred stock then issued by Prologis upon liquidation or redemption. Similar preferred distributions and allocations will be made for the benefit of other holders of preferred or other special limited partnership units in Prologis OP. Except as provided below, all remaining items of operating income and loss will be allocated to the holders of common units in Prologis OP in proportion to the number of units or performance units held by each such unitholder. All remaining items of gain or loss relating to the disposition of Prologis OP’s assets upon liquidation will be allocated first to the partners in the amounts necessary, in general, to equalize Prologis’ and the limited partners’ per unit capital accounts, with any special allocation of gain to the holders of performance units being offset by a reduction in the gain allocation to Prologis and to unitholders that were performance investors.
Certain limited partners have agreed to guarantee debt of Prologis OP, either directly or indirectly under limited circumstances. As a result of these guarantees, and notwithstanding the foregoing discussion of allocations of income and loss of Prologis OP to holders of units, such limited partners could under limited circumstances be allocated a disproportionate amount of gain or loss upon a liquidation of Prologis OP.

If an allocation of income of a partnership or limited liability company does not comply with the requirements of Section 704(b) of the Code and the Treasury Regulations thereunder, the item subject to the allocation will be reallocated according to the partners’ or members’ interests in the partnership or limited liability company. This reallocation will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners or members with respect to such item. Prologis OP’s allocations of taxable income and loss are intended to comply with the requirements of Section 704(b) of the Internal Revenue Code and the Treasury Regulations thereunder.
Tax Allocations With Respect to the Properties.   Under Section 704(c) of the Code, income, gain, loss and deduction attributable to appreciated or depreciated property that is contributed to a partnership or limited liability company in exchange for an interest in the partnership or limited liability company must be allocated in a manner so that the contributing partner or member is charged with the unrealized gain or benefits from the unrealized loss associated with the property at the time of the contribution. The amount of the unrealized gain or unrealized loss is generally equal to the difference between the fair market value and the adjusted tax basis of the contributed property at the time of contribution as adjusted from time to time. These allocations are solely for federal income tax purposes, and do not affect the book capital accounts or other economic or legal arrangements among the partners or members. Prologis OP was formed by way of contributions of appreciated property, i.e., property having an adjusted tax basis less than its fair market value at the time of contribution. Moreover, subsequent to the formation of Prologis OP, additional appreciated property has been contributed to it in exchange for partnership interests in Prologis OP. The Prologis OP partnership agreement requires that allocations of income, gain, loss and deduction attributable to these appreciated properties be made in a manner consistent with Section 704(c) of the Code.
Treasury Regulations issued under Section 704(c) of the Code provide partnerships and limited liability companies with a choice of several methods of accounting for book-tax differences. Prologis and Prologis OP have agreed to use the “traditional method” to account for book-tax differences for the properties initially contributed to Prologis OP and for some assets acquired subsequently. Under the “traditional method,” which is the least favorable method from Prologis’ perspective, the carryover basis of contributed interests in the properties in the hands of Prologis OP (i) could cause Prologis to be allocated lower amounts of depreciation deductions for tax purposes than would be allocated to Prologis if all contributed properties were to have a tax basis equal to their fair market value at the time of the contribution and (ii) could cause Prologis to be allocated taxable gain in the event of a sale of such contributed interests or properties in excess of the economic or book income allocated to Prologis as a result of such sale, with a corresponding benefit to the other partners in Prologis OP. An allocation described in (ii) above might cause Prologis or the other partners to recognize taxable income in excess of cash proceeds in the event of a sale or other disposition of property, which might adversely affect Prologis’ ability to comply with the REIT distribution requirements. See “— Prologis’ Qualification and Taxation as a REIT.” To the extent Prologis’ depreciation is reduced, or its gain on sale is increased, stockholders may recognize additional dividend income without an increase in distributions. Prologis and Prologis OP have not yet decided what method will be used to account for book-tax differences for properties to be acquired by Prologis OP in the future.
Any property acquired by Prologis OP in a taxable transaction will initially have a tax basis equal to its fair market value, and Section 704(c) of the Code will not apply.
Partnership Audit Rules.   The Bipartisan Budget Act of 2015 changes the rules applicable to U.S. federal income tax audits of partnerships. Under these rules (which are generally effective for taxable years beginning after December 31, 2017), among other changes and subject to certain exceptions, any audit adjustment to items of income, gain, loss, deduction, or credit of a partnership (and any partner’s distributive share thereof) is determined, and taxes, interest, or penalties attributable thereto are assessed and collected, at the partnership level. Although it is uncertain how these new rules will be implemented, it is possible that they could result in partnerships in which Prologis directly or indirectly invests being required to pay additional taxes, interest and penalties as a result of an audit adjustment, and Prologis, as a direct or indirect partner of these partnerships, could be required to bear the economic burden of those taxes, interest, and penalties even though Prologis, as a REIT, may not otherwise have been required to pay additional corporate-level taxes as a result of the related audit adjustment.

Other Tax
Prologis may be subject to state or local taxation in various state or local jurisdictions, including those in which Prologis transacts business. Prologis’ state and local tax treatment may not conform to the federal income tax consequences discussed above. This discussion does not purport to describe any aspect of the tax laws of any state, local or foreign jurisdiction.

CERTAIN CONSIDERATIONS FOR ERISA AND OTHER U.S. EMPLOYEE BENEFIT PLANS
Subject to the following discussion, the Prologis Notes may be acquired in the applicable exchange offers and held by an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and entities that are deemed to hold the assets of such plans (collectively, “ERISA Plans”) or by an individual retirement account or other plan subject to Section 4975 of the Code (together with ERISA Plans, “Plans”). A fiduciary of an ERISA Plan must determine that the acquiring and holding of a Prologis Note is consistent with its fiduciary duties under ERISA. The fiduciary of a Plan or a non-U.S. plan, governmental plan or certain church plans subject to laws similar to ERISA and Section 4975 of the Code law must also determine that its acquisition and holding of Prologis Notes does not result in a non-exempt prohibited transaction as defined in Section 406 of ERISA or Section 4975 of the Code or any similar law.
Representation
By acquiring a Prologis Note (or interest therein), each acquirer and transferee is deemed to represent and warrant that either (i) it is not acquiring the Prologis Note (or interest therein) with the assets of a Plan or (ii) the acquisition and holding of the Prologis Note (or interest therein) will not give rise to a nonexempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or a violation of any similar law.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in nonexempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Prologis Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any similar law to such investment and whether an exemption would be applicable to the purchase and holding of the Prologis Notes.

LEGAL MATTERS
Certain legal matters in connection with this offering, including the validity of the issuance of the notes, will be passed upon for us by Mayer Brown LLP, Chicago, Illinois. Certain legal matters in connection with this offering will be passed upon for the dealer managers by Sidley Austin LLP, New York, New York.
EXPERTS
Prologis
The consolidated financial statements and financial statement schedule III of Prologis, Inc. and Prologis, L.P. and subsidiaries as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting of Prologis, Inc. as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
Duke Realty
The consolidated financial statements and financial statement schedule III of Duke Realty Corporation and Duke Realty Limited Partnership as of December 31, 2021 and 2020, and for each of the years in the three-year period ended December 31, 2021, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2021 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

Prologis, L.P.
OFFERS TO EXCHANGE
ALL OUTSTANDING NOTES OF DUKE REALTY LIMITED PARTNERSHIP SPECIFIED ABOVE
AND SOLICITATIONS OF CONSENTS TO AMEND
THE RELATED INDENTURES

PROSPECTUS

The Exchange Agent and Information Agent for the Exchange Offers and the Consent Solicitations is:
D.F. King & Co., Inc.
By Facsimile (Eligible Institutions Only): (212) 709-3328 D.F. King & Co., Inc. Attention: Michael Horthman For Information or Confirmation by Telephone: (212) 232-3233	By Mail or Hand: 48 Wall Street New York, NY 10005 Attention: Michael Horthman
Toll Free: (866) 864-7961
All Others Call: (212) 269-5550
Email: duke@dfking.com
Any questions or requests for assistance may be directed to the Dealer Managers at the addresses and telephone numbers set forth below. Requests for additional copies of this Prospectus and the Letter of Transmittal may be directed to the Information Agent. Beneficial owners may also contact their custodian for assistance concerning the Exchange Offers and the Consent Solicitations.
The Dealer Managers for the Exchange Offers and the Solicitation Agents for the Consent Solicitations are:
TD Securities 1 Vanderbilt Avenue, 11th Floor New York, New York 10017 Attention: Liability Management Group Collect: (212) 827-2842 Toll-Free: (866) 584-2096 Email: LM@tdsecurities.com
Wells Fargo Securities
550 South Tryon Street, 5th Floor
Charlotte, North Carolina 28202
Attention: Liability Management Group
Collect: (704) 410-4759
Toll-Free: (866) 309-6316
Email: liabilitymanagement@wellsfargo.com